As filed with the Securities and Exchange Commission on April 13, 2006	Registration No. 333-101155

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 5
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

STRUCTURED ASSET TRUST UNIT REPACKAGINGS (SATURNSSM)
MS STRUCTURED ASSET CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-4026700
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
1585 Broadway New York, NY 10036 (212) 761-1715
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________

Matthew J. Zola
MS Structured Asset Corp.
1585 Broadway
New York, NY 10036
(212) 761-2520
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

Copies to:
Michael A. Mazzuchi, Esq.		Warren Motley, Esq.
Cleary Gottlieb Steen & Hamilton LLP		Davis Polk & Wardwell
2000 Pennsylvania Avenue, N.W.		450 Lexington Avenue
Washington, D.C. 20006		New York, NY 10017

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

__________________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Trust Units	$5,000,000,000	100%	$5,000,000,000	$460,000.42
* $460,000.42 was paid with the original filing on November 12, 2002.
(1)	Pusuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, $36,955,575 of securities that remain unsold under the Registration Statement on Form S-3 (File No. 333-64879) of the Registrant will be carried forward. All SEC filing fees relating to the Registration Statement on Form S-3 (File No. 333-64879) were previously paid.

(2)	Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

__________________

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a), may determine.

       Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (File No. 333-64879) of the Registrant.

Subject to Completion, Issued April 13, 2006

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 13, 2006)

Structured Asset Trust Unit Repackagings (SATURNS SM)

Trust [Series Name]

Issuing Entity

$________________

[Amount] [Class •]  [Callable] Units, [•%]  [Variable] Rate

[Amount] [Class •]  [Callable] Units, [•%]  [Variable] Rate

MS Structured Asset Corp.

Depositor and Sponsor

SATURNS Trust No. is offering [a single class][ classes] of Units. [Interest will accrue on the Units at rate of ____%. Distribution dates for the Class Units will occur _________ and _________.][[The Class _______ Units will receive all scheduled interest payments on the underlying securities held by the Trust received by the Trust before each distribution date, less expenses. ] [The final scheduled distribution date for the Class Units will occur on .] [The Class Units are not entitled to distributions of principal. If the underlying securities are prepaid or redeemed early, returns on the Class Units will be adversely affected and holders of the Class _____ Units may not recover their initial investment.] [Specify any call rights or other similar rights.]

The Units will represent a beneficial interest only in the underlying securities [and other trust property] described in this prospectus supplement under “Description of Trust Property” and the Units will not represent the obligations of or any interest in the depositor and sponsor, or any of its affiliates. Those underlying securities [and other trust property] will be held by the Trust. [The underlying securities have a different [denomination] [interest rate] [currency] [maturity] than do the Units. The Trust will enter into an [interest rate] [currency] derivative agreement to convert payments in respect of the underlying securities to the amounts paid in respect of the Units.]

The Units will represent a beneficial ownership interest in [the corporate debt] [equipment trust certificates] [trust preferred capital securities] [asset-backed securities] [an obligation [issued] [guaranteed by]] [certificates evidencing undivided fractional interests in] [of] [describe underlying security issuer]. For a description of the underlying securities [and other trust property], see “Description of Trust Property”.

[The interest rate for the Units is [__________% annually] [variable]]. [For a description of the interest payments on the Units, see “Summary— Interest and Principal Distributions”.]

[The Units have the benefit of credit support that includes [a financial guaranty insurance policy] [letter of credit] [guaranty] [subordination features] [Describe.]

Prior to this offering, there has been no public market for the Units. [The depositor will apply to list the Units on the [New York Stock Exchange][American Stock Exchange LLC], subject to meeting the applicable listing requirements.]

See “Risk Factors” beginning on page [•] of this prospectus supplement and on page [•] of the accompanying prospectus to read about certain factors you should consider before buying Units.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Trust
Per unit	$	$	$
Total	$	$	$

[The initial public offering price set forth above does not include accrued interest, if any. Interest on the Units will accrue from __________.]

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the Units through the facilities of The Depository Trust Company against payment in New York, New York on __________.

MORGAN STANLEY

[Date]

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Units to the public in that Relevant Member State at any time:

(a)          to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)          to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)          in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Units to the public” in relation to any Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Units to be offered so as to enable an investor to decide to purchase or subscribe for the Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Units in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated

-v-

associates, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered Units, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuer and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

-vi-

SUMMARY

In this prospectus supplement and the accompanying prospectus, the units offered by the Trust are referred to as the “Units”. By contrast, the underlying securities deposited into the Trust are referred to as the “underlying securities”, and terms such as “underlying securities purchase price”, “underlying security issuance agreement”, “underlying security issuer”, “underlying security disclosure document”, “underlying security registration statement” or other terms containing the phrase “underlying security” have related meanings. Capitalized terms used but not defined in this prospectus supplement have the meanings given to such terms in the accompanying prospectus. [An index of those defined terms can be found [on page [•] of this prospectus supplement and] on page [•] of] the accompanying prospectus].

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Depositor and Sponsor	MS Structured Asset Corp.
Trustee and Servicer	[LaSalle Bank National Association]
Trust and Issuing Entity	SATURNS Trust No. [ ]. The Trust will be formed under a trust agreement dated [ ] between the depositor and the trustee.
Units

There will be __________ class[es] of Units, class[es] __________ [and __________ ]. [The Class __ Units will be offered pursuant to this prospectus supplement.] [The Class __ Units will not be offered pursuant to this prospectus supplement.] The Units will be denominated in __________. The total principal amount of Units being issued is $__________. The Units will be issued in [book-entry form through the facilities of [the Depository Trust Company] [__________]] [definitive form] in minimum denominations of __________.

[Payment Currency	[Specify, if payment of Units may or must be made in a currency other than their specified currency.]
Underlying Securities

The depositor will deposit into the Trust [the following [fixed income] securities: __________ [a pool of securities consisting primarily of __________] [The underlying securities [have been purchased by the depositor or its affiliates in the secondary market]. See pages __________ for a description of the terms of the underlying securities.

S-1

Underlying Security Issuer

The issuer of the underlying securities is – [repeat for each]. The underlying security issuer is not participating in this offering and has no obligations under the Units. Information about [underlying security issuer] is available in filings with the SEC.

Interest and Principal Distributions

[Interest will be distributed each __________ by __________ [describe place and manner of distribution] to recordholders on __________. [The interest rate for the Units is [__________% annually] [variable]].] [Interest payments will be paid in the amounts and on the interest payment dates set forth on Annex A to this prospectus supplement, subject to their receipt by the Trust from the underlying security issuers.] The Trust will pass through interest to the holders of the Units based on payments [received by the Trust under the underlying securities] [to the Trust by the swap counterparty under the swap agreement described below.] [Distributions of interest for a given [period] will be based on the value of [specify floating rate] determined [as of the __________ day prior to the first day] [on the last day] [the “interest reset date”] [other basis of determination] of that [period] [b y the Calculation Agent under the Swap Agreement] [under the terms of the underlying securities].]

[Principal will be distributed [on a final distribution date occurring on __________ [or as the Trust receives distributions of principal on the underlying securities]]. [Describe any other distributions.] Distributions of principal on the Class __________ Units may be less than the full principal amount of the Units [depending on the value of __________] [if the Trust is required to make a termination payment under the swap agreement].]
[The Class __________Units have an amortizing principal balance. The Class __________Units will receive all scheduled payments on interest that the Trust receives on or before __________ on the underlying securities it holds. Each payment will reflect partial amortization of the principal balance of the Class __________Units and a distribution of interest at a rate of __________% annually.]

S-2

[The Class __________Units will not receive scheduled distributions of interest or principal, but will receive a distribution of the underlying securities in kind on __________.]
[If there is a default relating to the underlying securities or the underlying securities are redeemed early, the Trust will terminate and the underlying securities or proceeds of redemption will be divided between the Class __________ [and Class __________] Units. The percentage share of the underlying securities received by each class will vary based on the termination date of the Trust.] [Specify (1) the currency for any non-U.S. dollar distributions, (2) any arrangements for converting non-U.S. dollar amounts and (3) if interest rate is subject to adjustment in response to change in the rating of the Units.]
[Call Rights][Warrants]	[The Units may be called for redemption by the holder of the [call rights] [warrants] [on or after __________] at a price of __________.]
On the closing date, the [warrants][call options or other call rights] will be held by [Morgan Stanley & Co. International Limited (“MSIL”)][other initial holder]. The warrants may be sold or transferred by [initial holder] at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.
[On any business day on or after [__________] that is designated as a “call date”, the holders of [call rights] [warrants] may, upon notice of not less than [15] days ([or in the case of the announcement of any [redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of a trust wind-up event, not less than [three] days' notice, or when a tender offer for the underlying securities is pending, not less than [five] days' notice prior to the expiration of the tender offer acceptance period) but not more than [45] days prior to that call date, purchase your Units in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the call date]/[other call price].

S-3

On any business day before [__________] and after [[the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of a trust wind-up event or when a tender offer for the underlying securities is pending, the holder of [call rights] [warrants] may, in the case of receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of] a trust wind-up event, upon notice of not less than [three] days or when a tender offer of the underlying securities is pending, upon notice of not less than [five] days' notice prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that call date, purchase your Units in whole or in part at $_____ plus any accrued and unpaid distributions to the call date, provided that if the warrants are to be exercised after the announcement of any redemption or other unscheduled payment of the underlying securities and prior to such redemption or other unscheduled payment, then the call date designated by the holder of [call rights] [warrants] must be the second business day prior to such [[redemption] [repurchase] or other] unscheduled payment.
In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer [or underlying securities guarantor] of all amounts when due, all outstanding [call rights] [warrants] will be exercised automatically. The Units will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price].][Specify other procedures]
Early termination of the trust

A trust wind-up event will occur upon (i) redemption by the underlying security issuer of all underlying securities held by the trust, (ii) an underlying security default, [(iii) the early termination of all outstanding swap transactions in whole,] (iv) any excess expense event (as defined in the prospectus) or (v) where the underlying security issuer has become a disqualified issuer as described in the accompanying prospectus or any swap counterparty has become a disqualified swap counterparty as described in the accompanying prospectus (if at such time the relevant swap

S-4

counterparty is not an affiliate of the depositor). [Specify additional and different trust wind-up events.] The trust will terminate early in connection with any trust wind-up event.
[Optional Exchange

Holders of the Units have a limited right to exchange Units for corresponding portions of the underlying securities. The right to make such an exchange is subject to restrictions on advance notice, frequency and minimum amount of the exchange. [In addition, an exchanging Unitholder will be responsible for a partial termination payment under the [swap agreement][call rights.]]

[Reports to Unitholders	[Specify, if other than as described in the accompanying prospectus.]
Trustee Compensation

As compensation for and in payment of trust expenses related to its services under the trust agreement other than extraordinary trust expenses, the trustee will receive trustee fees on each distribution date in an amount equal to [amount] prior to other fees and expenses and payments on the Units. The depositor is initially responsible for payment of the trust expenses but has arranged for the trustee to act as expense administrator on behalf of the trust. The expense administrator will be responsible for paying the trustee fee and reimbursing certain other expenses of the trust. The expense administrator will receive a fee payable on each distribution date equal to [amount], which fee is payable only from available interest receipts received with respect to the underlying securities after application of such receipts to payment of accrued interest on the Units.

Use of Proceeds	[Specify, if proceeds from sale of Units will be used for purposes other than those described under “Use of Proceeds” in the accompanying prospectus.]
[Swap Counterparty	__________.]
[Swap Agreement

The swap counterparty will enter into [an interest rate swap] [a cross-currency swap] [a [call] [put] option] transaction with the Trust. The Trust [will pay to the swap counterparty the [interest] [principal] amounts the Trust receives on the underlying securities] [[will] [may

S-5

be required to] deliver to the swap counterparty the underlying securities on __________ at a price of __________]. The Trust will receive payments under the swap agreement on the same dates on which the Trust makes distributions on the Units. [The Trust will apply the payments it receives under the swap agreement to make distributions of interest [and principal] on the Units.]] [For a description of financial information related to the swap counterparty, see “Swap Agreements”.]
[Calculation Agent	__________ will act as calculation agent under the swap agreement and will calculate the value of __________ from time to time.]
[Exchange Rate Agent	__________ will act as exchange rate agent with respect to the Units and will calculate applicable rates of exchange between U.S. dollars and the specified currency.]
[Selling Agent	__________ will act as selling agent under the trust agreement.]
[Credit Support

The Units have the benefit of credit support that includes [a financial guaranty insurance policy] [letter of credit] [guaranty] [subordination features] [Describe.] All losses not covered by the credit support will be allocated to the Units.]

[Retained Interest	__________.]
Tax Status	The depositor will receive an opinion of counsel that the Trust [[should][will] be characterized as a grantor trust and][will not be characterized as an association taxable as a corporation.]
[Offering Restrictions	The [Class _______] Units are being offered only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.]
ERISA Considerations

A plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code or any governmental plan subject to any substantially similar provisions [may not purchase the Units] [must make special arrangements with the

S-6

depositor and the trustee in order to purchase the Units] [should consult with its counsel before making an investment in the Units]. See “ERISA Considerations”.
Rating	[The Units must be assigned a rating of __________ by __________ in order to be issued.]
Closing Date	On or about __________.
[Listing	Application has been made to list the Units on the _________. Trading on the __________ is expected to begin within __________ days after the completion of this offering.]
How to reach the Depositor	You may contact the Depositor’s offices at 1585 Broadway, New York, New York 10036 (telephone number (212) [761-2520].

S-7

RISK FACTORS

In addition to the risk factors discussed in the accompanying prospectus, you should carefully consider the following risk factors before buying any Units:

Absence of information

Unitholders will be exposed to the credit risk of the underlying security issuer [and] [the swap counterparty] [and] [the swap guarantor] [and] [the credit support provider]. Material information with respect to the underlying security issuer [and] [the swap counterparty] [and] [the swap guarantor] [and] [the credit support provider] is described in public filings prepared by the underlying security issuer and referred to in this prospectus supplement. In addition, this section does not contain any risk factors relating to the underlying security issuer.

No investigation of the financial condition or creditworthiness of the underlying security issuer or any of its affiliates, or of any ratings of the underlying securities, has been made by the Trust, the trustee, the depositor, Morgan Stanley or any of their affiliates, in connection with the issuance of the Units. You should consider carefully the underlying security issuer’s financial condition and its ability to make payments in respect of the underlying securities. We are not affiliated with the underlying security issuer and have not performed any due diligence investigation or review of the underlying security issuer. You should undertake an independent investigation of the underlying security issuer to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the Units.

For information regarding the material terms of the underlying securities, please refer to page [S-17].

[Unit ratings

At the time of issue, the [Class __________] [list classes] Units will be rated __________ by __________. [The ratings on the Units correspond to the ratings on the [pool of] underlying securities [and other trust property].] The [ratings of the [pool of] underlying securities [and other trust property] and the Units may change over time. There is no guaranty that any such rating will not be lowered or withdrawn by the applicable rating agency in the future, which may adversely affect the value of the Units.]

[Effect of particular features of underlying securities [call rights][warrants]

The underlying securities [can be redeemed early at the option of the underlying security issuer [on __________] [if __________]] [may amortize early as a result of __________]. [The [Units][underlying securities] may be called by the holder of the [call rights][warrants][swap counterparty]. If the [Units][underlying securities] are [redeemed early][called], [Unitholders will receive a return of principal before the scheduled maturity of the Units] [proceeds of the redemption will be divided between the Class __________ [and Class __________] Units based on the outstanding Class __________ Unit principal balance determined on the termination date.] [See “Description of Units(Amortizing distributions”. See “Risk Factors” in the prospectus.] If the underlying securities are redeemed early, the Trust [and the [call rights][warrants][swap agreement]] will terminate [, and the Trust may be requir ed to make a

S-8

termination payment under the [call rights][warrants][swap agreement.]] [See “—Liability for swap termination payments” in this section and “Risk Factors—Risks related to swap agreements” in the prospectus.]

[Prepayments will affect yield [and recovery of investment]

[A redemption of the underlying securities or exercise of the [call rights][warrants][swap agreement] may result in an early redemption of the Units at a time when reinvestment in securities with yields comparable to that of the Units is not possible. ]

[The Class __________ Units are not entitled to distributions of principal but receive interest cash flows from the underlying securities for so long as the underlying securities are outstanding. If the underlying securities are prepaid or redeemed early or the Trust is wound up early, returns on the Class __________ Units will be adversely affected. Such prepayment, redemption or wind-up may occur before holders of the Class __________ Units have recovered their initial investment.] ]

[Sensitivity to interest rates

The Class __________ Units do not receive allocations of either interest or principal until the final scheduled distribution date. The market value of the Class __________ Units from time to time will be sensitive to changes in interest rates, more so than the underlying securities. As a result, due to changes in interest rates, the price that you can realize if you decide to sell Class __________ Units may be lower than expected.]

[Currency risks

The Units are not denominated in U.S. dollars. Depreciation of __________ currency against the U.S. dollar will result in a decrease in the effective yield of the Units for an investor who pays U.S. dollars to purchase the Units. The value of the U.S. dollar in comparison to the specified currency depends on economic and political factors, the supply and demand for those currencies and government interventions, and can be highly unpredictable. [In recent years, rates of exchange between the U.S. dollar and [the specified currency] have been volatile.]

The specified currency may become unavailable, due to exchange controls or other events beyond the control of the depositor or the Trust. In those circumstances, the exchange rate agent will determine in its sole discretion when and how to make distributions on the Units. This may lead to delays until the specified currency is again available or distributions in another currency at rates determined by the exchange rate agent.

Courts in the United States customarily have not rendered judgments for money damages denominated in currencies other than U.S. dollars. In New York courts, an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the exchange rate prevailing on the date the judgment or decree is entered. That exchange rate may be different from the rate that would have applied otherwise.]

S-9

[Liability for swap termination payments

[The swap agreement] [Each swap transaction] may be terminated early if [terms to be specified.]

[At any time of early termination, the swap agreement or an individual swap transaction may have value to either the Trust or the swap counterparty; if so, the other party will be required to pay that value as a termination payment. The termination payment corresponds to (1) the estimated cost, at prevailing market values, that would be incurred by the Trust or its swap counterparty to enter into a replacement swap agreement (which cost depends on the comparative value of the remaining payments to be made by the Trust and the remaining payments to be made by the swap counterparty) or (2) the losses suffered by the Trust or its swap counterparty as a result of the termination of the swap agreement. Holders of the Units will effectively pay [will be charged] any termination payment payable by the Trust, in proportion to the amount of their investment, up to the limit of the Trust’s assets. The value of the s wap agreement may be highly volatile, and it is not possible to estimate the maximum amount of the termination payment. ]

[Conflicts of interest

[Specify any actual or potential conflicts of interest resulting from underwriter’s role in the initial distribution of underlying securities or deliverable securities under swap agreement] [Morgan Stanley and other affiliates of the depositor may commence, maintain or continue to maintain commercial relationships with respect to the underlying security issuer or its affiliates. In particular, affiliates of the depositor may provide investment banking and other financial services, and may enter into derivative transactions with, the underlying security issuer or its affiliates. Affiliates of the depositor may also hold long or short positions with respect to securities or other obligations of the underlying security issuer or its affiliates (including the underlying securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In con nection with those transactions, affiliates of the depositor may exercise or enforce rights against, and may otherwise act with respect to, the underlying security issuer or its affiliates without regard to the issuance of the Units and the related transactions described in this prospectus supplement. Any such actions might have an adverse effect on the underlying securities, the underlying security issuer or the underlying security issuer, the ability of the Trust to exercise or enforce any rights with respect to the underlying securities or the value of the Units. In the case of a bankruptcy or insolvency of the underlying security issuer or its affiliates, or any other default under securities or other obligations of the underlying security issuer or its affiliates (including the underlying securities), the interests of Unitholders with respect to underlying securities held by the Trust may be in conflict with the interests of affiliates of the depositor that have entered into transactions with the underl ying security issuer or its affiliates.]

[[                                       ], the initial swap counterparty, will also act as calculation agent under the swap agreement to be entered into by the Trust. As such, it will be responsible for calculating the respective payment obligations of the Trust and the swap counterparty under this agreement. In addition, Morgan Stanley will act as selling agent under the trust agreement in the event of a trust wind-up event. Since in most circumstances, distributions to Unitholders

S-10

following a trust wind-up event will be subordinated to any payments due to the swap counterparty under the swap agreement, the selling agent may face a conflict of interest with respect to the actions to be taken by it.]]

[High yield underlying securities — greater default risk

[For pools not represented by concentrated underlying securities:] While the Units will have an investment grade rating at time of issuance, this rating is based upon the credit quality of the underlying securities, [specify other credit support or subordination for Units]. The underlying securities [are] [include] high yield corporate debt obligations of U.S. [and other] issuers rated below investment grade. High yield debt obligations have historically experienced greater default rates than has been the case for investment grade securities. The rate of defaults on the underlying securities and the rate of recovery on any defaults may be different from those expected by the rating agencies in assigning their rating to the Units which may result in changes in the rating of the Units, losses to the Units, changes in market value of the Units or other adverse consequences to holders of the Units.

[The underlying securities are not secured by any collateral. High yield debt obligations are generally unsecured. They [are] [may also be] subordinated to other obligations of the underlying security issuer and entail greater credit and liquidity risk than is typically associated with investment grade corporate obligations. High yield obligations are often issued in connection with leveraged acquisitions or recapitalizations. In those transactions, underlying security issuers incur a substantially higher amount of indebtedness than the level at which they [would otherwise operate]/[had previously operated].

[Emerging market underlying securities— special risks

The underlying securities [include] [are] emerging market securities, and are subject to special risks. Investing in the debt of emerging markets issuers involves special credit risks not associated with investing in more established capital markets such as the United States and Western Europe. Such risks may include:

•	risks attributable to fluctuations in foreign exchange rates,
•	political, economic and diplomatic instability,
•	hyperinflation,
•	expropriation,
•	different legal systems,
•	exchange controls,
•	confiscatory taxation,
•	nationalization of private businesses, or

S-11

•	other governmental restrictions.

Foreign investments may also be subject to foreign withholding taxes or other taxes or changes in the rates or methods of taxation applicable to the Trust or the underlying security issuer.]

The underlying securities are also subject to special price volatility and liquidity risks. __________ [and other] emerging markets [has] [have] smaller capital markets with substantially less volume than [more established capital markets. As a result, emerging markets securities are generally less liquid and prices are generally more volatile][capital markets of non-emerging markets]. A limited number of issuers often represent a disproportionately large percentage of market capitalization and trading value in __________ [and other] emerging markets. In addition, large investors trading significant blocks of securities, or dealers making large dispositions of securities resulting from a failure to meet margin calls, may significantly affect price and liquidity in emerging markets.

Prospective purchasers of such Units should consult their own financial and legal advisors about risks related to investments in currencies other than U.S. dollars.

Disclosure and regulatory standards in emerging markets are often less stringent than those in other international securities markets. Many emerging market countries have a low level of monitoring and regulation of the market and market participants, and limited and uneven enforcement of existing regulations. You may be able to obtain little publicly available information about an issuer in an emerging market country. The underlying security issuer may not be subject to accounting, auditing and financial reporting standards comparable to those of companies in non-emerging markets. As a result, traditional investment measurements, such as price/earnings ratios, may not be useful when applied to the underlying security issuer and the underlying securities.]

[Alternative tax characterization

The depositor will receive an opinion of counsel that the Trust should be treated as a grantor trust for federal income tax purposes, but the Internal Revenue Service might disagree with that characterization. See “United States Federal Income Taxation” in this prospectus supplement for a discussion of the consequences of any alternative characterization of the Trust that might be asserted by the Internal Revenue Service.]

[Units may not be actively traded

The Units are not required or expected to be listed on any securities exchange or quoted on any automated quotation system. There may be little or no secondary market for the Units. [Although the Units have been approved for listing on the _________________ Exchange, it is not possible to predict whether the Units will trade in the secondary market.] Even if there is a secondary market, it may not provide significant liquidity.

S-12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before, on or after the date of this prospectus supplement and prior to the termination of the offering of the related Units or, if later, the date on which any affiliates of the depositor cease offering and selling those Units will be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents. Any statement contained in the prospectus, this prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in the prospectus, this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the prospectus or this prospectus supplement.

The depositor will provide without charge to each person, including any beneficial owner of Units, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to MS Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Secretary, Tel. [212-761-1715.]

THE TRUSTEE

[LaSalle Bank National Association] will be the trustee under the trust agreement. The Trust will not employ any other servicer or administrative agent for purposes of such administration of the trust property. The trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.

[LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of asset-backed securities. Since 1994, LaSalle has served as trustee on approximately [number] asset-backed security transactions involving assets similar to the underlying asset(s) of this transaction. As of [most recent year end], LaSalle’s portfolio of asset-backed securities transactions for which it currently serves as trustee numbers [number], with an outstanding certificate balance of approximately $_____ billion. The depositor may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at [135 So uth LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – SATURNs Trust _______] or at such other address as the trustee may designate from time to time.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the Trust. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the Units on each

S-13

distribution date. In accordance with the cashflow model and based on the underlying asset information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to Unitholders and prepare a semi-annual statement to Unitholders detailing the payments received and the activity on the underlying asset(s) during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the depositor at closing, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the depositor.]

THE TRUST AGREEMENT

The Trust will be formed under a trust agreement between the depositor and the trustee dated __________. [The trust agreement will incorporate the provisions of the Standard Terms for Trust Agreements described in the accompanying prospectus]. When the trust agreement is executed, the depositor will deposit the underlying securities into the Trust. The trustee, on behalf of the Trust, will accept the underlying securities [and credit support][and other trust property] [, enter into the swap agreement] and deliver the Units [call rights][warrants] to or in accordance with the order of the depositor.

Description of trust agreement

The following summarizes the material terms of the trust agreement to the extent that they are not described in the accompanying prospectus. A current report on Form 8-K relating to the Units containing a copy of the trust agreement as executed will be filed by the depositor with the SEC following the issuance and sale of the Units.

The property of the Trust created under the trust agreement will consist of (1) the [underlying securities/the trust property] [(exclusive of the retained interest described below, which is not part of the Trust)][subject to the warrant [Describe applicable terms]][subject to the swap agreement [Describe applicable terms]], (2) all payments on or collections in respect of the [underlying securities/the trust property] due after __________, together with any proceeds from the [underlying securities/the trust property] [, and (3) the credit support in respect of the Class __________ Units] [, and (4) the rights of the Trust under the [swap agreement with the swap counterparty][repurchase agreement with the repo counterparty] [and the related guaranty].] Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the trust agre ement and the Units.

[In the event that the trustee is required to vote the underlying securities on the basis of instructions from the Unitholders, voting rights will be allocated between the Class __________ Unitholders [and the Class __________ Unitholders] [based on the percentages in the table appearing below under “Description of the Units—Amortizing distributions”. If the date on which the relative voting rights are to be determined is not a distribution date, the percentages will be established by the calculation agent based on linear interpolation between the values on the immediately preceding and immediately following distribution dates [Describe other methodology]. ]

[Under the rules, regulations and procedures creating and affecting the Depository Trust Company (DTC) and its operations, DTC will take action permitted to be taken by a Unitholder under the trust agreement only at the direction of one or more DTC participants to whose account

S-14

the corresponding Units are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of DTC participants whose holdings of those Units evidence those voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that DTC participants whose holdings of Units evidence those voting rights, authorize divergent action. See “Description of Units—Form” in the accompanying prospectus.]

[Specify (1) any particular provisions with respect to entities acting as a custodian or administrative agent under the trust agreement, (2) any modification or amendment supplemental to those provided under “Description of Trust Agreements—Modification and waiver” in the accompanying prospectus, (3) any departure from the reports described under “Description of Trust Agreements—Reports to Unitholders” in the accompanying prospectus, (4) whether an annual accountants’ statement and statement of officers of the trustee will be prepared as described under “Description of Trust Agreements—Evidence as to compliance” in the accompanying prospectus and (5) any departure from the notice mechanism described under “Description of Trust Agreements—Notices” in the accompanying prospectus.]

Fees and expenses

As compensation for and in payment of trust expenses related to its services under the trust agreement other than extraordinary trust expenses, the trustee will receive the following trustee fees as set out in the table below on each distribution date in an amount equal to [amount]:

Fees and Expenses	General Purpose	Party Receiving Fee or Expense	Source of Funds	Distribution Priority	Amount
[insert fee or expense title]	[insert description	[insert description	[insert description	[insert description	[insert $ amount]
TOTAL:					[insert total amount]

The depositor is initially responsible for payment of the trust expenses but has arranged for the trustee to act as expense administrator on behalf of the trust. The expense administrator will be responsible for paying the trustee fee and reimbursing certain other expenses of the trust. The expense administrator will receive a fee payable on each distribution date equal to [amount], which fee is payable only from available interest receipts received with respect to the underlying securities after application of such receipts to payment of accrued interest on the Units. [Specify any particular arrangements regarding manner and priority of payment with respect to fees.]

S-15

[The “trigger amount” with respect to extraordinary trust expenses for the Trust is __________ and the maximum reimbursable amount by the depositor is__________.]

[____________ will act as expense administrator on behalf of the Trust. The depositor will be responsible for paying the trustee fee and reimbursing certain other expenses of the Trust. The Depositor will receive a fee payable on each distribution date. This fee is payable only from available interest receipts received with respect to the underlying securities [and other trust property] after application of such receipts to payment of accrued interest on the Units.]

Trust wind-up events [and liquidation events]

[The following events with respect to the underlying securities will also constitute an “underlying security default” [Specify]]. A trust wind-up event will occur upon (i) redemption by the underlying security issuer of all underlying securities held by the trust, (ii) an underlying security default, [(iii) the early termination of all outstanding swap transactions in whole,] (iv) any excess expense event (as defined in the prospectus) or (v) where the underlying security issuer has become a disqualified issuer as described in the accompanying prospectus or any swap counterparty has become a disqualified swap counterparty as described in the accompanying prospectus (if at such time the relevant swap counterparty is not an affiliate of the depositor). The trust will terminate early in connection with any trust wind-up event. [Specify additional and different trust wind-up events.] Such events will resu lt in an early winding up of the Trust] [and an early termination of the swap transaction related to the underlying securities.]

[Specify additional or different procedures upon trust wind-up event and termination]

[In the event that any trust wind-up event occurs, the Trust will sell the underlying securities, and the [proceeds from the sale of the related underlying securities and other trust property will be distributed][the related underlying securities will be distributed in kind] to the Unitholders [subject to payment of any termination payment owed to the [swap counterparty][holder of [call rights][warrants]] for the termination of the related [swap transaction][call rights][warrant]. See “Risk Factors—Risks related to swap agreements” and “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events” in the accompanying prospectus].

[The [call rights][warrants] will be exercisable, but are not required to be exercised, in connection with any trust wind-up event.]

Retained interest

The retained interest of the depositor with respect to the trust property is as follows:

__________. [Specify any allocation of interest in the trust property different from that described under “Description of Trust Agreements—Retained interest” in the accompanying prospectus.]

S-16

DESCRIPTION OF TRUST PROPERTY

General

[For underlying securities issued by a “significant obligor” as defined in Item 1101(k) of Regulation AB:]

[Approximately ____% of] [Virtually all of] [All of] the property of the Trust will consist of the __________ due __________ of __________ [, exclusive of the retained interest of [the depositor], as described above]. The underlying securities were issued under an [indenture][__________] dated __________ between the underlying security issuer and __________. The underlying securities were part of a series of securities totaling __________. The underlying securities have an amortizing principal and the underlying securities to be held by the Trust had as of __________ (the “cut-off date”) an aggregate principal amount of approximately __________.]

[The underlying securities [have been] [will be] purchased by the depositor in the secondary market (either directly or through an affiliate of the depositor) and will be deposited into the Trust. The underlying securities will not be acquired either from the underlying security issuer or its affiliates or pursuant to any distribution by or agreement with the underlying security issuer or its affiliates.] [If able to incorporate by reference third party financial information in accordance with 1100(c) of Regulation AB: All information contained in this prospectus supplement regarding the underlying securities has been derived solely from the __________ relating to the underlying securities as filed with __________ on __________. You are urged to read that __________. No investigation of the financial condition or creditworthiness of the underlying security issuer or any of its affiliates, or of any ratings of t he related underlying securities, will be made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates in connection with the issuance of the Units. Prospective purchasers of Units should carefully consider each underlying security issuer’s financial condition and its ability to make payments in respect of the related underlying securities. The depositor [, MS&Co.] and the trustee, as well as their respective affiliates, did not participate in the preparation of the __________ or other public information relating to the underlying securities in connection with the issuance of the Units, and they take no responsibility for the accuracy or completeness of the information contained in that __________ (other than the information regarding the terms of the underlying securities that is expressly set forth in this prospectus supplement).]

The depositor estimates the market price of the underlying securities, as of the business day immediately preceding the date of this prospectus supplement, as _____% of their principal amount (plus accrued interest). [This market price is based on one or more prices reported or available to the depositor for actual sales occurring on [date].][describe any other applicable means of estimation of market price]. The foregoing market price of the underlying securities does not reflect the cost or value of the swap agreements to the Trust and is not intended to indicate the market value of the Units.

The following is a description of the material terms of the underlying securities:

Title and Original Issue Date: __________

S-17

Underlying Security Issuer: __________

Aggregate Principal Amount Held By Trust: __________

Limit on Aggregate Principal Amount of Underlying Securities: __________

Interest Rate: __________

Scheduled Payment Dates: __________

Scheduled Maturity: __________

Ranking: __________ [Specify (1) any subordination provisions with respect to concentrated underlying securities and (2) the relative percentages of senior underlying securities and subordinated underlying securities, if any, in the case of underlying securities other than concentrated underlying securities.]

[Rating at Issuance: __________]

Underlying Security Issuance Agreement: __________

[Terms of Pledge, Lien or other Security Interest: __________]

[Guaranty or other Credit Support: __________]

[Currency of Denomination: __________]

[Redemption, Repurchase, Amortization or Sinking Fund Terms: __________]

[Optional Redemption Terms: __________]

Trustee or Other Agent for Underlying Security Holders: __________

[Listing: __________]

Form: __________

CUSIP: __________

Underlying Security disclosure document: __________

Underlying Security Registration Statement: __________

[Other Terms: __________]

[See also the list of material terms under “Description of Trust Property—Underlying securities” in the accompanying prospectus.]

[Add other additional material terms of underlying securities.]

S-18

[On __________ /As of the cut-off date,] the underlying securities were rated __________ by __________ [and the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto]. The rating[s] of the underlying securities [is] [are] not a recommendation to purchase, hold or sell the underlying securities or the Units, and there can be no assurance that a rating will remain in place for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency in the future. [See “Risk Factors(Unit ratings” above regarding certain considerations applicable to the ratings of the Units.]

[Available Information

[For each “significant obligor” as defined in Item 1101(k) of Regulation AB: According to publicly available documents of the underlying security issuer, the underlying security issuer is a __________, whose principal executive offices are located at __________. The business of the underlying security issuer is __________. The depositor is not an affiliate of the underlying security issuer.]

The [parent of the] underlying security issuer is subject to the informational requirements of the Exchange Act, and in accordance with those requirements files reports and other information (including financial information) with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically. [One or more classes of the underlying security issuer’s securities are also listed on the __________ and such reports and othe r information can be inspected at the offices of the __________]. In addition, those reports and other information may also be obtained from the underlying security issuer, according to [its] most recent annual report, by making a request to the underlying security issuer. [Specify any other means of obtaining current information regarding the underlying security issuer.]

This prospectus supplement does not provide information with respect to the underlying security issuer, and neither the Trust, the trustee, the depositor, Morgan Stanley nor any of their affiliates has made any investigation of the financial condition or creditworthiness of the underlying security issuer or any of its affiliates, or of any ratings of the underlying securities, in connection with the issuance of the Units. You should consider carefully the underlying security issuer’s financial condition and its ability to make payments in respect of the underlying securities. All information contained in this prospectus supplement regarding the underlying security issuer has been derived from __________. It is possible that events affecting the underlying securities or the underlying security issuer have occurred that have not yet been publicly disclosed and would affect the accuracy or completeness of the publicly available documents described above.

[[Use the following where Units are backed principally by Treasury or GSE securities]:

S-19

[The underlying securities are [issued] [guaranteed] by [the United States of America] [agency].] [Payment of the underlying securities is guaranteed by the full faith and credit of the United States of America.]

The underlying securities are obligations of the Federal National Mortgage Association or “Fannie Mae”. Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. §§ 1716 et seq. Fannie Mae originally was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. It is the largest investor in home mortgage loans in the United States.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Fannie Mae also issues mortgaged-backed certificates. Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on mortgaged-backed certificates. Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. The issuance of mortgaged-backed securities enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans. In addition, Fannie Mae offers various services to lenders and other entities for a fee. These services include issuing certain t ypes of mortgaged-backed certificates and providing technology services for originating and underwriting mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (telephone: (800) 701-4791), or at Fannie Mae’s website at www.fanniemae.com or its business to business website at www.efanniemae.com. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.]

The underlying securities are obligations of the Federal Home Loan Mortgage Association or “Freddie Mac”. Freddie Mac is a stockholder-owned financial services company chartered by Congress on July 24, 1970 under the Federal Home Loan Mortgage Corporation Act, as amended. Freddie Mac the requirements of its charter by purchasing residential mortgage loans and mortgage-related securities from mortgage lenders and securities dealers and by providing its credit guarantee of payment of principal and interest for residential mortgages originated by mortgage lenders. Through Freddie Mac’s credit guarantee activities, it securitizes mortgage loans by issuing undivided interests in pools of purchased mortgages, which are called Mortgage Participation Certificates, or “PCs”, to third-party investors. Freddie Mac also resecuritizes mortgage related securities that are issued by it or the Governme nt National Mortgage Association, or “Ginnie Mae”, as well as non-agency entities. Securities issued through Freddie Mac’s resecuritization activities are referred to as Structured Securities.

S-20

For more than three decades, Freddie Mac has been one of the largest participants in the U.S. residential mortgage market. The residential mortgage market consists of a primary mortgage market that links homebuyers and lenders and a secondary mortgage market that links lenders and investors. Freddie Mac purchases mortgage loans that finance homes in every geographic region of the U.S., including U.S. territories (Puerto Rico, Guam, U.S. Virgin Islands). By providing liquidity and efficiency in the secondary mortgage market, Freddie Mac reduces the cost of homeownership and rental housing. In the primary market, residential mortgage lenders originate or provide mortgages to homebuyers. These lenders include mortgage banking companies, commercial banks, savings banks, savings and loan associations, credit unions and state and local housing finance agencies. Lenders may choose to replenish their supply of lending capital by selling the mortgage loans they originate into the secondary mortgage market.

Freddie Mac competes in the secondary mortgage market with the Federal National Mortgage Association, or Fannie Mae, and other financial institutions that retain or securitize mortgages, such as banks, dealers and thrift institutions, and the Federal Home Loan Banks. Freddie Mac competes primarily on the basis of price, products, structure and service, by buying and selling mortgages in the form of whole loans (i.e., mortgage loans that have not been securitized) and mortgage-related securities. Freddie Mac also competes for low-cost debt funding with Fannie Mae, the Federal Home Loan Banks and other institutions that hold mortgage portfolios. Competition from these entities can vary with economic, financial market and regulatory environments.

Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac’s audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing or calling Freddie Mac-Investor Inquiry, 1551 Park Run Drive, Mail Stop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000, by email (Investor Inquiry @freddiemac.com), or at Freddie Mac’s website at www.freddiemac.com). Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.]

[The Resolution Funding Corporation is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 or “FIRREA”. The sole purpose of the Resolution Funding Corporation was to provide financing for the Resolution Trust Corporation. The Resolution Funding Corporation is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. The Resolution Funding Corporation was subject to the general oversight and direction of the Secretary of the Treasury. The day-to-day operations of the Resolution Funding Corporation are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the Federal Home Loan Banks and two members selected by the Oversight Board from among the presidents of twelve Federal Home Loan Banks.

The Resolution Trust Corporation was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the

S-21

Oversight Board. The Resolution Trust Corporation manages and resolves cases for which a receiver or conservator was appointed between January 1, 1989 through August 9, 1992. The Resolution Trust Corporation is authorized to issue nonvoting capital certificates to Resolution Funding Corporation in exchange for the funds transferred from the Resolution Funding Corporation to the Resolution Trust Corporation. The Resolution Trust Corporation was terminated in 1996.

FIRREA limited the aggregate principal amount of interest bearing obligations which may be issued by the Resolution Funding Corporation to $30 billion, which amount of obligations was issued in 1989. Pursuant to FIRREA, the net proceeds of these obligations were used to purchase nonvoting capital certificates issued by the Resolution Trust Corporation or to retire previously issued Resolution Funding Corporation obligations. Information concerning Resolution Funding Corporation may be obtained from the Resolution Funding Corporation, 11921 Freedom Drive, Suite 1000, Reston, VA 20190 (telephone: (703) 467-3621. Resolution Funding Corporation is not subject to the periodic reporting requirements of the Exchange Act.]

[The Federal Home Loan Banks constitute a system of twelve federally chartered corporations. The mission of each Federal Home Loan Bank is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions. A primary source of funds for the Federal Home Loan Banks is the proceeds from the sale to the public of debt instruments issued by the Federal Housing Finance Board, which are the joint and several obligations of all of the Federal Home Loan Banks. The Federal Home Loan Banks are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the Federal Home Loan Banks are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports that contain financial and other information about the Federal Home Loan Banks. Copies of the financial reports and other offering materials may be obtained without charge from the Marketing and Debt Services Division, Office of Finance, Federal Home Loan Banks, 11921 Freedom Drive, Suite 1000, Reston, VA 20190 (telephone: (703) 487-9500) or on the Federal Home Loan Banks’ website at www.fhlb-of.com.]

The Tennessee Valley Authority or “TVA” is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended. TVA’s objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may only be used to finance its power program.

TVA prepares an information statement annually which describes TVA, its business and operations and contains TVA’s audited financial statements. From time to time TVA prepares supplements to its information statement, which include certain unaudited financial data and other information concerning the business and operations of TVA. These documents can be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill

S-22

Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer (telephone: (865) 632-2101).]

[The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities. Through its banks and related associations, the Farm Credit System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended, and are subject to regulation by a Federal agency, the Farm Credit Administration. The Farm Credit Banks and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lead to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the Farm Credit System inst itutions are restricted solely to making loans to qualified borrowers in the agricultural sector and to certain related businesses. Moreover, the Farm Credit System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the Farm Credit System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The Farm Credit System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act (“Systemwide Debt Securities”). The Farm Credit Banks are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the Farm Credit Banks through the Federal Farm Credit Banks Funding Corporation, as agent for the Farm Credit Banks. Each Farm Credit Bank determines its participation in each issue of Systemwide Debt Securities based on its funding and operating requirements, subject to the availability of eligible collateral, to determinations by the Funding Corporation as to conditions of participation and terms of each issuance, and to Farm Credit Administration approval.

Important information regarding the Farm Credit Banks and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Farm Credit Banks Funding Corporation. This information consists of the most recent Farm Credit System annual information statement and any quarterly information statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302 (telephone: (201) 200-8000). Upon request, the Farm Credit Banks Funding Corporation will furnish, without charge, copies of the above information.]

[Set forth similar summary statement for eligible sovereign or other GSEs.]]

[Government Trust Certificates or “GTC Notes” consist of certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "notes"), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security

S-23

Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government or agencies thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the Notes.

Many issuances of GTC Notes were undertaken pursuant to Title III of the Foreign Operations, Export Financing and Related Programs Appropriations Acts (the “Appropriations Acts”), which permit borrowers to prepay certain eligible high-interest loans made by the Federal Financing Bank under the Foreign Military Sales Credit Program. The Appropriations Acts permit repayment of the Foreign Military Sales loans with the proceeds of new loans and authorize the issuance of a United States government guaranty covering no more and no less than ninety percent (90%) of the payments due on each such new loan, in accordance with the requirements of the Arms Export Control Act, as amended. It is a condition to the issuance of certificates under such program that the Defense Security Assistance Agency approve the refinancing of any such Foreign Military Sales loan.

Although 90% of all payments of principal and interest on the notes are guaranteed by the United States government or agencies thereof, and 10% of such payments are secured by securities of the United States government or agencies thereof, the GTC Notes themselves are not so guaranteed. In the event of a default on the Notes, the Trustee of the Trust would be required by the operative documents to make a claim against the United States government or an agency thereof or would be required to liquidate the collateral securing the notes.

If the borrower under the notes (the “borrower”) fails to deposit with the related trustee all amounts due on the Notes on any Note payment date (each, a “note payment date”), the Trustee will first notify the Borrower and, one business day thereafter, will send a notice to the Director of the Defense Security Assistance Agency and to the related depositary (the “GTC depositary”) setting forth the amounts due on the Notes on such note payment date and the amounts, if any, received from the Borrower. On the [11th calendar day] following the note payment date, if any amounts due on a note remain unpaid, the underlying trustee will demand payment from the Defense Security Assistance Agency on the applicable guaranty in accordance with its terms. On the day the underlying trustee receives such payment, it will instruct the GTC depositary immediately to deliver sufficient funds to pay t he amounts remaining unpaid on the note.

On the occurrence of an event of default (as defined in the related loan agreement), the underlying trustee in its discretion may proceed to protect and enforce the rights of the GTC Note holders under the underlying declaration of trust by a suit, action or other proceeding. As provided in the loan agreement, the guaranty and the GTC depositary agreement, the underlying trustee has the legal power to exercise all the rights, powers and privileges of a holder of the note.

The underlying trustee is required to take all necessary action, as permitted by the underlying declaration of trust and applicable law (i) to enforce payments due from the Defense Security Assistance Agency under the guaranty and (ii) to take possession of collateral maturing or paying interest on or prior to the note payment date on which default occurred, and to apply

S-24

such funds in accordance with the underlying declaration of trust for the benefit of holders of GTC Notes. The Trustee is required to notify the borrower upon taking the foregoing actions. Neither the underlying trust holding a note nor the Defense Security Assistance Agency has the right to accelerate payment of the note, notwithstanding any failure of the borrower to make payment on the note or other event of default with respect to the Note.

[Described with respect to GTC Notes the waiting period that must elapse before reimbursement for a default on the notes, and the delay between payment on the notes and payment on the GTC Notes that is built into the GTC Notes to protect against a delay in reimbursement.][Specify, to the extent applicable: (i) the aggregate principal amount of such GTC Notes, (ii) the coupon, if any, borne by such GTC Notes, (iii) the stated maturity of each GTC Note, (iv) the identity of each underlying obligor, and (v) the conditions under which, and the terms on which, any underlying obligation may be prepaid or redeemed prior to the stated maturity of the obligation.]]

[Underlying securities pool

[Use the following where the underlying securities consist of a pool of obligations of multiple obligors.]

The composition of the underlying securities pool and the distribution by ratings, remaining term to maturity and interest rate of the underlying securities as of the cut-off date are as set forth in Tables 1 through 5 below:

Composition Of The Underlying Securities Pool
As Of The Cut-Off Date
Number of Underlying Securities:
Aggregate Principal Balance:
Average Principal Balance:
Largest Balance:
Weighted Average Interest Rate	%
Weighted Average Original Term to Maturity	years
Weighted Average Remaining Term to Maturity:	years
Longest Remaining Term to Maturity:	years

Distribution By Industry Classification Of The Underlying Securities Pool As Of The Cut-Off Date
Industry Classification	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance

Total

S-25

Distribution By Remaining Term To Maturity Of The Underlying Securities Pool As Of The Cut-Off Date
Remaining Term to Maturity	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance

Total

Distribution By Industry Interest Rate Of The Underlying Securities Pool As Of The Cut-Off Date
Interest Rate Range	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance

Total

Distribution By Rating Of The Underlying Securities Pool As Of The Cut-Off Date
Rating	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance

Total

[As of the cut-off date, [all of] [approximately % of] such underlying securities were rated [investment grade] [specify particular rating] [weighted average rating] by at least one nationally recognized rating agency, and no obligor of any underlying security was in default in

S-26

the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of any of the underlying securities is not a recommendation to purchase, hold or sell such underlying security or the Units, and it is possible that a rating will not remain for any given period of time or that a rating will be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. [See “Risk factors(Unit ratings” in this prospectus supplement regarding certain considerations applicable to the ratings of the Units.]

Underlying security issuance agreement

The [indenture] [__________] under which the underlying securities were issued limits the underlying security issuer’s ability to engage in certain activities and transactions and requires that the underlying security issuer perform certain obligations with respect to the underlying securities.

[The following is a summary of significant restrictive, financial and other covenants under the [indenture] [__________]: __________ ].

[The following is a summary of significant events of default under the [indenture] [__________]:

[Specify (1) any remedies other than acceleration upon default and (2) any security arrangements and collateral with respect to the underlying securities.]

[As of the cut-off date, [approximately __________% of] the underlying securities were [subject to [describe any put, call or other conversion or redemption options applicable to the underlying securities as well as the nature of the obligation represented by such underlying securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral].]

[Each of the] [The] underlying securities [was] [were] [registered under the Securities Act][publicly issued].] [Each of the] [The] underlying securities are eligible for resale pursuant to Rule 144(k) under the Securities Act.]

[Repurchase agreement

The Trust will enter into a repurchase agreement with respect to the underlying securities. The repurchase agreement will be substantially in the form of the Bond Market Association Master Repurchase Agreement (1996 Version). Pursuant to the repurchase agreement, the Trust will purchase the underlying securities from [name of counterparty] under the repurchase agreement (the “repo counterparty”) on the date of issuance of the Units.

Under the repurchase agreement, the repo counterparty will pay to the Trust a [fixed rate] [floating rate based on [floating rate basis]], and the repo counterparty will be entitled to all interest income received on the underlying securities. In the event that any principal payments are made on the underlying securities prior to the stated expected payment date of principal for the underlying securities, such payments will be retained by the Trust, subject to the right of the repo counterparty to make a substitution of new underlying securities under the terms of the repurchase agreement.

S-27

The terms of the repurchase agreement, will require the repo counterparty to repurchase the underlying securities on [specify dates] [any trust wind-up event] [specified settlement dates under the swap agreement]. Upon [specify events], the repurchase agreement will be cancelled and the repo counterparty will not be required to repurchase the securities.

[The repo counterparty will have the right to replace the underlying securities with substitute underlying securities only if (i) the underlying securities would constitute disqualified underlying securities or (ii) notice is given by the underlying security issuer that a principal payment will be made on the underlying securities prior to the stated expected payment date of principal for the underlying securities. The repo counterparty will not be required to make any substitutions. [If the repo counterparty does not make a substitution in the event of a principal pre-payment, a trust wind-up event will occur at the option of the repo counterparty.] “Substitute securities” must [have a face amount equivalent to the face amount of the securities (prior to any early principal repayments)], [a rating of at least [specify]], [pay interest determined by reference to [floating rate basis]], [be denominated in [currency]], [otherwise constitute an asset of the same class and type as the initial underlying securities], [have an expected maturity and final legal maturity not later than [date]] and [other requirements].]

[Credit support

For the benefit [solely] of the [Class __________] Units, credit support will be obtained [and will constitute part of the trust property to the extent described below], in the form of [a letter of credit] [insurance policy] [reserve account] [subordination feature] [__________], as described below.

[Simultaneously with the depositor’s assignment of the trust property to the Trust, the depositor will transfer to the Trust a letter of credit from __________ in favor of the [trustee] on behalf of the Unitholders. The letter of credit will be irrevocable and will support the [timely][ultimate] remittance of amounts due with respect to the trust property]. The maximum amount that the [trustee] may draw under the letter of credit will initially be equal to __________. The initial amount of the letter of credit will be __________. Thereafter, the amount of the letter of credit with respect to any distribution date will equal [the lesser of (1) __________% of the aggregate unit principal balance outstanding on the immediately preceding distribution date (after giving effect to any payment of principal made on that preceding distribution date) but in any event not less than __________, and (2)] the amount of the letter of credit on that preceding distribution date, [plus (1) reimbursement of certain advances under the letter of credit and (2) recoveries on defaulted trust property]. The letter of credit expires on __________.] [The trustee will be obligated, in the event of a drawing on the letter of credit, to pursue appropriate remedies against the trust property and other collateral, and any realization thereon shall be paid to [__________] to the extent of any amounts owing, in the manner and priority applicable to the Units that have been paid with proceeds of the letter of credit.]

[Add description of the issuer of the letter of credit with respect to its [credit/debt] ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the issuer of the letter of credit. In addition, to the extent that the issuer of the letter of credit will be liable or contingently liable to

S-28

provide payments representing 10% or more and 20% or more of the cash flow supporting the trust property, provide or incorporate by reference financial statements and other information with respect to the issuer of the letter of credit.]

[Simultaneously with the depositor’s assignment of the trust property to the Trust, the depositor will transfer to the Trust a financial guaranty insurance policy from __________ in favor of the [trustee] on behalf of the Unitholders. The policy will guaranty scheduled payments of principal, premium (if any) and interest with respect to the [Class __________] Units. The policy expires on __________.] [The trustee will be obligated, in the event of a drawing on the policy, to pursue appropriate remedies against the trust property and other collateral, and any realization thereon shall be paid to the insurer to the extent of any amounts owing, in the manner and priority applicable to the Units that have been paid with proceeds of the policy.]

[Add language regarding the issuer of the policy with respect to its insurance strength ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the issuer of the policy. In addition, to the extent that the policy will cover payment of 20% or more of the trust property, provide or incorporate by reference financial statements and other information with respect to the issuer of the policy.]

[In the event that a disqualification event occurs with respect to the [letter of credit] [policy] [other credit support] as described in the accompanying prospectus, [[the Trust will [terminate] [liquidate] the [credit support][a trust wind-up event will occur], and the [proceeds from the sale of the related [credit support][underlying securities and other trust property] will be distributed][the underlying securities will be distributed in kind] to the Unitholders [subject to payment of any termination payment owed to the [swap counterparty][holders of the [call rights][warrants]] for the termination of the related [swap transaction][call rights][warrant]. See “Risk Factors — Risks related to swap agreements” and “Description of Trust Agreements — Trust wind-up events, liquidation events and disqualification events” in the accompanying prospectus.] [Specify any provisions for rep lacement of credit support provider].

[The depositor will establish, for the benefit of the trustee on behalf of the Unitholders, on the closing date for this offering a reserve account containing cash, letters of credit and short-term investments acceptable to the rating agency initially rating the Units in the amount of $__________. Collections with respect to the trust property that are not distributed to Unitholders will be deposited in that reserve account. Amounts so deposited in the reserve account will be used by the trustee to make payments of principal of and premium (if any) and interest on the Units to the extent that funds are not otherwise available. Immediately after any distribution date, amounts in the reserve account in excess of – [may be paid to [the depositor]] [__________].]

[Specify whether the issuer of the letter of credit or financial guaranty insurance policy, as applicable, is required to satisfy any ongoing credit rating or other requirements.] [The subordination of the Class __________Units, as described below, is designed to protect holders of the remaining classes of Units from certain losses and other shortfalls with respect to the trust property. As a result, losses and other shortfalls with respect to the trust property will be borne

S-29

by the remaining classes of Units, to the extent described below, only if those losses and other shortfalls are not so covered, or the related coverage has been exhausted.]

Realized losses will be allocated on any distribution date among the [various] class[es] of Units as follows: [__________]

[SWAP AGREEMENTS

The Trust will enter into a swap agreement with [Morgan Stanley Capital Services Inc.][Other Swap counterparty] in the form of an ISDA Master Agreement. [The swap agreement will document an interest rate swap transaction between the Trust and the swap counterparty under which the Trust will pay to the swap counterparty the [fixed rate][floating rate] coupon payments received in respect of the underlying securities and receive from the swap counterparty [floating rate][fixed rate] payments. The swap transaction will have the effect, subject to performance by the swap counterparty of its obligations under the swap agreement, of converting the coupon otherwise applicable to the underlying securities into the effective coupon which the Trust will distribute with respect to the Units.]

[The swap agreement will document a cross-currency swap transaction between the Trust and the swap counterparty under which the Trust will pay to the swap counterparty the [fixed rate][floating rate] [foreign currency][dollar] coupon and principal payments received in respect of [specified] underlying securities, and will receive from the swap counterparty [floating rate][fixed rate] [dollar][foreign currency] payments. The transaction will have the effect, subject to performance by the swap counterparty of its obligations under the swap agreement, of converting the interest rate and currency otherwise applicable to payment of interest and principal under the underlying securities into the interest rate and currency in which the Trust will make distributions with respect to the Units.]

[The swap agreement will document an option transaction between the Trust and the swap counterparty under which the Trust will [purchase a put option from] [grant a call option to] the swap counterparty with respect to the underlying securities or other trust property [, and the Trust will make a payment to the swap counterparty of __________] [, and the swap counterparty will make a payment to the Trust of __________]. [The call option will effectively reserve to the swap counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the Units or to effect a conversion of the underlying securities into the right to receive another security.] [The put option will entitle the Trust to put to the swap counterparty the underlying securities at par, thereby protecting the Trust from a decline in the market value of the underlying securities in circumstances where the underlying securities may be outstanding on the final scheduled distribution date with respect to the Units. The trust agreement will provide that the Trust will automatically exercise the put option, unless otherwise instructed according to the swap agreement by the Unitholders, if the market value of the underlying securities on the exercise date for the put option is less than the par value of the underlying securities.]

[Specify, (1) if netting may be applied to more than one transaction, (2) any circumstances (other than those described under “Description of Trust Property—Swap agreements—Modification and amendment” in the accompanying prospectus) under which the

S-30

swap agreement may be amended, (3) any arrangements for securing the obligations of the swap counterparty and (4) any events of default not described under “Description of Trust Property—Swap agreements—Defaults” in the accompanying prospectus.]

The following events constitute termination events or events of default which apply with respect to the swap agreement: [Specify].

The notional amount of the [interest rate] [currency] swap transaction will be equivalent to [the principal amount of underlying securities held by the Trust] [__________]. Payment dates and payment accrual periods under the swap agreement will match the distribution dates and interest periods on the Units. The [floating rate] applicable to payments during each period under the swap agreement will be established by the calculation agent under the swap agreement on __________ each payment date based on the value of [the [floating rate] as of the __________ day prior to the first day of the Interest period] The value of the [floating rate] will be determined by reference to __________ or in the event such [floating rate] is unavailable by reference to quotations from market makers obtained by the calculation agent under the swap agreement.

The principal economic terms of the swap transaction will be contained in a confirmation under the __________ dated __________. A current report on Form 8-K relating to the Units containing a copy of each executed confirmation under the swap agreement will be filed by the depositor with the SEC following the issuance and sale of the Units.

The material terms of the Confirmation are described below:

Effective Date:

Termination Date:

Fixed Amounts:

Fixed Rate Payer [Notional][Currency]
[Calculation] Amount:
Fixed Rate Payer:
Fixed Rate Payer
Payment Dates:
Fixed Rate:

Floating Amounts:

Floating Rate Payer [Notional][Currency]
[Calculation] Amount:

S-31

Floating Rate Payer:
Floating Rate:
Floating Rate Payer Payment Dates:
Floating Rate Option:
Designated Maturity:
Floating Rate Day Count Fraction:
Reset Dates:
[Method of Averaging:]
[Compounding:]
[Any other material terms of the Confirmation]

Calculation Agent:

Business Days:

[Describe whether the significance percentage, as calculated in accordance with Item 1114 of Regulation AB is less than 10%, at least 10% but less than 20%, or 20% or more.] [Provide financial information of entity or group of affiliated entities in accordance with Item 1115(b) of Regulation AB.]

As described in the accompanying prospectus, early termination of the swap agreement in the case of a specified early termination event may result in the Trust becoming liable for a swap termination payment, and the Trust may be required to sell underlying securities in order to pay that swap termination payment. You should consider carefully the risk factors applicable to swap agreements described under “Risk Factors — Risks related to swap agreements” in the accompanying prospectus. [Specify (1) any termination events not described under “Description of Trust Property — Swap agreements — Termination events” in the accompanying prospectus, (2) any circumstances under which the occurrence of an event of default or termination event does not lead to a termination of the swap agreement and (3) if swap counterparty’s claim on trust property will be pro-rated with claims of U nitholders, as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events” in the accompanying prospectus.]

[Guaranty of swap counterparty obligations by Morgan Stanley

[Update from regular reports if used:

Morgan Stanley will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the initial swap counterparty under the swap agreement. Pursuant to that guaranty, Morgan Stanley will agree to pay or cause to be paid all such amounts

S-32

if (1) the swap counterparty fails to punctually pay any such amount and (2) the trustee demands Morgan Stanley in writing pay such amount. Morgan Stanley will not guarantee the obligations of any assignee of the initial swap counterparty or any other person who is or becomes a swap counterparty.

Morgan Stanley is the parent company of the depositor and the indirect parent of MS&Co. In June 2002, the Company changed its name from “Morgan Stanley Dean Witter & Co.” to “Morgan Stanley”. Morgan Stanley is a global financial services firm that maintains leading market positions in each of its business segments--Institutional Securities, Individual Investor Group, Investment Management and Credit Services.

Morgan Stanley’s Institutional Securities business includes securities underwriting and distribution; financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance; sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities; principal investing, including private equity activities; and aircraft financing activities.

Morgan Stanley’s Individual Investor Group business provides comprehensive financial planning and investment advisory services designed to accommodate individual investment goals and risk profiles. The Individual Investor Group provides its clients with several investment and credit products and services, including mutual funds, insurance products, financial planning, retirement planning, personal trust and estate planning, credit management and account services.

Morgan Stanley’s Investment Management business provides global asset management products and services for individual and institutional investors through three principal distribution channels: a proprietary channel consisting of Morgan Stanley’s financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley’s institutional channel.

Morgan Stanley’s Credit Services business includes the issuance of the Discover® Classic Card, the Discover Gold Card, the Discover Platinum Card, the Morgan Stanley CardSM and other proprietary general purpose credit cards; and the operation of Discover Business Services, a proprietary network of merchant and cash access locations in the U.S.

Morgan Stanley provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers.

Morgan Stanley’s principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

The long term debt of Morgan Stanley is currently rated [__] by Moody’s Investor Services, [__] by Standard & Poor’s and [__] by Fitch [watch list][outlook]. At prescribed rates, Unitholders may obtain copies of all reports, proxy statements and other publicly available

S-33

information filed by Morgan Stanley with the SEC from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, United States of America. Information provided by or filed with the SEC by Morgan Stanley pursuant to the Exchange Act can be located by reference to SEC file number 1-11758. In addition, the SEC maintains a website that contains reports, proxy and other information regarding registrants that file electronically, such as Morgan Stanley. The address of the SEC’s website is www.sec.gov.]

DESCRIPTION OF UNITS

The Units will consist of __________ class[es] of Units, designated as __________. Each class is denominated in __________. [The Class __________ Units have in the aggregate an initial principal balance of $__________.] [The Class __________ Units do not have a principal balance but are entitled to distributions of interest based on a notional amount of __________.] [The unit principal balance of the Class __________ Units amortizes, in accordance with the schedule described under “Amortizing distributions” below.] [The Class ______ Units [are callable][may be redeemed as a result of [specify]] [The Trust will also issue Class __________ Units, which are not being offered by this prospectus supplement. The Class __________ Units will be transferred by the depositor to an affiliate on the closing date for this offering, and may be sold at any time by the depositor in accordance with the terms of the tr ust agreement.]

[The Units [(other than the Class __________ Units)] will be issued, maintained and transferred on the book-entry records of the Depositary Trust Company and its participants in minimum denominations of __________ and multiples of __________ in excess of __________.] [The Class __________ Units will be offered in registered, certificated form, in minimum percentage interests corresponding to the [initial notional amount] [initial principal balance], of __________ and integral multiples of __________. The trustee will maintain a register of the Unitholders of record and distributions in respect of the Units will be made on each distribution date to holders of record on a record date occurring on the [third business day] prior to each distribution date except that in respect of the final distribution date, when distributions will be made against presentation of Units.]

[Application has been made to list the Units on the __________. Trading on the __________ is expected to begin within __________ days after the completion of this offering.]

[Specify (1) any additional terms of the Units of a type specified under “Description of Units—General” in the accompanying prospectus, (2) any particular right of a holder to receive individually registered Units, (3) if individual Units are issuable in unusual denominations, (4) any depositary arrangements different from those described under “Description of Units—Form” in the accompanying prospectus and (5) any arrangements to make distributions to Unitholders by check or against presentation of the relevant Units.]

Interest distributions

Distribution dates for the Units will occur on [_______] and [______]. [Exact distribution dates are subject to the provisions of the trust agreement and [the underlying securities] [the swap agreement] as to shifting of payment dates where distribution dates would otherwise fall on a date which is not a business day. Specifically, if a distribution date would otherwise fall on a day which is not a business day, the payment will instead be made on the next following business

S-34

day.][ If any payment with respect to the underlying securities held by the Trust is not received by the trustee by 12 noon (New York City time) on a distribution date, the corresponding distribution on the Class A Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.] For purposes of the Units [and the swap agreement], “business days” will include __________.

[The interest rate applicable to the Units is a [fixed rate of __________% annually][variable rate].] Each period from, and including, a distribution date to, but excluding, the following distribution date will be an interest period. The Trust will pass through to the Unitholders the interest that it receives on the underlying securities. [Distributions of interest for a given period will be based on __________ as determined [on the first day] [on the last day] [other basis of determination] of that period by the calculation agent under the swap agreement. The Trust will pass through interest at this rate to the holders of the Units based on payments to the Trust by the swap counterparty under the swap agreement.] [The Units will accrue interest for each interest period based on __________ [determined as of the __________ day prior to the first day] [determined on the __________ day prior to the last day] of th at interest period by the calculation agent under the swap agreement.] [Describe any other method by which payments of interest may be determined.]

Principal distributions

Principal will be distributed on the final scheduled distribution date occurring on __________ [or as the Trust receives distributions of principal on the underlying securities it holds] [other dates][subject to their receipt by the Trust from the security issuers]. The Trust will also pass through to the Unitholders payments of principal received on the underlying securities due to any early amortization or partial redemption of the underlying securities. Distributions of principal on the Class __________ Units may be less than the full principal amount of the Units [depending on the value of __________] [if the Trust is required to make a termination payment under the swap agreement].

[Amortizing distributions

On each distribution date, commencing on __________ and ending on the final scheduled distribution date, the holders of the Class __________ Units will receive a distribution equal to any interest payment received on the underlying, [minus fees and expense reimbursements paid to the trustee]. The amount distributed will be __________% of the principal amount of the underlying securities held by the Trust. The amount will be allocated between payment of interest on the outstanding principal balance of the Class __________ Units at an interest rate of __________% annually and a partial return of principal on the Class __________ Units in accordance with the amortization schedule below. The principal balance of the Class __________ Units will be decreased on each distribution date by the amount allocated to return of principal on the Class __________ Units on that date.

[Insert amortization schedule]

Although distributions on the Class __________ Units are labeled as principal and interest, the Class __________ Units generally will not be entitled to any allocation of any

S-35

principal payments received on the underlying securities and will be paid solely from interest payments on the underlying securities.

Except in the case of an early termination of the Trust, no cash distributions will be made on the Class __________ Units until the Class __________ Unit principal balance has been reduced to zero. On the final scheduled distribution date, the holders of Class __________ Units will be entitled to a distribution of the proceeds from the sale of all of the underlying securities and other trust property held by the Trust as of such date.

If a default occurs under the underlying security issuance agreement under which the underlying securities were issued or the underlying securities are redeemed early, the Trust will terminate and the proceeds of sale or redemption will be divided between Class __________ Units [and Class __________ Units]. The percentage shares of the underlying securities received by the Class __________ [and Class __________] Units will vary, as specified in the above amortization schedule, based on the outstanding principal balance of the Class __________ Units on the date on which the Trust terminates. The Class __________ Units will receive a percentage amount of the sale or redemption proceeds equal to the ratio between the principal balance of the Class __________ Units on the date of termination and the principal amount of the underlying securities. If the date of termination is not a distribution date, the principal b alance of the Class __________ Units will be determined by the calculation agent by linear interpolation between the principal balance of the Class __________ Units principal balance on the distribution date immediately preceding and immediately succeeding such date. The Class __________ Units will receive the remaining portion of the sale or redemption proceeds.]

[Call rights][warrants]

[The Units are callable. The holder of the [call rights][warrants] has the right to purchase all or a portion of the Units at a price of __________% [and must exercise that right with respect to a minimum principal balance of __________ and integral multiples of __________] [within __________]. Each Unitholder will be entitled to receive a distribution of a pro rata share of the price paid in connection with an exercise of the [call rights][warrants].]

On the closing date, the [warrants][call options or other call rights] will be held by [Morgan Stanley & Co. International Limited (“MSIL”)][other initial holder]. The warrants may be sold or transferred by [initial holder] at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.

[On any business day on or after [__________] that is designated as a “call date”, the holders of [call rights] [warrants] may, upon notice of not less than [15] days ([or in the case of the announcement of any [redemption] [repurchase] or other] unscheduled payment of the underlying securities] or after receipt of notice of a trust wind-up event, not less than [three] days' notice, or when a tender offer for the underlying securities is pending, not less than [five] days' notice prior to the expiration of the tender offer acceptance period) but not more than [45] days prior to that call date, purchase your Units in whole [or in part] at [their stated amount plus any accrued and unpaid distributions to the call date]/[other call price].

S-36

On any business day before [__________] and after [[the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or] receipt of notice of a trust wind-up event or when a tender offer for the underlying securities is pending, the holder of [call rights] [warrants] may, in the case of receipt of notice of any [[redemption] [repurchase] or other] unscheduled payment of the underlying securities or of] a trust wind-up event, upon notice of not less than [three] days or when a tender offer of the underlying securities is pending, upon notice of not less than [five] days' notice prior to the expiration of the tender offer acceptance period, but not more than [60] days prior to that call date, purchase your Units in whole or in part at $_____ plus any accrued and unpaid distributions to the call date, provided that if the warrants are to be exercised after the announcem ent of any redemption or other unscheduled payment of the underlying securities and prior to such redemption or other unscheduled payment, then the call date designated by the holder of [call rights] [warrants] must be the second business day prior to such [[redemption] [repurchase] or other] unscheduled payment.

In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer [or underlying securities guarantor] of all amounts when due, all outstanding [call rights] [warrants] will be exercised automatically. The Units will be purchased at [their stated amount plus any accrued and unpaid distributions to the exercise date]/[other call price].][Specify other procedures]

[Voting rights

[At all times,] [Subject to the immediately following paragraph,] __________% of all voting rights related to the Units are allocated among the holders of the Class __________ Units [and the Class __________ Units] in proportion to the outstanding principal balances [or notional amounts, if applicable,] of Units held by them and __________% of all voting rights related to the Units are allocated among the holders of the Class __________ Units in proportion to the outstanding principal balances [or notional amounts, if applicable.] [Specify whether and under what circumstances voting will be class by class].

[Specify conditions, if any, under which allocation of voting rights would change from the foregoing percentages.]]

[Specify any applicable maturity and yield considerations other than those described under “Description of Trust Property—Underlying securities—Maturity and yield considerations” in the accompanying prospectus.]]

UNITED STATES FEDERAL INCOME TAXATION

The discussion under the heading “United States Federal Income Taxation” herein represents the opinion of [ ] with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the closing date. This discussion should be read in conjunction with the discussion contained in the prospectus under “United States Federal Income Taxation”.

[Discuss partnership or FASIT treatment, if applicable.]

S-37

The Trust will not be characterized as an association taxable as a corporation [and will be treated as a grantor trust] for U.S. federal income tax purposes.

Each Unitholder will be treated, for U.S. federal income tax purposes, as if it had [(1)] purchased its pro rata share of the underlying securities [and (2)][granted a call option to the swap counterparty in respect of those underlying securities in exchange for a premium equal to the fair market value of such option][purchased a put option from the swap counterparty in exchange for a premium equal to the fair market value of such option][entered into a “notional principal contract” with the swap counterparty [that contemplates the payment of a swap premium (as defined in the prospectus) [to the swap counterparty][by the swap counterparty]]].

Accordingly, a Unitholder’s initial basis in its pro rata share of the underlying securities will equal the [sum of][difference between] its cost for the Units and its pro rata share of such [Swap Premium][option premium]. See the discussion in the accompanying prospectus under “United States Federal Income Taxation—Allocation of basis and sales proceeds”.

[The Trust will not identify the underlying securities and the swap agreement as part of an integrated transaction within the meaning of Treasury Regulations Section 1.1275-6, and the following discussion assumes that the underlying securities and the swap agreement are not integrated. Accordingly, a U.S. Unitholder (as defined in the prospectus) should consult the discussion under “United States Federal Income Taxation—Taxation of underlying securities” and “United States Federal Income Taxation—Taxation of the swap agreement” concerning the treatment of the underlying securities and the swap agreement as separate transactions for U.S. federal income tax purposes. A U.S. Unitholder should consult its own tax advisor regarding the availability and consequences of integration of the underlying securities and swap agreement. See the prospectus under “United States Federal Income Taxation—Taxation of underlying securities and swap agreement as an integrated transaction”.][Discuss consequences of integration election, if applicable.]

[Interest on the Units will be included in income as ordinary interest income (and not as original issue discount) as it is paid or accrued, in accordance with the U.S. Unitholder’s method of accounting. [Discuss any special features, including original issue discount, contingent debt, or foreign currency gain or loss.]]

[A U.S. Unitholder’s basis in the underlying securities will be less than the stated redemption price at maturity of the underlying securities. Accordingly, the Trust will be considered to have acquired the underlying securities with “market discount”. For a discussion of the treatment of market discount, see “United States Federal Income Taxation—Taxation of the underlying securities—Market discount” in the prospectus.] [A U.S. Unitholder’s basis in the underlying securities will exceed the principal amount of the underlying securities. Accordingly, the Trust will be considered to have acquired the underlying securities with “amortizable bond premium”. For a discussion of the treatment of amortizable bond premium, see “United States Federal Income Taxation—Taxation of the underlying securities—Acquisition premium and amortizable bond premium” ; in the prospectus.]

[Although the Units are expected to trade “flat” (without a specific allocation to accrued interest), for U.S. federal income tax purposes a portion of the amount realized on sale will be

S-38

treated as a payment of accrued interest and taxed as an interest payment to the extent such amount has not already been included in income.]

[As discussed above, for U.S. federal income tax purposes a U.S. Unitholder will be treated as having [received][paid] option premium [from][to] the swap counterparty. The option premium will be taken into account as [an additional amount realized][a reduction of the amount realized] when the option is settled or otherwise terminated as to the U.S. Unitholder, including by disposition through sale of the Units.]

[A U.S. Unitholder’s ownership interest in the underlying securities and related position under the swap agreement will constitute a straddle for U.S. federal income tax purposes, assuming the underlying securities are considered to be “actively traded”, which is likely to be the case. Under the straddle rules, any capital gain or loss realized upon a sale, redemption or other disposition of a Unit will be short term capital gain or loss without regard to the length of time that the holder has held the Unit. See “United States Federal Income Taxation—Straddle rules” in the prospectus.]

[A prospective purchaser of the Units should read the tax disclosure in the underlying security prospectus for a description of the U.S. federal income tax consequences of purchasing, holding and disposing of the underlying securities.]

ERISA CONSIDERATIONS

[Specify applicable ERISA restrictions][Other applicable restrictions and considerations]

PLAN OF DISTRIBUTION

[Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date hereof (the “underwriting agreement”), [each of] [the] [the depositor and the underwriter[s] for the offering (the “underwriter[s]”) named below, [for whom Morgan Stanley & Co. Incorporated, which we refer to as “MS&Co.”, is acting as global representative,] have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of Units set forth opposite their names below:

Name	Principal amount of units
Morgan Stanley & Co. Incorporated
[ ]
[ ]
[ ]
[ ]

Total

S-39

[The underwriters initially propose to offer part of the Units directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of [ ]% of the principal amount of the Units. The underwriters may allow, and those dealers may reallow, a concession not in excess of [ ]% of the principal amount of the Units to certain other dealers. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the underwriters.

This prospectus supplement and the accompanying prospectus may be used by MS&Co., an affiliate of the depositor, and other affiliates of ours in connection with offers and sales of the Units in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. MS&Co. and such other affiliates of ours may act as principal or agent in such transactions.

The underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

In order to facilitate the offering of the Units, the certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Units or any other securities the prices of which may be used to determine payments on the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Units in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of the Units compared to the price available under the overallotment option. The underwriters may also sell Units or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Units or any other securities in the open market to stabilize the price of the Units or of any other securities. Finally, in any offering of Units through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Units in the offering, if the syndicate repurchase s previously distributed Units to cover syndicate short positions or to stabilize the price of Units. Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

S-40

Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any such affiliate will be named, and its affiliation with the underwriters described, in the applicable prospectus supplement. Also, MS&Co., affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units. Neither MS&Co, nor its affiliates is obligated to do so, however, and the agents may discontinue making a market at any time without notice. The underwriters, their affiliates or agents may use this prospectus in connection with any of those transactions. No assurance can be given as to the liquidity of any trading market for the Units.

[The Units are a new issue of securities with no established trading market. The depositor has been advised by the underwriter[s] that the underwriter[s] intend[s] to make a market in the Units but [is] [are] not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Units.]

The depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $__________.

The depositor has agreed to indemnify the [several] underwriter[s] against certain liabilities, including liabilities under the Securities Act.]

[AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]

[Description of whether, and how, the sponsor, depositor or issuing entity is an affiliate of any of the trustee, significant obligor, swap counterparty, credit support provider, or other material party related to the Units contemplated by Item 1100(d)(1) of Regulation AB (each a “Relevant Party”), as well as, to the extent known and material, if so, and how, any of such Relevant Parties are affiliates of each other (in each case unless separately described in another section of the base prospectus or this supplement)]

[Description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions included in the issuance of the Units, between the sponsor, depositor or issuing entity and any of the Relevant Parties, or any affiliates of such Relevant Parties, that currently exists or that existed during the past two years and that is material to an understanding of the Units.]

[LEGAL PROCEEDINGS]

[Brief description of (i) any legal proceedings pending against any Relevant Party, or of which any property of the foregoing is the subject, that is material to the Unitholders and (ii) any such proceedings known to be contemplated by governmental authorities.]

LEGAL MATTERS

Certain legal matters relating to the Units will be passed upon for the depositor and the underwriter[s] by [Cleary Gottlieb Steen & Hamilton LLP, Washington, D.C.].]

S-41

INDEX OF DEFINED TERMS

[Provide index of defined terms for applicable prospectus supplement]

S-42

Subject to Completion, Issued April 13, 2006

PROSPECTUS

$5,000,000,000

MS Structured Asset Corp.

Depositor and Sponsor

Structured Asset Trust Unit Repackagings (SATURNSSM)

Issuable in Series

The Structured Asset Trust Unit Repackagings or “SATURNS” described in this prospectus, which we refer to in this prospectus as the Units, will be offered from time to time in one or more series, and in one or more classes within each such series, denominated in U.S. dollars or in one or more foreign currencies. Units of each series and class will be offered on terms to be determined at the time of sale as described in the applicable prospectus supplement.

The issuing entity for each series of Units will be a separate trust (each a “Trust”) and the Units of each series will represent beneficial interests in one or more debt, asset-backed or other fixed income securities or loans, together with, if specified in the applicable prospectus supplement, rights under swap or other derivative agreements or other assets held by such Trust If specified in the applicable prospectus supplement, the trust property for a particular series of Units may also include, or the holders of those Units may have the benefit of, a combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due under the Units.

The trust property with respect to a particular series of Units will be deposited into the Trust under, and the Trust will be formed pursuant to, a trust agreement to be entered into between MS Structured Asset Corp., as depositor, and the trustee specified in the applicable prospectus supplement. Each class of Units of any series will represent the right, which may be senior to those of one or more other classes of that series, to receive specified portions of payments of principal, interest and certain other amounts on the trust property in the manner described in this prospectus or the applicable prospectus supplement.

The Units represent interests in the related Trust only and do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, Morgan Stanley & Co. Incorporated, which we refer to as MS&Co., the trustee or any of their affiliates. The Units represent beneficial ownership interests only in the underlying securities, the swap agreements (if any) and any other trust property and will not represent the obligations of or any interest in the depositor and sponsor, or any of its affiliates.

See “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying the Units.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

, 2006

Page

PROSPECTUS SUPPLEMENTS	1
RISK FACTORS	3
Limited Recourse	3
Limited Liquidity	3
Priority of Other Claims	4
Dependence on Underlying Securities	4
Dependence on Available Public Reports	5
Reinvestment Risk	6
Passive Vehicle	7
Risks Related to Swap Agreements	7
Trust Wind-Up Events	10
AVAILABLE INFORMATION	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11
REPORTS TO UNITHOLDERS	11
IMPORTANT CURRENCY INFORMATION	12
USE OF PROCEEDS	12
THE DEPOSITOR AND SPONSOR	12
THE ISSUING ENTITIES	13
THE TRUSTEE	14
Trustee as servicer	15
DESCRIPTION OF TRUST AGREEMENTS	15
General	15
Collections on underlying securities	15
Certain matters regarding the depositor and the trustee	15
Retained interest	16
Security interest of swap counterparty	17
Modification and waiver	17
Reports to Unitholders	18
Evidence as to compliance	19
Notices	20
Replacement units	20
Trust wind-up events, liquidation events and disqualification events	21
Delisting of Units	21
Sale of trust property, security party rights	26

-i-

Distribution to Unitholders; termination	26
Trustee	27
Trustee compensation and expenses; liability and indemnification	28
Trustee compliance certifications and reports	29
Governing law	30
DESCRIPTION OF TRUST PROPERTY	30
General	30
Underlying securities	30
Underlying security issuance agreements	35
Swap agreements	39
Repurchase agreements	45
Credit support	46
DESCRIPTION OF UNITS	47
General	47
Distributions	50
Interest on Units	51
Principal of Units	58
Foreign currency Units	58
Multi-currency Units	58
Call rights and warrants	58
Optional exchange	59
Ratings	61
Form	62
Voting of securities, modification of underlying security issuance agreements	65
Early distribution of trust property	66
Reports in relation to the Units	66
UNITED STATES FEDERAL INCOME TAXATION	67
Classification of the Trust	68
Taxation under grantor trust rules	68
Allocation of basis and sales proceeds	68
Tax consequences to U.S. Unitholders	69
Taxation of underlying securities	70
Taxation to the swap agreement	73
Other characterizations of the underlying securities and swap agreement	75
Straddle rules	76
Foreign currency rules	76

-ii-

Taxation of underlying securities and swap agreement as an integrated transaction	78
Credit support	79
Trust expenses	79
Tax-exempt organizations	79
Tax consequences to non-U.S. Unitholders	80
Information reporting and backup withholding	81
ERISA CONSIDERATIONS	81
PLAN OF DISTRIBUTION	85
VALIDITY OF UNITS	87
INDEX OF DEFINED TERMS	88

“SATURNS” is a service mark of Morgan Stanley.

-iii-

PROSPECTUS SUPPLEMENTS

A prospectus supplement which describes the matters identified below will be provided with this prospectus. This prospectus provides information regarding terms generally applicable to the Units, and must be read in conjunction with the applicable prospectus supplement, which describes the specific terms applicable to the Units to which it relates and may specify supplemental or modified terms with respect to any of the matters described in this prospectus. The specific terms described in the applicable prospectus supplement qualify any related general discussion in this prospectus. This prospectus contemplates multiple options; you should rely on the information in the accompanying prospectus supplement as to the applicable option.

Each prospectus supplement will describe, among other things, the following with respect to the series of Units to which it relates:

•	the title, aggregate principal amount or notional amount and authorized denominations,
•	the currency or currencies in which the principal, premium, if any, and any interest are distributable on the Units, if other than U.S. dollars,
•	the interest rate on the Units or the method for calculating that interest rate, or the scheduled interest payments,
•	any call rights exercisable by the depositor or any third party, or any other mandatory or optional redemption terms,
•	the terms of one or more swap, option or other derivative transactions, if any, to be entered into by the related Trust,
•	the number of classes of that series and, with respect to each class, its designation, aggregate principal amount or notional amount, and authorized denominations,
•	the time and place of distribution of any interest, premium or principal,
•	the original date of issue and the scheduled final distribution date for the Units,
•	the Units price, if offered at a fixed price,
•	certain information concerning the type, characteristics and specifications of the trust property for that series or a particular class within that series,
•

the relative rights and priorities of each class within that series, including the method for allocating collections from the trust property to the Unitholders of each class and the relative ranking of the claims of the Unitholders of each class to that trust property,

•	a description of specific provisions of any related swap agreement to the extent not described under “Description of Trust Property—Swap agreements” in this

1

prospectus or inconsistent with that description, the identity of any entity entering into a swap or other derivative transactions with the Trust upon which the Trust will depend for payments on the Units and a description of any guaranty or other type of support of the obligations of that entity, if any, under the related swap agreement,
•	any other relevant terms of the Units not described in this prospectus. See “Description of Units—General” for a listing of other items that may be specified in the applicable prospectus supplement,
•	the estimated market value of the underlying securities, and
•	the holder of any call rights outstanding in relation to the Units or the trust property.

2

RISK FACTORS

The following is a discussion of the material risks generally associated with an investment in the Units. The applicable prospectus supplement may contain additional information regarding special considerations applicable to the Units to which it relates.

Limited Recourse

Each Trust will be a special purpose entity and will have no assets other than those described in the applicable prospectus supplement

Each Trust will be formed solely for the purpose of issuing the Units evidencing beneficial interests in its assets, and will have no assets other than the underlying securities and any other assets transferred to it by the depositor or otherwise acquired by the Trust. If those assets are insufficient to make distributions of interest, premium, if any, principal or any other payments on the Units, the amounts of those distributions will be reduced to the extent of the shortfall. As a result, purchasers of the Units may lose a part or all of the value of their initial investment.

There is no recourse to the depositor, MS&Co. or others for payments on the Units

The Units are obligations only of the applicable Trust. The Units do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, MS&Co., Morgan Stanley, the trustee or any of their affiliates, except to the limited extent described in this prospectus or the applicable prospectus supplement. None of the depositor, MS&Co., Morgan Stanley, any swap counterparty, the trustee or any of their affiliates will be obligated to make payments on the Units in the event that the applicable trust property is insufficient to provide for distributions, and holders of the Units will have no recourse against any of them or their assets in respect of payments not made on the Units. The Units also do not represent claims against or obligations of the underlying security issuer, but only a right to receive applicable payments on the underlying securities.

Limited Liquidity

An investment in the Units is not liquid and there is limited potential for resale

There will be no market for any series of Units prior to the issuance of those Units. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of those Units. MS&Co. is not obligated to make a market for any Units, and may or may not do so. Limited liquidity may adversely affect the timing of an investor’s resale of the Units or the price obtainable in the case of a resale.

Listing of the Units may be removed by the relevant stock exchange

If the Units of any series are listed on a registered securities exchange or market system, the listing of such series will be subject to the rules of the applicable securities exchange or market system. Events may occur with respect to the related underlying security issuer that may

3

cause the applicable securities exchange or market system to determine, in its discretion, to remove the listing of the Units on such securities exchange or market system.

Priority of Other Claims

Claims of the trustee and a swap counterparty may adversely affect distributions on the Units

No final distribution will be made to Unitholders of a particular Trust before the payment of (1) all amounts due to the swap counterparty under any swap agreement to which the Trust is a party (unless those amounts are subordinated in right of payment to the final distribution to Unitholders), as described under “Description of Trust Property—Swap agreements—Swap termination payments”, (2) any extraordinary trust expenses to be borne by that Trust (if agreed by all Unitholders), as described under “Description of Trust Agreements—Trustee compensation” and (3) any regular and ordinary expenses to be borne by that Trust, as described under “The Trusts”. Trust property may be sold by the trustee to fund any such payments. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders.

Dependence on Underlying Securities

The ability of a Trust to make payments under its Units depends on the receipt of payments from the related underlying security issuer, credit support provider, swap counterparty or swap guarantor

Since the assets of each Trust will be limited to the underlying securities and any other assets transferred to the Trust, a Trust will be able to distribute interest, premium, if any, and principal on the Units issued by it only to the extent that it receives the corresponding amounts from the related underlying security issuer, credit support provider, swap counterparty or guarantor. The underlying security issuer or issuers, credit support provider, swap counterparty and guarantor are vulnerable to adverse business conditions which may affect payment on the underlying securities, and in turn, on the Units. Financial difficulties experienced by them could cause delays in payment, partial payment or nonpayment of the underlying securities and the Units. In deciding whether to purchase or sell Units, an investor should therefore obtain and evaluate information concerning the relevant underlying security issuer, credit support provider, swap counterparty or guarantor as if it were investing directly in securities issued by that person. The Trust, the trustee, the depositor, MS&Co. and their affiliates have not verified, have not undertaken to verify and will not verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person (except to the extent that MS&Co. or one of its affiliates acts as credit support provider, swap counterparty or guarantor). Furthermore, we cannot give any assurance that all events occurring prior to the date any Units are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor have been publicly disclosed. Therefore, neither the issuance and sale of any series of Units nor the inclusion of information regarding a particular underlying security issuer, credit support provider, swap counterparty or guarantor in the

4

applicable prospectus supplement should be construed as an endorsement of any such Person or a statement regarding the financial condition or creditworthiness of any such person. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any underlying security issuer, credit support provider, swap counterparty or guarantor could affect the value received at maturity with respect to the Units.

You should undertake an independent investigation of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor

Affiliates of the depositor may currently or from time to time engage in business with any unaffiliated underlying security issuer, credit support provider, swap counterparty or guarantor, including extending loans to, or making equity investments in, or providing advisory services to, including merger and acquisition advisory services, such entities. In the course of such business, affiliates of the depositor may acquire non-public information with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor, and neither the depositor nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more of affiliates of the depositor may publish research reports with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor. As a prospective purchaser of Units, you should undertake an independent investigation of each underlying security issuer, credit support provider, swap counterparty or guarantor necessary to make an informed decision with respect to an investment in the related Units.

Dependence on Available Public Reports

The Units may be delisted or the Trust terminated early for lack of underlying security or swap counterparty reporting, which may result in losses to Unitholders

If the underlying security issuer becomes a disqualified issuer or any swap counterparty becomes a disqualified swap counterparty (if the swap counterparty is no longer an affiliate of the depositor), including where the underlying security issuer or the swap counterparty ceases to be a reporting company for purposes of the Exchange Act or file certain financial information in connection with such reporting, the depositor will not have available to it information needed in connection with reporting obligations in respect of the Units. If the prospectus supplement does not provide for the delisting procedure described below, the Trust will terminate following such an event and such termination may result in losses to holders as a result of early liquidation of the trust property. See “Trust Wind-up Events—Sale of underlying securities at diminished market values may result in losses to Unitholders”. Unless the prospectus supplement specifies that such delisting procedure will not apply, if the underlying securities issuer becomes a disqualified issuer or any swap counterparty becomes a disqualified swap counterparty as described above, then the depositor will seek to obtain approval from the SEC and the NYSE to withdraw the Units from listing and reporting registration. If the depositor is unable after commercially reasonable efforts to withdraw the Units from listing on the NYSE and terminate its Exchange Act reporting obligations in relation to the Units prior to the date on which the depositor has determined (in its reasonable, good faith discretion) that the depositor would be required to provide information on the underlying issuer pursuant to Item 1112(b) of Regulation AB or otherwise be in violation of its reporting obligations under the Exchange Act with respect to the Units in the absence of a termination of the Trust, a trust wind up event will occur. Such

5

trust wind up event may result in losses to investors as a result of early liquidation of the trust property. See “Description of Trust Agreements—Delisting of Units” and “Trust Wind-up Events—Sale of underlying securities at diminished market values may result in losses to Unitholders”. The delisting procedure described above would not be available to the depositor in the fiscal year in which the Units are issued.

If the underlying security issuer becomes a disqualified issuer or the swap counterparty becomes a disqualified swap counterparty as described above, and following such event the depositor succeeds in withdrawing the Units from listing on the NYSE and terminating its reporting obligations in relation to the Units before the depositor determines it would be in violation of its reporting obligations under the Regulation AB or otherwise under the Exchange Act as described above, a trust wind up event will not occur in connection with such event and the Units will remain outstanding. However, the Units will no longer be listed on the NYSE (or any other stock exchange) and no public reports under the Exchange Act will be available in relation to the Units. Such delisting and the absence of periodic reports will significantly impair the liquidity of the Units in the secondary market – due to the potential applicability of state “blue sky” laws to transactions in the Units, or other factors – and may impair the ability of holders of the Units to continue to hold or sell the Units. In particular, if any Unitholder is subject to an investment restriction requiring it to hold listed securities, such Unitholder may be required to sell its Units at a time when the secondary market in the Units has been adversely affected as a result of delisting. In addition, holders of Units who are subject to the requirements of Title I of ERISA, Section 4975 of the Code or Similar Law (as such terms are defined under “ERISA Considerations” below) may be required to represent upon delisting of the Units that their holding of Units, at the time of delisting and at all times thereafter, will not give rise to a prohibited transaction or other violation under such laws. See “ERISA Considerations”.

A termination of reporting such that the underlying security issuer becomes an ineligible issuer or the swap counterparty becomes an ineligible swap counterparty, and resulting in a delisting of the Units or a trust wind-up event, may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the underlying security issuer or the swap counterparty, or any guarantors of their obligations, or changes in their respective corporate structure, or other events with respect to the underlying security issuer or the swap counterparty over which the depositor has no control.

Reinvestment Risk

The Units may be redeemed or called at a time when comparable investments are not available

The timing of distributions of interest, premium, if any, and principal of the Units will be affected by any early redemption, amortization or prepayment of the related underlying securities and by any exchange of the related underlying securities pursuant to a tender offer or otherwise. The underlying securities may also be subject to a call option or other similar rights providing a person the right, but not the obligation, to purchase underlying securities from the Trust at a specified price. The Units may be subject to call rights, warrants or similar rights providing a person the right, but not the obligation, to purchase your Units from you at a specified price. Call, redemption, early payment, amortization or similar events may adversely affect an investor

6

by returning principal amounts to the investor when prevailing interest rates have declined and reinvestment of those amounts at the rate applicable to the Units is not possible.

Extension of maturity of securities may cause illiquidity and loss of more favorable investment opportunities

The timing of distributions of interest, premium, if any, and principal of the Units will also be affected by any extension of maturity of the related underlying securities. Extension of maturity prevents an investor from obtaining principal amounts at the originally scheduled time and may prevent an investor from reinvesting those amounts at a time when prevailing interest rates have risen.

Passive Vehicle

The trustee will not actively manage the Trust

The trustee with respect to any series of Units will hold the trust property for the benefit of the related Unitholders. Each Trust will generally hold the trust property to maturity and not dispose of it, except under conditions specified in the applicable trust agreement, regardless of any adverse events, financial or otherwise, which may affect any related underlying security issuer or the value of the trust property. Restrictions on the trustee’s powers and obligations may mean that the Trust will not take actions with respect to the trust property—in particular, to sell or enforce remedies under underlying securities that constitute a part of the trust property—that an investor might take if it held the trust property directly.

Risks Related To Swap Agreements

General

A swap agreement entered into by a Trust may alter the amounts, timing or currency of distributions of principal or interest on the related Units from those that a holder would be entitled to receive from the related underlying securities directly. A swap agreement is not a guaranty of the related underlying securities in whole or in part, and no assurance can be given that the applicable trustee will receive either the payments due to be received on the underlying securities or the payments due to be received under that agreement, or that the trustee will recover moneys under any related guaranty, in the case of a payment default by the swap counterparty under that agreement. Moreover, unless expressly entered into for such purpose, a swap agreement does not protect an investor against risks associated with any early redemption, amortization, prepayment, exchange or extension of maturity of the related underlying securities. To the extent that the aggregate principal amount of the related underlying securities is reduced through any such redemption, prepayment, exchange or extension, the corresponding notional amount of any swap or amount or other reference amount for any derivative obligation subject to a swap agreement, and accordingly, the amounts payable by the swap counterparty under that agreement, may be ratably reduced. Alternatively, such events may be treated as termination events under a swap agreement and create potential liability for swap termination payments as described below.

7

Changes in the value of a swap transaction may cause losses if that swap transaction terminates early

In the case of an early termination of one or more transactions under a swap agreement, a swap termination payment may be payable by the Trust to its swap counterparty or by the swap counterparty to the Trust. The amount of any such payment will be based on (1) the estimated cost, at prevailing market values, that would be incurred by the Trust or its swap counterparty to enter into a transaction or transactions having economic terms similar to that of the relevant terminated transaction or transactions or (2) the losses suffered by the Trust or its swap counterparty as a result of the termination of the relevant transaction or transactions. In general, the swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. A swap termination payment and the resulting loss to Unitholders may be substantial in relation to the total value of the related underlying securities if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the offering of the applicable Units. Any swap termination payment payable by the Trust will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the Trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance and (2) in the case of an early termination as a result of an underlying security default, to the Trust property. See “Description of Units—Early distribution of trust property” and “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”. Unitholders will not be liable to the swap counterparty for swap termination payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the Trust.

The obligations of each Trust to any related swap counterparty will be secured by a security interest in the trust property granted by the Trust in favor of the swap counterparty.

The price obtained by liquidating trust property to make a swap termination payment may be unfavorable

If the Trust is liable for a swap termination payment, underlying securities and other trust property may be sold by the trustee, through a selling agent or otherwise. Unless the applicable prospectus supplement designates a different selling agent, the selling agent may be MS&Co. or one of its affiliates (including any swap counterparty) designated by it. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular underlying securities. The selling agent will be permitted to sell underlying securities and other trust property to affiliates of the selling agent. While Unitholders, acting unanimously, may deliver to the trustee the amount of any swap termination payment payable by the related Trust (and any fees payable to the trustee) and written instruction to discontinue the sale of the underlying securities and other trust property, it is possible that underlying securities may be sold by the selling agent in the time necessary for Unitholders to be notified of and exercise the foregoing right. Unitholders could be materially adversely affected if the related Trust is required to sell underlying securities in order to make a swap termination payment at a time when prices for the underlying securities in the secondary market are depressed as a result of a default on the underlying securities, changes in interest rates or for any other reason.

8

Early swap termination may leave a Trust with underlying securities that have unfavorable investment characteristics

During its term, a swap agreement may enable a Trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified in that agreement, notwithstanding that the related underlying securities may have a different currency, interest rate basis or maturity, or other features different from those of the Units. In the case of a trust wind-up event, after giving effect to any sales of the related underlying securities and payment or receipt of any swap termination payment, the proceeds from the sale of any remaining underlying securities or other trust property and any swap termination payment received by the related Trust will be distributed ratably to the applicable Unitholders and the Trust will terminate. That distribution will constitute full satisfaction of each Unitholder’s fractional undivided interest in the related Trust. After any such distribution of underlying securities, the holders will only be entitled to distributions of principal and interest in accordance with the terms of those underlying securities, and not in accordance with the terms of the terminated transaction or transactions under the swap agreement. As a result, those holders may receive less than they would have received under the related Units.

A swap counterparty may have discretion to calculate the payment obligations to or of the related Trust

A swap counterparty (or one of its affiliates) may act as calculation agent under its swap agreement, and there may be conflicts of interest between the swap calculation agent and the trustee with respect to calculations or determinations under the swap agreement. A swap calculation agent will be obligated only to carry out its duties and functions as swap calculation agent in good faith, will have no fiduciary obligations to Unitholders and will not necessarily be acting in the interests of Unitholders. All determinations by the swap calculation agent under any swap agreement will, in the absence of manifest error, be conclusive and binding for all purposes on the Trust and Unitholders.

The swap counterparty may be responsible for liquidating a Trust’s assets to pay the swap counterparty’s own claims

A swap counterparty (which may be an affiliate of MS&Co.), MS&Co. or one of its other affiliates may act as selling agent, and as such have the right to sell underlying securities on such terms as it may determine in its sole discretion if any such sale is required to enable the Trust to make any swap termination payment. If a swap termination payment is owed to a swap counterparty, that swap counterparty and the related Unitholders may have adverse economic interests with respect to the liquidation of underlying securities. Moreover, a selling agent will be permitted to sell underlying securities to its affiliates. A selling agent will be an agent of the trustee only and will have no fiduciary or other duties to Unitholders, nor will a selling agent have any liability to the applicable Trust in the absence of bad faith or willful misconduct.

9

Trust Wind-Up Events

Sale of underlying securities at diminished market values may result in losses to Unitholders

Certain events, called trust wind-up events, may require the Trust to liquidate its assets and terminate early. These include not only certain events of default under the underlying securities or the swap agreement, but also events such as the unavailability to the Trust of public reports in relation to a security issuer or the incurrence of unanticipated expenses by the Trust. A complete list of possible trust wind-up events will be set forth in the applicable prospectus supplement.

Unless underlying securities are redeemed by their issuer or the related prospectus supplement provides for the underlying securities to be distributed in kind, if a Trust wind-up event occurs, the selling agent will sell, on behalf of the Trust, any such underlying securities held by the Trust and the Trust will terminate. Those sales may occur when the underlying security issuer is in default (either with respect to the underlying securities or with respect to any other obligation) or the market value of the underlying securities is diminished for other reasons. In such circumstances, liquidation by the selling agent may result in Unitholders incurring losses that would not be incurred if the holders received a distribution of the underlying securities in kind.

Swap termination following a trust wind-up event may result in losses to Unitholders

In the case of any trust wind-up event, each transaction under any swap agreement to which the Trust is a party will terminate, and the Trust may be required to sell trust property to make any swap termination payment. A partial trust wind-up may occur as a result of events affecting only specific underlying securities or transactions, in which case the affected transaction will terminate and any applicable swap termination payment will be incurred or received by the Trust, but the Trust may continue as to other unaffected assets. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders. See “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events” in this prospectus and the description of the trust agreement in the related prospectus supplement for a description of trust wind-up events.

AVAILABLE INFORMATION

Each Trust will be subject, to a limited extent, to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with those requirements, the depositor will file on behalf of each Trust certain reports and other information with the Securities and Exchange Commission (the “SEC”). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the internet at www.sec.gov at which users can view and download copies of reports, proxy, information

10

statements and other information filed electronically. The depositor does not intend to send any financial reports to Unitholders. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the New York Stock Exchange, reports and other information concerning the related Trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the American Stock Exchange LLC, reports and other information concerning the related Trust can also be inspected at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.

The depositor has filed with the SEC a registration statement relating to the Units on Form S-3 under the Securities Act. The SEC file number for the Registration Statement is 333-101155. This prospectus does not contain all the information contained in the registration statement. For further information, please refer to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor with respect to a Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of any series of Units or, if later, the date on which any affiliates of the depositor cease offering and selling those Units will, with respect to such Units, be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus. Any statement contained in this prospectus, the prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or the prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

The depositor will provide without charge to each person, including any beneficial owner of Units, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to MS Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Secretary, Tel. 212-761-1715.

REPORTS TO UNITHOLDERS

On each distribution date (or on any other dates specified in the applicable prospectus supplement), unaudited reports containing information concerning each Trust will be prepared by the trustee and sent to registered Unitholders of that Trust. Where Units are represented by a global security in registered form, reports will be sent only to the depositary or its nominee, as registered holder of the Units. See “Description of Units—Form” and “Description of Trust Agreements—Reports to Unitholders” and “(Notices”. Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

11

IMPORTANT CURRENCY INFORMATION

Unless the applicable prospectus supplement provides for the payment by purchasers of Units in a currency other than the specified currency for those Units, purchasers will be required to pay for those Units in that specified currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Units with a specified currency other than U.S. dollars, MS&Co. or an affiliate or agent, as exchange rate agent, in its sole discretion, may arrange for the exchange of U.S. dollars into a specified currency to enable that purchaser to pay for the Units. Each such exchange will be made by the exchange rate agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of the exchange will be borne by the purchaser.

USE OF PROCEEDS

The net proceeds to be received from the initial sale of each series or class of Units will be used by the depositor to purchase (or repay any financing by the depositor in respect of) the related trust property, including, if specified in the applicable prospectus supplement, arranging for credit support (including by making required deposits into any reserve account (as described below) or another account of the trustee for the benefit of the Unitholders of such series or class) or making initial payments under any swap agreement. Any remaining net proceeds from the initial sale are expected to be to be used by the depositor for general corporate purposes or for other purposes as may be described in the prospectus supplement.

THE DEPOSITOR AND SPONSOR

MS Structured Asset Corp. is a Delaware corporation which was incorporated on September 21, 1998, as a direct, wholly-owned, limited-purpose subsidiary of Morgan Stanley. The address of the depositor is 1585 Broadway, New York, New York 10036, Attention: Secretary. The depositor is required at all times to have at least one director who is not affiliated with Morgan Stanley. As provided in its certificate of incorporation, the depositor’s business consists of and is limited to acquiring, holding and disposing of underlying securities, arranging for credit support, acting as depositor of trusts in connection with series of Units, registering the Units with the SEC and complying on behalf of each Trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and retained interests in trust property, and engaging in other related activities and transactions. The first securitization transaction sponsored by the depositor took place in 2001. Except to the extent that any additional repackaging transactions are described in the prospectus supplement, all of the depositor’s prior repackaging transactions have involved investment grade corporate debt securities and trust preferred securities.

The depositor will obtain the underlying securities to be deposited in the trusts from Morgan Stanley or another of its broker-dealer affiliates, who have acquired the underlying securities at negotiated prices in secondary market transactions. The depositor does not

12

underwrite or originate underlying securities and does not invest in underlying securities other than for the purpose of the repackaging transactions described herein.

The depositor’s articles of incorporation set out a number of provisions intended to prevent the depositor from being consolidated with Morgan Stanley or its affiliates in the event of an insolvency proceeding with respect to Morgan Stanley. These include requirements that the depositor maintain separate accounts and business operations from Morgan Stanley, that the depositor have an independent director not associated with Morgan Stanley, and that the depositor not allow Morgan Stanley to act on behalf of or be responsible for liabilities of the depositor. The limited activities of the depositor are also intended to prevent the depositor from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the depositor.

The duties of the depositor under the applicant trust agreement following the issuance of Units will be limited to: (i) giving notice of the discovery by the depositor of any breach of its representations or warranties made in connection with establishment of the Trust; (ii) providing certain limited information about the Trust in the event the Trust is no longer subject to reporting obligations under the Exchange Act; (iii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust; (iv) seeking removal of the Units from the listing on the NYSE and termination of the Exchange Act reporting obligations in relation to the Units in the event that the underlying security issuer becomes a disqualified issuer or either swap counterparty becomes a disqualified swap counterparty; (v) directing the trustee’s selection of any replacement selling agent in the event trust property is required to be liquidated; (vi) providing for the payment of the fees of the trustee and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement; and (vii) appointing a replacement trustee in the event of the trustee’s resignation or removal.

The depositor is also the “sponsor” with respect to the Units for purposes of Rule 1101(l) under the Securities Act and references to the “depositor” herein also include the depositor in its capacity as sponsor.

THE ISSUING ENTITIES

The Units of any series will be issued by a Trust. Each Trust will be established under the laws of the State of New York pursuant to a trust agreement between the depositor and the trustee. Concurrently with the execution and delivery of that trust agreement, (1) the depositor will transfer the related underlying securities and other trust property to the trustee for the benefit of Unitholders and deposit those underlying securities in the Trust, (2) if applicable, the trustee will enter into any swap agreement and accept any related guaranty, (3) if applicable, sell any call rights or warrants as described under “Description of Units(Call rights and warrants” below and (4) if applicable, accept any applicable credit support or enter into any repurchase agreements. The trustee, on behalf of the Trust, will accept the underlying securities and other trust property and deliver the related Units to or in accordance with the order of the depositor. The depositor’s transfer of the underlying securities to the trustee will be without recourse.

The trust property of each Trust will consist of:

13

•	the related underlying securities and all payments on or collections in respect of those underlying securities due after a specified cut-off date,
•	all the Trust’s right, title and interest under any swap agreement and any related guaranty,
•	all the Trust’s right, title and interest in any related credit support, and
•	all funds from time to time deposited in specified segregated accounts held by the trustee in trust for the benefit of the Unitholders,

all as more fully described in this prospectus or the applicable prospectus supplement, and exclusive of any interest retained by the depositor or a third party in the underlying securities, the swap agreement or other assets constituting trust property. The Units to be issued by a Trust will represent fractional undivided interests in, or evidence direct ownership of, the related trust property. Claims of Unitholders on the related trust property will be subject to (1) if applicable, the security interest of any swap counterparty with respect to all amounts due to it under any swap agreement to which the Trust is a party (unless those amounts are subordinated in right of payment to the claims of Unitholders), as limited in the case of a termination other than for an underlying security default to a claim ratable and equal with that of the Unitholders, as described under “Description of Trust Property—Swap agreements—Swap termination payments”, (2) any extraordinary trust expenses to be borne by the Trust, as described under “Description of Trust Agreements—Trustee compensation” and (3) if applicable, the rights of any holder of call rights or similar rights or, if applicable, any repo counterparty.

The trustee will administer the trust property pursuant to the related trust agreement and will perform those tasks with respect to the related Units that are specified in that trust agreement. The trustee will receive customary fees as compensation and in payment of all of its regular and ordinary expenses, which will be paid from trust property or the proceeds of such property. See “Description of Trust Agreements—Trustee compensation”.

The underlying securities and all amounts received from time to time in relation to the underlying securities and the swap agreements will be held in the unit account established under the trust agreement, which is maintained as a segregated account by the trustee and held in trust for the Unitholders.

THE TRUSTEE

LaSalle Bank National Association, or another trustee specified in the prospectus supplement, will be the trustee under the trust agreement. The prospectus supplement will set forth a description of the trustee’s form of organization and prior experience serving as a trustee for asset-backed securities similar to the Units. The depositor may maintain other banking relationships in the ordinary course of business with the trustee.

Using information set forth in the prospectus supplement, the trustee will develop the cashflow model for the Trust. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the Units on each distribution date. In accordance with the cashflow model and based on the underlying asset

14

information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to Unitholders and prepare a semi-annual statement (or other periodic statement as specified in the prospectus supplement) to Unitholders detailing the payments received and the activity on the underlying asset(s) during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the depositor at closing, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the depositor.

Trustee as servicer

The trustee will perform the functions with respect to collection of amounts paid in relation to the trust property and the making of allocations or distributions to holders of the Units as described under “Description of Trust Agreements” below. The Trust will not employ any other servicer or administrative agent for purposes of such administration of the trust property. The trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.

DESCRIPTION OF TRUST AGREEMENTS

General

Each trust agreement will be entered into by the depositor and the trustee, and will incorporate, to the extent specified in each trust agreement, the “Standard Terms for Trust Agreements”, in the form most recently filed as an exhibit to the registration statement, as they may be amended from time to time. The trust agreement for each series of Units will also contain specific terms of the related Trust, depending on the terms of the Units to be issued by that Trust, the related underlying securities and any swap agreement. The following summary is subject to the detailed provisions of the “Standard Terms for Trust Agreements” and the specific provisions of the applicable trust agreement. Specific provisions of each trust agreement, including any material provisions of the trust agreement which supplement or modify those summarized below, will be described in the applicable prospectus supplement.

Collections on underlying securities

With respect to each series of Units, the trustee will make reasonable efforts to collect all scheduled payments on the related underlying securities and other trust property, provided that the procedures used are consistent with the applicable trust agreement. The manner of collection of payments in relation to the underlying securities will generally involve the crediting of the trustee’s account as a holder of the underlying securities through the applicable clearing system for the underlying securities, and a crediting of such payments by the trustee to a segregated account held in trust for the Unitholders. A failure by the underlying security issuer to make payment within any applicable grace period under the terms of the underlying securities will, constitute an underlying security default, in connection with which a trust wind up event will occur. Except as otherwise expressly specified in the applicable trust agreement, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability in collecting payments in relation to the trust property.

15

Certain matters regarding the depositor and the trustee

Each trust agreement will provide that neither the depositor nor any of its directors, officers, employees or agents will incur any liability to the related Trust or its Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment. However, none of the foregoing persons will be protected against any loss, liability or expense resulting from willful misfeasance, bad faith or negligence in the performance of specific duties under the trust agreement or from reckless disregard of obligations and duties under the trust agreement. In addition, each trust agreement will provide that the depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under that agreement which in its opinion may expose it to any expense or liability. The depositor may, however, in its discretion undertake any action which it deems necessary or desirable with respect to the trust agreement, the rights and duties of the parties to that agreement or the interests of the Unitholders.

The trustee will undertake to perform only those duties that are specified in the trust agreement. Each trust agreement will provide that the trustee may elect to perform some or all of its duties through a co-trustee or agent. Any particular provisions with respect to entities acting as a co-trustee or agent will be described in the applicable prospectus supplement.

Under the terms of the trust agreement, the trustee’s powers under the trust agreement will be limited to the following: (i) to issue the certificates evidencing Units; (ii) to execute and deliver and perform its obligations and exercise its rights under the swap agreements (if any); (iii) to establish and maintain the accounts for making payments in relation to the Units; (iv) to accept delivery of the underlying securities and the swap agreements (if any); (v) to pledge the underlying securities and any other assets of the Trust to secure the obligations of the Trust including obligations under any swap agreements; (vi) to sell the underlying securities through the selling agent in connection with a required liquidation of trust property; (vii) to make certain specified and temporary permitted investments of trust monies; (viii) to liquidate the Trust in the circumstances specified in the trust agreement; (ix) to deliver certain reports and compliance statements in relation to the Trust; and (x) to take actions and make determinations in accordance with the terms of the trust agreement which are ancillary to the foregoing. The trust agreement will restrict the Trust from engaging in any business or activities other than the foregoing. The Trust will have no power to issue additional securities (other than, if specified in the applicable prospectus supplement, securities secured by equivalent amounts of additional trust property and fungible with the existing Units), invest in additional securities (other than permitted investments as described above), to borrow money or to make loans.

A common law trust such as the Trust is not an eligible “debtor” under the United States bankruptcy code. In addition, the trust agreement provides that until the date that is one year and one day after all distributions in respect of the Units have been made, none of the trustee, the Trust, the depositor or other specified transaction parties shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidations, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such law.

16

Retained interest

The applicable prospectus supplement will specify whether the depositor will have any retained interest with respect to the trust property. Any such retained interest of the depositor will be established on an asset-by-asset basis and will be specified in the applicable trust agreement. A retained interest in the trust property represents a specified interest in that property. Payments in respect of a retained interest will be deducted from any payments received on the trust property and, in general, will not become a part of the related Trust. Any partial recovery of interest on the trust property will be allocated equally and ratably between any retained interest and the aggregate amount of the related Units in the manner described in the prospectus supplement.

Security interest of swap counterparty

Under the trust agreement, the trust property will be pledged to secure the obligations of the Trust under the swap agreement. Such security interest may not be perfected at the time of issuance of the Units, and will only protect the right of the swap counterparty to receive amounts otherwise payable to it under the terms of the trust agreement; it will not change the priority of any distributions of the trust property under the trust agreement.

Modification and waiver

The trust agreement for a particular series of Units may be amended by the depositor and the trustee, if the Rating Agency Condition is satisfied, without notice to or consent of the holders of those Units, for certain purposes, including the following:

•

to cure any ambiguity or defect or to correct or supplement any provision which may be defective or inconsistent with any other provision or with the disclosure in the applicable prospectus supplement,

•	to add or supplement any credit support for the benefit of any Unitholders,
•	to increase the trigger amount or the maximum reimbursable amount or other liabilities of the trustee,
•	to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee,
•	to add to the covenants, restrictions or obligations of the depositor, or the trustee for the benefit of the Unitholders,
•	to comply with any requirements imposed by the Internal Revenue Code or other applicable law, and
•	to change any of the terms thereof if no Unitholder of the related series will be materially and adversely affected by such change.

17

In addition to the foregoing, a trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of Units materially and adversely affected by such amendment evidencing not less than a specified percentage of each class of the Units that are affected by such modification or amendment, for the purpose of adding, changing or eliminating any provision or modifying the rights of the Unitholders of any class. No amendment to a trust agreement may change the principal amount, interest rate, maturity, or other terms specified for this purpose in the applicable prospectus supplement, of any class or series of Units without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment or modification to the trust agreement shall be permitted unless the trustee first receives an opinion of counsel that such amendment or modification will not alter the classification of the Trust for U.S. federal income tax purposes. In connection with an amendment, the trustee is entitled to receive and shall be fully protected in relying upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement.

The trustee will not agree to any amendment that would affect the rights or obligations of any swap counterparty of the Trust, without first obtaining the approval of that swap counterparty.

Holders of Units evidencing not less than a specified percentage of the Units of a particular class may, on behalf of all holders of the Units of that class, (1) waive, insofar as that class is concerned, compliance by the depositor or the trustee with any restrictive provisions of the trust agreement before the time for such compliance or (2) waive any past default under the trust agreement with respect to the Units of that class, except for (A) a default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and (B) a default in respect of any covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected by the default.

Any terms relating to the modification or waiver of the trust agreement for a particular class of Units which supplement or modify the foregoing terms will be described in the applicable prospectus supplement.

Reports to Unitholders

On each distribution date for the Units of a particular series, the trustee will forward or make available or cause to be forwarded or made available to each holder of the Units a statement setting forth:

•	the amounts of the corresponding distribution allocable to principal of or interest or premium, if any, on the Units,
•	if applicable and feasible, the interest rate and scheduled principal payment,

18

•

the aggregate stated principal amount of the related underlying securities as of that distribution date and, if applicable, the interest rate applicable to the underlying securities for the next accrual period,

•	the amount received by the trustee on the related underlying securities for the last accrual period,
•	the amounts of and recipients of any payments under any swap agreement for the last accrual period,
•	if applicable, the swap rate payable to the Trust applicable to the next accrual period under any swap agreement,
•	the aggregate principal balance (or notional amount, as applicable) of the Units at the close of business on such distribution date,
•

if the ratings of the Units or the underlying securities are specified in the applicable prospectus supplement, the current ratings of the Units or the underlying securities, as applicable, if different from the ratings provided in the prospectus supplement and the names of the rating agencies that assigned such ratings,

•	the cumulative amount of extraordinary trust expenses, if any, as of that distribution date,
•	in the case of any Trust having trust property which includes credit support, any change in the available amount of each element of that credit support, and
•	any additional information relevant to holders of the Units, as specified in the applicable prospectus supplement.

The prospectus supplement may specify that some of the information described above will not be furnished with respect to the Units to which it relates.

In the case of the information as to distributions of principal, interest and premium, if any, the relevant amounts will be expressed as U.S. dollar amounts (or equivalents in any other specified currency) per minimum denomination of Units or for another specified portion of the Units. Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that year was a Unitholder, a statement containing the relevant information as to distributions of principal, interest and premium, if any, aggregated for that year and containing sufficient information to enable each Unitholder to calculate its U.S. federal income tax liability with respect to the Unit held by it. Such obligation of the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

19

Evidence as to compliance

The trust agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish to the trustee an attestation report, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the trustee’s assessment of compliance with the applicable servicing criteria and other specified provisions under the trust agreement during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date must not be more than one year after the original issue date of the Units to which that prospectus supplement relates).

A trust agreement may also provide for delivery to the depositor, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the trustee, if any, may be obtained by Unitholders without charge by making a written request to the trustee at the address identified in the applicable prospectus supplement.

Notices

The trustee will notify Unitholders as promptly as possible, but in any event within three business days from receipt, of all notices and communications it receives from the relevant underlying security issuer, including any notice of redemption of the related underlying securities by that underlying security issuer. The trustee will also notify the Unitholders of any exercise of any call rights as to the related underlying securities by a swap counterparty under the terms of any swap agreement.

Any notice mailed within the time specified in the trust agreement will be presumed to have been given when mailed, whether or not the Unitholder actually receives it. Notices given by facsimile will be effective when a confirmation (including electronic confirmation) of effective transmission is received. In the case of Units in global form, the depositary will be the sole direct recipient of notices. See “Description of Units—Form”.

Under the applicable trust agreement, the trustee may be required to provide notice to the applicable rating agencies as soon as is reasonably practicable with respect to each of the following of which the trustee has actual knowledge: (i) any material change or amendment to the trust agreement; (ii) the occurrence of any event of default or termination event under the swap agreements (if any); (iii) the resignation or termination of the trustee; (iv) the final payment to holders of the Units; (v) any change in the location of the unit account; (vi) any delisting of the Units as described under the applicable prospectus supplement and (vii) any default in respect of the underlying securities that would give rise to a trust wind up event.

20

Replacement Units

In the event that a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York after the holder has (1) paid any expenses that may be incurred by the trustee in connection with the replacement and (2) furnished any evidence and indemnity that the trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the depositor and the trustee receive, to their satisfaction, any security or indemnity that they may require to hold each of them harmless.

Trust wind-up events, liquidation events and disqualification events

Disqualification events. A “disqualification event” will occur under each trust agreement if an underlying security becomes a disqualified underlying security, a swap transaction becomes a disqualified swap transaction or any credit support becomes disqualified credit support, each as described below. For the purpose of any disqualification event, any underlying security, other than a government security, that is issued by a “significant obligor”, as defined in Item 1101(k) of Regulation AB, will be referred to as a “concentrated underlying security”. If a swap counterparty would be a disqualified swap counterparty, the related swap transaction will be considered a “disqualified swap transaction”.

Disqualified issuer and disqualified swap counterparty criteria. An issuer is a “disqualified issuer”, and a swap counterparty with respect to which the “significance percentage” as determined in accordance with Item 1115 of Regulation AB is 10% or more is a “disqualified swap counterparty,” if none of the following is true with respect to such issuer or swap counterparty:

(A) (1) such issuer or swap counterparty meets the requirements of General Instruction I.A. of Form S–3 or General Instructions 1.A.1, 2, 3, 4 and 6 of Form F–3 under the Securities Act and (2) the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are not guaranteed by a wholly owned subsidiary of such issuer or swap counterparty which does not meet the conditions in (A)(1);

(B) such issuer or swap counterparty does not meet the conditions of paragraph (A)(1) but the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are fully and unconditionally guaranteed by a direct or indirect parent of the third party who meets the conditions of paragraph (A)(1) and the requirements of Rule 3–10 of Regulation S–X under the Exchange Act are satisfied regarding the information in the reports to be referenced;

(C) the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are guaranteed by a wholly owned subsidiary of such issuer or swap counterparty and the subsidiary does not meet the conditions of paragraph (A)(1), but the conditions in paragraph (A)(1) are met with respect to such issuer or swap counterparty and the requirements of Rule 3–10 of Regulation S–X under the Exchange Act are satisfied regarding the information in the reports to be referenced.

21

Delisting of Units

Unless the prospectus supplement specifies that the following delisting procedure will be inapplicable, the trust agreement will provide that if the depositor receives notice that an underlying security issuer with respect to a concentrated underlying security has become an ineligible issuer, or if the swap counterparty has become a disqualified swap counterparty (where the swap counterparty is not an affiliate of the depositor) the depositor will proceed to (i) apply to the SEC and the NYSE to withdraw the Units from listing and registration on the NYSE and (ii) following and subject to prior approval of such application, file with the SEC a certification on Form 15 (or any applicable successor form) suspending the reporting obligations of the depositor under Section 15(d) the Exchange Act with respect to the Units, if and to the extent that the depositor determines in its reasonable, good faith discretion that the depositor meets the requirements for a filing of such form with respect to Units under Rule 12h-3 under the Exchange Act or any other applicable provisions of the Exchange Act. The trust agreement does not require the depositor to inquire whether an underlying security issuer has become an ineligible issuer or any swap counterparty has become a disqualified swap counterparty. If the depositor is unable after commercially reasonable efforts to withdraw the Units from listing on the NYSE and terminate its Exchange Act reporting obligations in relation to the Units on or prior to the date on which the depositor has determined (in its reasonable, good faith discretion) that the depositor would be in violation of its reporting obligations under the Exchange Act with respect to the Units in the absence of a termination of the Trust, a trust wind up event will occur. If the depositor succeeds in withdrawing the Units from listing on the NYSE and terminating its reporting obligations in relation to the Units before the depositor determines it would be in violation of its reporting obligations under the Exchange Act, a trust wind up event will not occur in connection with such event and the Units will remain outstanding. The delisting procedure described above would not be available to the depositor in the fiscal year in which the Units are issued.

If (i) the issuer or obligor in respect of any credit support, together with any other affiliated entities providing any credit support in relation to the Units is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flow supporting any class of the Units, as determined in accordance with Item 1114 of Regulation AB and (ii) a concentrated underlying security of the relevant credit support provider would be a disqualified underlying security, such credit support will be considered “disqualified credit support”. In such case, the same provisions shall apply as if the disqualified credit support were a concentrated underlying security of a disqualified issuer.

In certain circumstances if so described in the prospectus supplement, the existence of a disqualified underlying security, disqualified swap transaction or disqualified credit support may not require a delisting of the Units or a trust wind-up event, but only a liquidation or termination of the relevant security, credit support or swap transaction. In such case, the Trust shall distribute any net proceeds to the Trust from any such liquidation or termination in the manner described in the applicable prospectus supplement to the holders of Units and the Trust shall continue thereafter.

Liquidation events. A “liquidation event” will occur following a disqualification event as described above, an underlying security default as described below, any termination event with

22

respect to a swap agreement as described under “Description of Trust Property(Swap agreements” or a default or other applicable event with respect to any credit support. Following a liquidation event, the Trust will liquidate trust property as described below. A liquidation event with respect to an underlying security may also result in a termination of a swap transaction or liquidation of credit support relating to such underlying security. In connection with a liquidation event, the Trust may need to liquidate trust property related to the swap transaction or other trust property in order to satisfy any swap termination payment or other payments. A liquidation event may also result in a trust wind-up event. If an event occurs that is a trust wind-up event described below as well as a liquidation event, such event will be treated as a trust wind-up event and the Trust will terminate.

An “underlying security default” will occur with respect to an underlying security if any of the following occurs:

•

the failure of the underlying security issuer to pay an installment of principal of, or any amount of interest due on, the underlying securities (or other securities of the underlying security issuer that rank equal or senior to the underlying securities) on the due date, after the expiration of any applicable cure period,

•

the acceleration of the maturity of the underlying securities pursuant to the terms of the underlying securities or the relevant underlying security issuance agreement and failure to pay the accelerated amount on the acceleration date,

•

the initiation by the underlying security issuer of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights,

•

the passage of thirty (30) calendar days since the day upon which any person or entity other than the underlying security issuer initiates any proceedings against the underlying security issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights and such proceeding has not been dismissed prior to such thirtieth day, or

•	other events of the default in relation to the underlying securities if specified described in the prospectus supplement.

A liquidation event will occur with respect to any credit support if an event which would constitute an underlying security default occurs with respect to the issuer of such credit support or if such credit support becomes disqualified credit support.

Upon the occurrence of a liquidation event (unless the provisions relating to trust wind-up events are applicable), the trustee, through the selling agent, will liquidate the applicable underlying security, swap agreement or credit support, by a sale or otherwise as described in the applicable prospectus supplement, and will apply the proceeds to satisfy any swap termination payment and other required payments, with the balance to be distributed to the Unitholders as described in the prospectus supplement.

23

Trust wind-up events. Unless the prospectus supplement states that one or more of such events will not apply, trust wind-up events with respect to any Trust will include the following:

•	an underlying security default that affects all underlying securities held by the Trust or any underlying securities specified in the prospectus supplement,
•	the consummation of any redemption of, tender for, exercise of any call option on, or other similar transactions with respect to all underlying securities held by the Trust,
•	any event of default or termination event under the swap agreement or swap agreements specified in the applicable prospectus supplement, including without limitation:
•	an event of default under the swap agreements or a termination event under the swap agreements with respect to which all transactions are “affected transactions” (as defined in the swap agreement),
•	any swap default arising from any action taken or failure to act by the swap counterparty,
•

any termination event under the related swap agreement with respect to which the swap counterparty is the sole “affected party” (as defined in the swap agreement) and all transactions are “affected transactions” provided that at the time of such occurrence no swap termination payment would be payable by the Trust to the swap counterparty upon designation of an early termination date by the Trust, or

•	the designation of an early termination date by the swap counterparty under the related swap agreement with respect to all transactions entered into under that agreement,
•	any credit support default specified in the applicable prospectus supplement,
•	the occurrence of a disqualification event that leads to a trust wind-up, as described above,
•	the occurrence of an excess expense event, as described below,
•	the designation by the depositor, if the depositor owns 100% of the Unit principal balance, of a special depositor wind-up event, or
•	any other wind-up event described in the applicable prospectus supplement.

If more than one trust wind-up event occurs, only the first such event will be the “trust wind-up event” for all purposes under the relevant trust agreement, any swap agreement and any related agreements or other documents.

24

Excess expense event. Under each trust agreement, an “excess expense event” will occur if the trustee has incurred extraordinary trust expenses in an aggregate amount exceeding the trigger amount specified in the applicable prospectus supplement. The trustee will be required to provide notice to any swap counterparty promptly upon the incurrence by the trustee of extraordinary trust expenses in an aggregate amount in excess of the trigger amount, stating that an excess expense event will occur on the fifth business day following the provision of such notice. If the applicable prospectus supplement so specifies, notice will also be given to the Unitholders. An excess expense event will not occur if the swap counterparty agrees to provide adequate assurance of indemnity to the trustee within five business days after such notice, and prior to such day any swap counterparty agrees to indemnify the trustee to its reasonable satisfaction for future extraordinary trust expenses and extraordinary trust expenses that have already been incurred at the time of the agreement to indemnify that exceed the maximum reimbursable amount specified in the applicable prospectus supplement. If the applicable prospectus supplement so specifies, Unitholders may unanimously agree to provide such indemnity. Extraordinary trust expenses would include any increased expenses due to the costs of replacing the trustee in the event the trustee is required to be replaced.

Consequences of a trust wind-up event. If a trust wind-up event occurs:

•	the relevant trust agreement and each transaction under any swap agreement will terminate,
•	the trustee, through the selling agent, will liquidate the underlying securities and trust property pursuant to the swap agreements or otherwise by sale,
•	any call option or warrant in relation to the Units of the underlying securities will become exercisable (but will not be required to be exercised),
•

the trustee will apply the proceeds of any such liquidation or sale to fund any swap termination payment, as described under “Description of Trust Property—Swap agreements—Swap termination payments” and any extraordinary trust expenses to be borne by the Trust, as described under “—Trustee compensation” below, and

•

the trustee will hold all remaining liquidation proceeds and other trust property, if applicable, until the satisfaction of certain conditions, at which time the trustee will distribute such proceeds to the Unitholders. See “Description of Units—Early distribution of trust property”.

The trustee will notify the Unitholders and the rating agencies promptly of any trust wind-up event or liquidation event. However, the trustee will not be responsible for giving notice of a trust wind-up or liquidation event unless and until (1) the trustee fails to receive amounts due on the underlying securities or under a swap agreement within any applicable grace period, (2) the trustee receives notice from a swap counterparty of the occurrence of a termination event, (3) the trustee receives notice from the underlying security issuer of an event constituting a default under the applicable underlying security issuance agreement that is also an underlying security default or (4) an officer of the trustee assigned to its corporate trust

25

department obtains actual knowledge of an underlying security default, swap default or termination event.

Upon the occurrence of a trust wind-up event or liquidation event, the trustee will notify the selling agent that the Trust is required to sell underlying securities or other trust property. See “—Sale of trust property, secured party rights” below.

If so specified in the prospectus supplement, in connection with early termination of a swap agreement or one or more transactions thereunder, other than as a result of an underlying security default, the claim of the swap counterparty against the underlying securities (or proceeds thereof arising from sale thereof) and any other trust property will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance and (2) in the case of an early termination as a result of an underlying security default, to the trust property.

Sale of trust property, secured party rights

After receiving a notice from the trustee that a Trust is required to sell underlying securities or other trust property, the selling agent specified in the applicable prospectus supplement or otherwise appointed by the trustee will sell underlying securities or other trust property on behalf of the Trust. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales will be completed within 30 days (or a longer period of time as may be reasonable with respect to particular underlying securities or other trust property). Actions of the selling agent may be subject to call rights or warrants outstanding in relation to the Units or the underlying securities. If a default has occurred under an underlying security issuance agreement or an underlying security has become a disqualified underlying security and that event does not result in a termination of the Trust, sales will be limited to the underlying securities affected by that event, except to the extent that the proceeds from the sale of those underlying securities are insufficient to make any swap termination payment.

In addition to the provisions of the trust agreement with respect to the selling agent, in the event that the Trust fails to make any payment when due under any swap agreement, the swap counterparty may have the right to take all action and to pursue all remedies with respect to the trust property that a secured party is permitted to take with respect to collateral under the Uniform Commercial Code as in effect from time to time in the State of New York, including the right to require the trustee promptly to sell some or all of the underlying securities held by the Trust in the open market or, at the election of the swap counterparty, to sell underlying securities to the swap counterparty for their fair value as determined in good faith by the swap counterparty. In either case, the proceeds of sale will be applied to any amounts owed to the swap counterparty. Each trust agreement will provide that Unitholders will have no liability as sellers of the trust property in connection with any sale by the trustee or the selling agent.

If provided in the applicable prospectus supplement, in connection with any swap termination payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the trustee the amount of such outstanding swap termination payment (together with, in the case

26

of a trust wind-up event, any extraordinary trust expenses in excess of the maximum reimbursable amount payable to the trustee) and a written instruction to discontinue sale of the underlying securities.

The selling agent is an agent of the trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the selling agent have any liability to the Trust in the absence of the selling agent’s bad faith or willful default. The selling agent shall be permitted to sell underlying securities to affiliates of the selling agent. The selling agent may elect not to act as selling agent with respect to some or all of the underlying securities by oral or written notice to that effect to the trustee, and may resign at any time.

Distribution to Unitholders; termination

The obligations created by the trust agreement (other than the obligation of the trustee to provide reports and other information) will terminate upon the scheduled final distribution date or the date of distribution of all trust property remaining after payment of all expenses and obligations of the Trust. That distribution will be made after all trust property has been sold, as described above under “—Sale of trust property, secured party rights”, and any swap termination payment (except for any such payment that is subordinated to the distribution to Unitholders), as described under “Description of Trust Property—Swap agreements—Swap termination payments”, and any extraordinary trust expenses to be borne by that Trust (if agreed by all Unitholders), as described under “—Trustee compensation” below, have been paid. Written notice of termination will be provided as described above under “—Reports to Unitholders” and “—Notices”, and the final distribution on the Units will generally be made only if the Units are surrendered and cancelled at an office or agency of the trustee.

Trustee

The trustee will at all times be a corporation or association which is not an affiliate of the depositor (but may have normal banking relationships with the depositor or any obligor with respect to any underlying securities and their affiliates) organized and doing business under the laws of any state of the United States or of the United States. The trustee must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $200,000,000 and be subject to supervision or examination by federal or state authorities. Its long-term debt obligations must be rated in one of the four highest categories assigned to long-term debt obligations by each of the rating agencies, and it must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act. Unless another trustee is identified in the applicable prospectus supplement, the trustee for each Trust initially will be LaSalle Bank National Association. The trustee may at any time resign and be discharged from the Trust by giving written notice to the depositor, any swap counterparty and the Unitholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment. If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

27

The trust agreement and, if applicable, the provisions of the Trust Indenture Act incorporated by reference in that agreement, contain limitations on the rights of the trustee, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with the Trust. However, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act), it must eliminate the conflict or resign.

Using information set forth in the prospectus supplements, the trustee will develop the cashflow model for the trusts. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the Units. In accordance with the cashflow model and based on the underlying asset information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to Unitholders and prepare a periodic statement to Unitholders detailing the payments received and the activity on the underlying asset(s) during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the depositor at closing, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the depositor.

Trustee compensation and expenses; liability and indemnification

As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary trust expenses as described below), the trustee will receive the trustee fees. The prospectus supplement will set forth the amount, source, manner and priority of payment with respect to such trustee fees. Trustee fees and expenses may be paid from a portion of the income received with respect to the underlying securities. The Trust may also retain the depositor or a third party to act as an expense administrator to pay the trustee fees and certain other expenses.

The depositor will indemnify the trustee for any other loss, liability or expense, other than trustee fees, incurred by the trustee (“extraordinary trust expenses”) relating to the applicable trust agreement, swap agreement or underlying securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under such trust agreement) up to, in the aggregate, the maximum reimbursable amount specified in the prospectus supplement. Under no circumstances will the depositor be obligated to indemnify the trustee for any such extraordinary trust expenses in excess of the maximum reimbursable amount. Any extraordinary trust expenses actually incurred by the trustee in excess of that amount will be payable from trust property or otherwise by the swap counterparty or Unitholders only if and to the extent that the swap counterparty or Unitholders representing 100% of the aggregate principal balance (or notional amount, as applicable), as applicable, so agree.

The applicable trust agreement will provide that the trustee will have no liability in connection with its actions under that trust agreement, except in the case of its own negligent action, its own negligent failure to act or its own misconduct; provided, however that (i) the duties and obligations of the trustee shall be determined solely by the express terms of the applicable trust agreement, and no implied covenants or obligations (except for a fiduciary duty

28

to the beneficiaries of the Trust) shall be read into the trust agreement, (ii) in the absence of negligence, bad faith or willful misconduct on the part of the trustee, the trustee may conclusively rely upon any certificates or opinions furnished to the trustee that conform to the requirements of the trust agreement, (iii) the trustee shall not be personally liable for an error of judgment made in good faith, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts, and (iv) except with respect to actions or duties required to be taken or performed, as applicable, by the trustee under the express terms of the applicable trust agreement, the trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights powers under the trust agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

In the event the trustee is entitled to indemnification by the depositor (in an amount not exceeding the maximum reimbursable amount set forth above) and is not indemnified by the depositor, whether due to bankruptcy, insolvency or otherwise, the trustee shall be indemnified by the Trust from trust property.

Any expenses incurred in connection with a replacement of the trustee will constitute extraordinary expenses and be included in the aggregate limited obligations of the depositor for extraordinary expenses.

Trustee compliance certifications and reports

The trustee will be required to deliver to the depositor by not later than March 15th of each year, starting in the year following the year of issuance of the related Units, an officer’s certificate stating that:

•	a review of the activities of the trustee during the preceding calendar year and of performance under the trust agreement has been made under such officer’s supervision; and
•

to the best of such officer’s knowledge, based on such review, the trustee has fulfilled all of its obligations under the trust agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the trustee to remedy such default.

In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related Units, the trustee will be required to deliver to the depositor an assessment of compliance that contains the following:

•	a statement of the trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the trust agreement;
•	a statement that the trustee used certain of the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the trust agreement;

29

•

the trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the trustee; and

•

a statement that a registered public accounting firm has issued an attestation report on the trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement during and as of the end of the prior calendar year.

The trustee will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement.

You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

The fiscal year of the Trust will be the calendar year.

Governing law

The Units and each trust agreement will be governed by the laws of the State of New York. Unless otherwise specified in the applicable prospectus supplement, each trust agreement will be subject to the provisions of the Trust Indenture Act that are required to be part of the trust agreement and will, to the extent applicable, be governed by those provisions.

The federal and state courts in the Borough of Manhattan in the City of New York will have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, each trust agreement or any swap agreement.

DESCRIPTION OF TRUST PROPERTY

General

The trust property for a particular series of Units and the related Trust will not constitute trust property for any other series of Units and the Trust related to those Units. Generally, the Units of all classes of a particular series represent equal and ratable undivided ownership interests in the related trust property. The applicable prospectus supplement may specify, however, that specified assets or portions of assets constituting a part of the trust property can be beneficially owned solely by, or deposited solely for the benefit of, one class or a group of classes of Units of the same series. In that case, the other classes of the same series will not possess any beneficial interest in those specified assets.

Underlying securities

General. Each series of Units will represent an ownership interest in a designated security or pool of securities that were registered under the Securities Act or otherwise publicly issued, or are eligible for resale pursuant to Rule 144(k) under the Securities Act, and have been

30

purchased by the depositor or one or more of its affiliates and deposited with the Trust. The underlying securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

•

debt obligations or investment grade term preferred stock issued or issued and guaranteed by one or more corporations, general or limited partnerships, limited liability companies, business trusts, banking organizations or insurance companies or other organizations, referred to as “corporate debt”,

•	equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates,
•	trust preferred capital securities and other similar preferred securities of one or more trusts or other special purpose legal entities,
•	asset-backed securities of one or more trusts or other special purpose legal entities issued pursuant to a registration statement filed with the SEC on Form S-3,
•

an obligation issued or guaranteed by an Eligible Sovereign or any agency or instrumentality thereof for the payment of which the full faith and credit of the Eligible Sovereign is pledged, where Eligible Sovereigns include the United States of America, the Republic of France, the Federal Republic of Germany and the states thereof, the United Kingdom, Canada and the provinces thereof, Japan, the Kingdom of Belgium, the Kingdom of the Netherlands, and the Republic of Italy, or another sovereign described in the applicable prospectus supplement,

•

the obligations of one or more of the following government sponsored enterprises (“GSEs”): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority, Federal Farm Credit Banks and any other government sponsored enterprise specified in the applicable prospectus supplement that, at the time of the offering of the Units, has outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 and that makes information publicly available comparable to that of Exchange Act reporting companies, or

•

certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

31

If an underlying security is corporate debt, a trust preferred capital security or an equipment trust certificate, and the underlying security will not be, as of the issue date of the Units, a concentrated underlying security, then the depositor must reasonably believe that one of the following conditions is met:

•	the related underlying security issuer will be an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,
•	the underlying securities are guaranteed by an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,
•

the related underlying security issuer is a direct or indirect subsidiary of an Exchange Act registrant who is duly filing reports as specified thereunder and has a direct or indirect parent company whose periodic reports meet the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC, or

•	the underlying security satisfies the criteria below.

In the case of an underlying security that is corporate debt, a trust preferred capital security or an equipment trust certificate that will be, as of the issue date of the related Units, a concentrated underlying security, then the depositor must reasonably believe that the underlying security guarantor is not a “disqualified issuer” and the underlying security guarantor is filing reports, proxy statements and other information with the SEC pursuant to section 12 or 15(d) of the Exchange Act and has filed all the material that would be required to be filed pursuant to section 13, 14 or 15(d) of the Exchange Act for a period of at least twelve calendar months and any portion of a month immediately preceding the filing referencing the third party’s reports (or such shorter period that such third party was required to file such materials).

In the case of trust preferred capital securities or equipment trust certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the trust preferred capital securities or equipment trust certificates which may be deemed to be the issuer for the foregoing purposes.

If a concentrated underlying security is an asset-backed security, the depositor must reasonably believe that the pool of assets relating to such underlying security issuer are asset-backed securities and such underlying security issuer is filing reports with the SEC pursuant to 12 or 15(d) of the Exchange Act.

Neither Morgan Stanley nor any of its affiliates has had a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the offering of the Units with the underlying security issuer, underlying security guarantor or their affiliates, and none of the underlying security issuer, the underlying security guarantor or any of their affiliates is an affiliate of the depositor or any underwriter for the Units.

The underlying securities that satisfy each of the applicable criteria described above are referred to as “eligible underlying securities” and the related issuer of each underlying security is referred to as an “eligible underlying security issuer”.

32

GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent the third party is a U.S. government-sponsored enterprise, has outstanding securities held by non-affiliates with an aggregate market value of $75,000,000 or more, and makes information publicly available on an annual and quarterly basis, including audited financial statements prepared in accordance with generally accepted accounting principles cover the same periods that would be required for audited financial statements under Regulation S-X under the Exchange Act and non-financial information consistent with that required by Regulation S-K under the Securities Act. Based on information contained in the offering document pursuant to which any GSE issuer's underlying securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer of underlying securities which constitute concentrated underlying securities for any trust as of the date of the prospectus supplement. The specific terms and conditions of the GSE underlying securities will be set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the underlying securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof. Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

All information contained in a prospectus supplement with respect to any underlying security will be derived solely from descriptions contained in a publicly available prospectus or an offering document for that underlying security (each such prospectus or offering document is referred to as an “underlying security disclosure document”), any periodic filings with respect to the underlying security or underlying security issuer or guarantor, or other available information. The applicable prospectus supplement will state whether the underlying security disclosure document with respect to any applicable concentrated underlying security was filed with the SEC in connection with the issuance of the related underlying security or otherwise in public filings by the related underlying security issuer or identify another source from which such underlying security disclosure document can be obtained. For additional information regarding each underlying issuer, prospective purchasers of the Units are referred to (1) each related underlying security disclosure document and (2) each registration statement of which any underlying security disclosure document is a part, including any reports filed by the related underlying security issuer under the Exchange Act (referred to as an “underlying security registration statement”). Each prospectus supplement in relation to the Units will set forth the material terms of the underlying securities.

In connection with the underlying issuer and the underlying securities:

•

no representation is made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates as to the accuracy or completeness of the information contained in any underlying security disclosure document, or underlying security registration statement (other than the information regarding the terms of the underlying

33

securities that is expressly set forth in this prospectus or the applicable prospectus supplement),
•

no investigation of the financial condition or creditworthiness of that underlying security issuer or any of its affiliates, or of any ratings of the related underlying securities, will be made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates in connection with the issuance of the related Units. Prospective purchasers of Units should carefully consider each underlying security issuer’s financial condition and its ability to make payments in respect of the related underlying securities, and

•

unless the applicable prospectus supplement specifies that MS&Co. or any of its affiliates acted as an underwriter, initial purchaser or placement agent in relation to a prior issuance of the underlying securities unrelated to the sale of the Units, none of the Trust, the trustee, the depositor, MS&Co. or any of their affiliates has participated in the preparation of any underlying security disclosure document, underlying security registration statement or other public information relating to the underlying securities or takes any responsibility for the accuracy or completeness of the information contained in the foregoing documents (other than to the extent of the information regarding the terms of the underlying securities that is expressly set forth in this prospectus or the applicable prospectus supplement).

Please refer to the applicable prospectus supplement (and the underlying security disclosure document referred to therein) for a description of the following material terms, as applicable, of any concentrated underlying security that constitutes a part of the trust property of the related Trust:

•	the title and series, as well as the aggregate principal amount, denomination and form, of the underlying security,
•	whether the underlying security is senior or subordinated to any other obligations of the related underlying security issuer,
•	whether any of the obligations under the underlying security are secured or unsecured, and the nature of any collateral,
•	any limit on the aggregate principal amount of the underlying security,
•	the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the underlying security will be payable,
•

the rate or rates or the method for determining those rates, at which the underlying security will bear interest, if any, the date or dates from which interest will accrue, and the dates on which that interest will be payable,

•

the obligation, if any, of the underlying security issuer to redeem any underlying security pursuant to any sinking fund or similar provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and

34

the terms and conditions under which the underlying security may be redeemed or repurchased, in whole or in part,
•

the periods within which or the dates on which, the prices at which and the terms and conditions under which the underlying security may be redeemed, if any, in whole or in part, at the option of the underlying security issuer,

•	whether the underlying security was issued at a price lower than its principal amount,
•

if other than U.S. dollars, the currency in which the underlying security is denominated, or in which payment of the principal of (and premium, if any) or any interest on the underlying security will be made, and the circumstances, if any, when that currency of payment may be changed,

•	material events of default or restrictive covenants with respect to the underlying security,
•	any retained interest with respect to the underlying security, and
•	other material terms of the underlying security.

With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe the composition of that portion as of the relevant cut-off date, specified material events of default or restrictive covenants common to those underlying securities, and, on an aggregate, percentage or weighted average basis, as applicable, certain of the characteristics described above.

If the underlying securities are foreign assets, or affected by credit support provided by a foreign entity, the applicable prospectus supplement will describe any pertinent governmental legal or regulatory or administrative matters and any pertinent tax matters, exchange controls, currency restrictions or other economic, fiscal, monetary or potential factors that could materially affect payments on the performance of, or other matters relating to, such underlying securities or credit support.

Underlying security issuance agreements

Each underlying security will have been issued pursuant to an indenture, trust agreement or other agreement (each such agreement is referred to as an “underlying security issuance agreement”). All information contained in that prospectus supplement with respect to the provisions of any underlying security issuance agreement pertaining to a concentrated underlying security will be based solely on the description of that underlying security issuance agreement filed with the SEC or available from other public sources.

Covenants. An underlying security issuance agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiaries’ ability to:

35

•	consolidate, merge, or transfer or lease assets,
•

incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien, and

•

declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or any of its subsidiaries.

An underlying security issuance agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, an underlying security issuance agreement typically may be amended or supplemented and past defaults may be waived with the consent of the trustee, if any, of the holders of not less than a specified percentage of the outstanding securities, or both.

The underlying security issuance agreement related to one or more underlying securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the underlying securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the underlying securities against losses. The prospectus supplement used to offer any series of Units will describe material covenants in relation to any concentrated underlying security and, as applicable, will describe material covenants which are common to other underlying securities included in the trust property.

Events of default. An underlying security issuance agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

•

failure by the issuer to pay an installment of interest or principal on the securities, at the time required or to redeem any of the securities when required, in each case subject to any specified grace period,

•

failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the underlying security issuance agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer,

•

failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and

36

•	certain events of insolvency or bankruptcy with respect to the underlying security issuer.

Each underlying security issuance agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of Units will describe the material terms of the events of default under the underlying security issuance agreement with respect to any concentrated underlying security and applicable remedies with respect thereto. With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe certain common covenant defaults with respect to such portion. There can be no assurance that any such provision will protect the Trust, as a holder of the underlying securities, against losses. If a covenant default occurs and the Trust as a holder of the underlying securities is entitled to vote or take such other action to declare the principal amount of an underlying security and any accrued and unpaid interest thereon to be due and payable, the Unitholders’ objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to declare the acceleration of the underlying securities.

Limitations on remedies. An underlying security issuance agreement will generally provide that upon the occurrence of an event of default, the trustee, if any, may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee, if any, or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Subordination. As described in the applicable prospectus supplement, the underlying securities that constitute a part of the trust property of the related Trust may be either senior or subordinated in right of payment to other existing or future obligations of the underlying security issuer. With respect to subordinated underlying securities, to the extent of the subordination provisions of those underlying securities, and after the occurrence of specified events, any holders of securities and direct creditors whose claims are senior to those of holders of subordinated underlying securities may be entitled to receive payment of the full amount due on those claims before holders of subordinated underlying securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on their underlying securities. Consequently, the Trust as a holder of subordinated underlying securities may suffer a greater

37

loss than if it held unsubordinated debt of the underlying security issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of senior underlying securities would receive all payments in respect of those underlying securities even if holders of subordinated underlying securities of the same underlying security issuer receive amounts in respect of their underlying securities. Please refer to the applicable prospectus supplement for (1) a description of any subordination provisions with respect to any applicable concentrated underlying securities and (2) the relative percentages of senior underlying securities and subordinated underlying securities, if any, in trust property comprised of underlying securities other than concentrated underlying securities.

Secured obligations. Certain underlying securities that constitute a part of the trust property of the related Trust may represent secured obligations of the underlying security issuer. Generally, unless an event of default has occurred and is continuing, or with respect to certain collateral or as otherwise specified in the related underlying security issuance agreement, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to that collateral. An underlying security issuance agreement may also contain provisions for release, substitution or disposition of collateral for those underlying securities under specified circumstances with or without the consent of the trustee under that agreement or at the direction of not less than a specified percentage of the holders of those underlying securities.

An underlying security issuance agreement will also provide for the disposition of collateral if specified events of default occur. In the event of a default in respect of any secured obligation, holders of the corresponding underlying securities may experience a delay in payments on account of principal (and premium, if any) or any interest on their underlying securities pending the sale of any collateral, and prior to or during that period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of the corresponding underlying securities (to the extent not repaid from the proceeds of the sale of collateral) will have only an unsecured claim ranking equally and ratably with the claims of all other general unsecured creditors.

The underlying security issuance agreement with respect to any secured underlying security may include some, all or none of the foregoing provisions or variations of those provisions. The applicable prospectus supplement will describe the security provisions of those underlying securities and the related collateral. With respect to any portion of the trust property of a particular Trust comprised of secured underlying securities other than concentrated underlying securities, the related prospectus supplement will disclose certain general information with respect to security provisions and collateral.

Maturity and yield considerations. Each prospectus supplement will, to the extent applicable, contain information with respect to the type and maturities of the underlying securities related to conditions under which those underlying securities may be subject to early redemption (either by the applicable underlying security issuer or pursuant to a third-party call option), amortization, repayment (at the option of the holders of those underlying securities) or extension of maturity. Any such provisions of the applicable underlying securities will affect the weighted average life of the related Units.

38

The effective yield to holders of the Units may be affected by particular aspects of the related trust property or the manner and priorities of allocations of collections with respect to the trust property between the classes of a particular series. In the case of Units where the related Trust holds one or more redeemable underlying securities, extendible underlying securities or underlying securities subject to a third-party call option or early amortization, the yield to maturity may be affected by any optional or mandatory redemption, extension or repayment or amortization of the related underlying securities prior to their stated maturity. A variety of tax, accounting, economic and other factors will influence whether an underlying security issuer exercises any right of redemption in respect of its underlying securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related underlying securities, the likelihood of redemption would be expected to increase. As a result, there can be no certainty as to whether any underlying security redeemable at the option of the relevant underlying security issuer will be repaid prior to its stated maturity.

Unless the applicable prospectus supplement describes other remedies applicable to particular underlying securities, all underlying securities will be subject to acceleration if specified defaults occur. The maturity and yield on the Units will be affected by any early repayment of the related underlying securities as a result of any such acceleration by the holders of those underlying securities. If an underlying security issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of underlying security issuers and correspondingly may affect an underlying security issuer’s ability to satisfy its obligations under its underlying securities. Those factors include the underlying security issuer’s operating and financial condition, leverage, as well as social, geographic, legal and economic factors.

The extent to which the yield to maturity of any Units may vary from the anticipated yield due to the rate and timing of payments on the related trust property will depend on the degree to which those Units are purchased at a discount or premium and the degree to which the timing of payments on those Units is sensitive to the rate and timing of payments on the trust property.

The yield to maturity of any Units will also be affected by variations in the interest rate applicable to, and the corresponding payments in respect of, those Units, to the extent that their interest rate is based on variable or adjustable rates. In the case of Units representing an interest in two or more underlying securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or in the case of an early redemption) on the underlying security or underlying securities having interest rates higher or lower than the interest rate then applicable to those Units may also affect the yield on those Units.

The applicable prospectus supplement may contain additional information regarding yield and maturity considerations applicable to the related Units and the related trust property, including the underlying securities.

39

Swap agreements

At the time it is formed, a Trust may enter into one or more swap agreements with third parties (which may be affiliates of the depositor). Each swap agreement consists of a master agreement and the confirmations relating to particular transactions under that master agreement. The following summary, together with any related information in the applicable prospectus supplement, is subject to the detailed provisions of the form of swap agreement filed as an exhibit to the registration statement. The applicable prospectus supplement will describe the specific terms of each transaction under the swap agreement, particularly the method of calculation of payments by the swap counterparty and the timing of those payments; if required, it will also contain specified information with respect to the swap counterparty and, if applicable, its guarantor.

The Trust may enter into swap agreements with more than one swap counterparty, in which case the following discussion will apply separately to each swap agreement with each swap counterparty.

General. As specified in the applicable prospectus supplement, the transaction or transactions under a swap agreement may be one or more of the following:

•

an interest rate swap, interest rate basis swap, forward rate transaction, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, or any other similar interest rate derivative transaction or currency derivative transaction that reduces or alters risk resulting from the underlying securities held by the Trust; or

•	any combination of the foregoing transactions.

Each swap agreement will be in the form of a confirmation entered into pursuant to a master agreement in the form of the “1992 ISDA Master Agreement (Multicurrency—Cross Border)” or any updated similar form (referred to as the “ISDA Master Agreement”), published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and may incorporate the 2000 ISDA Definitions, the 1997 Government Bond Option Definitions or one or more other sets of standard definitions or updates or revisions of such definitions published by ISDA (referred to as the “ISDA Definitions”), and as modified and supplemented by a schedule, including to reflect the terms of a particular series of Units and the related trust agreement and any specific terms of the relevant transaction or transactions. Except as otherwise specified in the confirmation for any relevant swap transaction, each swap agreement and the relevant transactions thereunder will be governed in all relevant respects by the provisions of the ISDA Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the ISDA Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of that swap agreement.

Payments under swap agreement. In general, under a swap agreement, a Trust and its swap counterparty will each agree to exchange specified payments on specified payment dates. The amounts to be exchanged by the parties on a swap payment date may both be floating

40

amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate base rates described under “Description of Units—Distributions—Interest on Units” or other types of interest rate bases) or one such amount may be floating and the other fixed. Those amounts will also be calculated with reference to the notional principal amount of the transaction or transactions under the swap agreement, which, unless a lesser notional principal amount is specified in the prospectus supplement, will be equal to the aggregate principal amount of the related underlying securities on the date of determination (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of a Trust to its swap counterparty may be secured by a security interest in the trust property in favor of the swap counterparty that will take priority over the interests of Unitholders in all or specified trust property.

A swap agreement may provide for periodic exchanges of payment amounts, a single exchange or series of exchanges on one or more interest payment dates or on the maturity or prospective maturities of the related underlying securities, or both.

If specified in the applicable prospectus supplement, a swap agreement may also document a call option granted by the Trust, or a put option in favor of the Trust, with respect to all or a portion of the related underlying securities or other trust property. A call option granted by the Trust will effectively reserve to the swap counterparty the right to (1) realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the related Units or (2) effect a conversion of the related underlying securities into other securities, rights which the Trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the Trust will generally be intended to protect the Trust in whole or in part from a decline in the market value of the specified trust property at or prior to the maturity of the related Units. The prospectus supplement may specify that a put option written in favor of the Trust will be automatically exercised by the trustee if specified events occur. A prospectus supplement may describe additional types of options granted by or in favor of a Trust.

On a swap payment date (including a swap payment date occurring on the maturity of some or all of the related underlying securities), each exchange of payments in the same currency and in respect of the same transaction will be settled on a “net payments” basis, which means that only a single net payment will be due from one of the parties under the swap agreement to the other. If described in the applicable prospectus supplement, such netting may also be applied to more than one transaction. On each distribution date for Units with respect to which the related Trust has entered into a swap agreement, the trustee will have available for distribution to Unitholders funds equal to (1) the amount of any payments received on the swap agreement and other related trust property less (2) all payments made by the trustee to the swap counterparty, in each case since the immediately preceding distribution date. The effect of the swap agreement, therefore, will be that holders of the related Units will be entitled to distributions of interest (and, if applicable, of principal) in accordance with the terms of the swap agreement rather than the terms of the related underlying securities. No assurance can be given that the trustee will receive when due any payment due on those underlying securities or any net payment due under a swap agreement, or that the trustee will recover moneys under any related guaranty in the case of a payment default by the swap counterparty under a swap agreement.

41

Modification and amendment. Each trust agreement will contain provisions permitting the trustee to enter into any amendment of a swap agreement to which the related Trust is a party to cure any ambiguity in, or to correct, eliminate, add or supplement or otherwise change any provision of, that swap agreement if such amendment will not have a material and adverse effect upon any Unitholder. Each trust agreement will also contain a provision permitting the trustee to enter into any other amendment of the swap agreement if directed or consented to by the specified percentage of Unitholders materially and adversely affected thereby. The trustee shall not enter into any amendment, or agree to a waiver or other modification, of the swap agreement that would have the effect of changing the principal amount, interest rate, maturity, or other terms specified for this purpose in the trust agreement, with respect to any class or series of Units, without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. The Rating Agency Condition shall be satisfied with respect to any such amendment, waiver or modification unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition need not be satisfied, but in any event each applicable Rating Agency shall receive notice of such amendment, waiver or modification. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment to a swap agreement will be permitted unless the trustee first receives an opinion of counsel to the effect that the requested amendment will not alter the classification of the related Trust for U.S. federal income tax purposes.

Defaults. Events of default under a swap agreement may include:

•	any failure of the applicable Trust to pay any amount when due under the swap agreement,
•	any failure of the applicable swap counterparty or any guarantor to pay any amount when due under the swap agreement, after giving effect to the applicable grace period, and
•

specified other standard events of default under the ISDA Master Agreement including “Credit Support Default”, “Bankruptcy” and “Merger without Assumption”, as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and as modified by the related schedule.

Several of the standard events of default under the ISDA Master Agreement will not be events of default under a swap agreement. Those excluded standard events of default are “Breach of Agreement”, “Misrepresentation”, “Default Under Specified Transaction” and “Cross Default”, as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi) of the ISDA Master Agreement. The applicable prospectus supplement will describe any additional events of default under the relevant swap agreement.

In specified cases, the Trust will be the party affected by the event and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap transaction payment for purposes of calculating any swap termination payment. Notwithstanding the existence of a grace period with respect to a particular underlying security or underlying

42

security issuance agreement, the failure of the underlying security issuer to make timely payment of an amount required in order for the Trust to make a related payment under the swap agreement may result in a default by the Trust under the swap agreement prior to the occurrence of a default under the related underlying security issuance agreement. The applicable prospectus supplement will specify any additional circumstances constituting a default for purposes of any applicable swap agreement.

Termination events. Termination events under a swap agreement may consist of the following:

•	the occurrence of an “Illegality” or “Tax Event” as described in Sections 5(b)(i) and 5(b)(ii) of the ISDA Master Agreement,
•

the occurrence of a “trust wind-up event” (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply to all transactions under the swap agreement),

•

an underlying security default occurs with respect to the related underlying security (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific transaction or transactions under the swap agreement relating to that underlying security),

•

the related underlying security becomes a “disqualified underlying security” (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific transaction or transactions under the swap agreement related to that underlying security),

•

any transaction under the swap agreement becomes a disqualified swap transaction (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific disqualified swap transaction), or

•	the occurrence of an excess expense event (as defined under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”).

Depending on the circumstances, either the Trust or the swap counterparty, or both the Trust and the swap counterparty, will be deemed to be the party or parties affected by the relevant event and will be entitled to terminate the relevant transaction(s) under the swap agreement. However, for purposes of calculating any swap termination payment, the Trust will be deemed the sole affected party, and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. The “Tax Event Upon Merger” and “Credit Event Upon Merger” termination events described in Sections 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement will not apply. The applicable prospectus supplement

43

will describe any additional termination events that apply, or any of the above termination events that do not apply, to a particular series of Units.

Early termination of swap agreements. If specified events of default or termination events occur, the trustee or the swap counterparty will, by notice to the other party (if a notice is required under the swap agreement), in the case of a termination event terminate the particular affected transaction(s) under the swap agreement and in the case of an event of default terminate all transactions under the relevant swap agreement. The date of any such termination is referred to as an “early termination date “. In the case of certain termination events, the date on which the relevant swap transactions will terminate must be designated by one of the parties, as specified in that swap agreement, and will occur only after notice and, in certain circumstances, after the swap counterparty has used reasonable efforts to transfer its rights and obligations under the relevant transactions to a related entity within a limited time period after notice of the termination event has been given. In the event that the trustee becomes aware that a termination event has occurred with respect to which the swap counterparty is the sole affected party, the trustee will designate a termination event for each affected transaction under the swap agreement, unless the Trust would owe the swap counterparty a swap termination payment as a result of such a designation. The swap counterparty will have no obligation to the Trust to exercise any right to terminate any particular transaction under the swap agreement, and will not act on behalf of the Trust to exercise any right the Trust may have to terminate any such transaction. If a termination event occurs and, when applicable, an early termination date is designated with respect to a swap transaction, the swap transaction will terminate and a swap termination payment may be payable by the Trust to its swap counterparty or by the swap counterparty to the Trust. If the Trust is liable for a swap termination payment, underlying securities may be sold by the trustee through a selling agent. See “Description of Trust Agreements— Trust wind-up events, liquidation events and disqualification events”.

To the extent that the aggregate principal amount of the underlying securities held by a Trust is reduced through redemption, prepayment or exchange, the corresponding swap amount under any related swap agreement will be subject to a partial termination and the Trust or the swap counterparty may incur liability for a swap termination payment.

In the event that an underlying security default results in a termination event, the Trust will be the affected party (as defined below) for purposes of the calculation of any swap termination payment.

Swap termination payments. If one or more transactions under a swap agreement is terminated prior to its maturity, the market value of each terminated transaction will be established by one or both parties, as specified in the swap agreement, based either (1) on the basis of the market quotations of the cost of entering into a replacement transaction, (2) if such market quotations are unavailable or do not produce a commercially reasonable result, on losses suffered by either party as a result of the termination of the relevant transaction or (3) on another method of valuation provided in the applicable prospectus supplement. If the market value of a particular transaction is positive for the Trust, or the termination of that transaction would result in a loss to the Trust, a swap termination payment will be due from the swap counterparty to the Trust in respect of that transaction. By contrast, if the market value is positive for, or the termination of a transaction would result in a loss to, the swap counterparty, a swap termination

44

payment will be due from the Trust to its swap counterparty. The swap termination payment for all terminated transactions under a swap agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each transaction under that agreement. Depending on the type of the event of default or termination event that causes an early termination of any swap transaction, any swap termination payment due to the swap counterparty may be senior or subordinated in right of payment to the final distribution to be made to Unitholders.

Any swap termination payment payable by a Trust will be limited to the assets of the Trust, and the related Unitholders will not be liable to the swap counterparty for a swap termination payment to the extent, if any, that the amount of those payments exceeds the assets of the Trust. Nonetheless, the loss to Unitholders resulting from a termination payment may, if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the relevant offering of Units, be quite substantial in relation to the total value of the related underlying securities. A Trust may be required to sell underlying securities through a selling agent in order to make any swap termination payments owed to the swap counterparty. Unitholders could also be materially adversely affected if a Trust is required to sell underlying securities in order to make swap termination payments at a time when prices for the underlying securities in the secondary market are depressed, as a result of a default on the underlying securities or for any other reason. If a swap agreement is terminated, any further distributions in respect of the related underlying securities will be made pursuant to the underlying securities without the benefit of that agreement.

If the applicable prospectus supplement so provides, in connection with any swap termination payment payable by a Trust, the related Unitholders may, acting unanimously, deliver to the trustee the amount of that payment (together with any extraordinary trust expenses to be borne by that Trust) and a written instruction to refrain from, or discontinue, the sale of the underlying securities. It is possible, however, that underlying securities may be sold by a selling agent in the time necessary for the Unitholders to exercise their rights described in the foregoing sentence.

Guaranties of support. Unless the applicable prospectus supplement specifies arrangements for securing the obligations of a swap counterparty, the payment obligations of that swap counterparty under a swap agreement will be general, unsecured obligations of that swap counterparty.

Repurchase agreements

The Trust for particular Units may enter into one or more repurchase agreements which will have economic effect similar to swap agreements. A repurchase agreement will be substantially in the form of the Bond Market Association Master Repurchase Agreement (1996 Version). Pursuant to any repurchase agreement, the Trust will purchase underlying securities from the counterparty under the repurchase agreement (a “repo counterparty”) on the date of issuance of the Units.

45

Under a repurchase agreement, the repo counterparty will pay amounts to the Trust at a fixed or floating rate, and the repo counterparty will be entitled to all interest income received on the underlying securities. In the event that any principal payments are made on the underlying securities prior to the stated expected payment date of principal for the underlying securities, such payments will be retained by the Trust, subject to the right of the repo counterparty to make a substitution of new underlying securities under the terms of the repurchase agreement.

The terms of the repurchase agreement will require the repo counterparty to repurchase the underlying securities on the date specified in the prospectus supplement, which may be the scheduled maturity of the Units, a date of termination or settlement of a related swap agreement, the date of a trust wind-up event, or another specified date. The prospectus supplement may also specify certain trust wind-up events upon which the repurchase agreement will be cancelled and the repo counterparty will not be required to repurchase the securities.

The repo counterparty will have the right to replace the underlying securities with substitute underlying securities if (i) the underlying securities would constitute disqualified underlying securities or (ii) notice is given by the underlying security issuer that a principal payment will be made on the underlying securities prior to the stated expected payment date of principal for the underlying securities or (iii) certain other events specified in the prospectus supplement occur. The repo counterparty will not be required to make any substitutions. The prospectus supplement may provide that if the repo counterparty does not make a substitution in the event of a principal pre-payment, a trust wind-up event will occur at the option of the repo counterparty and the Trust will terminate. “Substitute securities” must meet requirements specified in the prospectus supplement, which may include a requirement that the substitute securities have a face amount equivalent to the face amount of the securities (prior to any early principal repayments), one or more specified ratings, pay interest determined by reference to the same index as the initial underlying securities, be denominated in the same currency as the initial underlying securities, otherwise constitute an asset of the same class and type as the initial underlying securities and have a specified expected maturity and final legal maturity, or other requirements.

Credit support

The Trust for particular Units may include, or the holders of those Units (or any class or group of classes within the same series of Units) may have the benefit of, credit support. Such credit support may be provided by any combination of the means described below. The applicable prospectus supplement will describe whether the Trust for any class or group of classes of Units contains, or the holders of those Units have the benefit of, credit support. It will also describe the amount, type and other relevant terms of each element of any such credit support and, if required, specified information with respect to the obligors of each such element, including audited financial information with respect to any such credit support provider (as defined below) providing credit support for 20% or more of the aggregate principal amount of such class or classes, which may be incorporated by reference where such obligor is subject to the informational requirements of the Exchange Act or information with respect to such obligor is filed with the SEC and is eligible for incorporation by reference by registrants of securities backed by such credit support. Any credit support which takes the form of a guaranty of particular Units, rather than a guaranty of payment on the underlying trust property, will be

46

issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

Subordination. The rights of holders of a particular class within the same series of Units to receive collections from the related Trust and any credit support obtained for the benefit of the Unitholders of that series (or classes within that series) may be subordinated to the rights of the Unitholders of one or more other classes of the same series to the extent described in the applicable prospectus supplement. This type of subordination in effect provides credit support to Unitholders of those other classes. If losses are realized during a given period on the trust property relating to particular Units, such that the collections received on that property are insufficient to make all distributions on the Units of that series, those losses will be allocated to the Unitholders of any class within that series that is subordinated to another class, to the extent and in the manner described in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, specified amounts otherwise payable to Unitholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in a reserve account may be applied as described below under “—Reserve accounts” and in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, the credit support for any series or class of Units may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the Unitholders of such class. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the Units of such series.

Letters of credit, guaranty. Units (or any class or group of classes within the same series of Units) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a financial guaranty or surety bond issued by a financial guarantor or surety company. In either case, the trustee or another person specified in the prospectus supplement will use reasonable efforts to cause the letter of credit, guaranty or surety bond to be obtained, to be kept in full force and effect (except to the extent that coverage may be exhausted through payment of claims) and to pay timely all related fees or premiums unless the payment of those fees or premiums is otherwise provided for. The trustee or another person specified in the applicable prospectus supplement will make or cause to be made draws or claims under the letter of credit, guaranty or surety bond under the circumstances and to cover the amounts specified in the applicable prospectus supplement. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

The applicable prospectus supplement will specify whether the letter of credit bank, guarantor or surety, as applicable, will be required to satisfy any ongoing credit rating or other requirements. In the event that any such requirements cease to be satisfied, the trustee or another person specified in the applicable prospectus supplement will use reasonable efforts to obtain or cause to be obtained a substitute letter of credit, guaranty or surety bond, or another form of credit enhancement providing similar protection, that meets those requirements and provides the

47

same coverage, to the extent available for the same cost. There can be no assurance that any letter of credit bank, guarantor or surety, as applicable, will continue to satisfy any such requirements or that any such substitute letter of credit, guaranty or surety bond, or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support may be reduced to the level otherwise available for the same cost as the original letter of credit, guaranty or surety bond.

Reserve accounts. If specified in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to that deposit, a reserve account may be funded through application of a portion of collections received on the trust property relating to particular Units, in the manner and priority specified in the prospectus supplement.

DESCRIPTION OF UNITS

The Units of each series will be subject to the terms of a trust agreement to be entered into between the depositor and the trustee. The following summary of the terms of the Units should be read together with the summary of the trust agreements under “Description of Trust Agreements” and any related discussion in the applicable prospectus supplement. Specific provisions of each series of Units, including any material provisions of such series of Units which supplement or modify those summarized below, will be described in the applicable prospectus supplement.

General

The Units issued under a particular trust agreement will represent the entire beneficial ownership interest in the Trust created pursuant to that agreement. The Units of a particular series may be limited to a single class, or, if so specified in the applicable prospectus supplement, may include two or more classes differing as to entitlement to distributions of principal, interest or premium, and one or more classes may be subordinated in certain respects to other classes of the same series.

Please refer to the applicable prospectus supplement for a description of the following terms of the series (and, if applicable, classes within that series) of the Units to which it relates:

•	the title of the Units,
•	the series of the Units and, if applicable, the number and designation of classes of that series,
•	whether the Units are callable or subject to early redemption,
•	certain information concerning the type, characteristics and specifications of the trust property being deposited into the related Trust by the depositor,

48

•	any limit on the aggregate principal amount or notional amount, as applicable, of each class of that series,
•

the dates on which or periods during which that series or classes within that series may be issued, the offering price of that series and the applicable distribution dates on which the principal, if any, of (and premium, if any, on) that series or classes within that series will be distributable,

•

if applicable, the relative rights and priorities of each class within that series (including the method for allocating collections from and defaults or losses on the trust property to each such class),

•

whether the Units of that series or a class within that series are fixed rate or floating rate Units and the applicable interest rate or interest payments for each such class, including the applicable rate or schedule of interest payments, if fixed, or the method for calculating the rate, applicable to that series or class, if variable, the date or dates from which interest will accrue, the applicable distribution dates on which interest, principal and premium, in each case as applicable, on that series or class will be distributed and any related record dates,

•

any option (1) of a holder of Units of that series or a class within that series to withdraw a portion of the assets of the Trust in exchange for surrendering a Unit or (2) of the depositor or a third party to purchase or repurchase any trust property, (in each case to the extent not inconsistent with the depositor’s continued satisfaction of any applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder (“Rule 3a-7”), as relevant) and the periods during which or the dates on which, and the terms and conditions under which any such option may be exercised, in whole or in part,

•	the denominations in which that series or class within that series will be issuable and transferable,
•

whether the Units of any class within that series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions,

•

whether the Units of that series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the depositary, if other than The Depository Trust Company, for those global securities,

•

if a temporary Unit is to be issued with respect to that series or any class within that series, whether any interest distributable on a distribution date prior to the issuance of a definitive Unit of that series or class will be credited to the account of the persons entitled on that distribution date,

•	if a temporary global security is to be issued with respect to that series or any class within that series, the terms and conditions under which beneficial interests in that

49

temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for definitive individual Units of the same series or class and the terms and conditions under which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive Units of that series or class,
•

if other than U.S. dollars, the specified currency applicable to the Units of that series or any class within that series for purposes of denominations and distributions on that series or class and the circumstances and conditions, if any, under which that specified currency may be changed, and the currency or currencies in which any principal of or any premium or any interest on that series or class are to be distributed after any such change,

•

all applicable required percentages and voting rights relating to the manner and percentage of voting by Unitholders of that series and any class within that series with respect to certain actions by the depositor or trustee, and

•	any other relevant terms of that series or any class within that series.

Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the relevant trustee, subject to the limitations contained in the applicable trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with that transfer or exchange.

MS&Co. or an affiliate may at any time purchase Units at any price in the open market or otherwise. Any Units so purchased by MS&Co. or such affiliate may, at the discretion of MS&Co., be held or resold.

Distributions

In general, distributions allocable to principal, premium, if any, and interest on particular Units will be made in the specified currency for those Units by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The trustee will remit to each holder of record on the relevant record date preceding any distribution, other than the final distribution, its portion of the payment on the related underlying securities or, if applicable, swap agreement promptly, and in any event within one business day, after the trustee receives that payment or otherwise as set forth in the prospectus supplement. Neither the trustee nor the depositor, however, will have any liability for any shortfall in the amount received from the relevant underlying security issuer or, if applicable, the swap counterparty. Accordingly, if less than a particular amount due under the related underlying security or swap agreement is received by the trustee, or a particular amount is received after its due date, the corresponding distribution to Unitholders is reduced or delayed accordingly.

If the specified currency for particular Units is other than U.S. dollars, the exchange rate agent may, at its discretion and at the request of a Unitholder in the manner described in the prospectus supplement, arrange to convert all payments in respect of those Units into U.S. dollars as described in the following paragraph. Any Unitholder which will receive payments in a specified currency other than U.S. dollars must provide appropriate wire transfer instructions to

50

the trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

Unless the applicable prospectus supplement sets forth additional terms as to the conversion of currencies, in the case of Units with a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution will be determined by the exchange rate agent in its sole discretion. All currency exchange costs will be borne by the holders of those Units by deduction from the relevant distributions.

U.S. dollar distributions on Units will be made by wire transfer of immediately available funds to the holder of record on the record dates for those distributions, but only if appropriate wire transfer instructions have been received in writing by the trustee not later than 15 calendar days prior to the applicable distribution date. The applicable prospectus supplement may also provide for distributions to be made by check or against presentation of the relevant Units. In the case of Units issued between a record date and the related distribution date, interest for the period beginning on the issue date and ending on the day immediately prior to that distribution date will, unless otherwise specified in the prospectus supplement, be distributed on the next succeeding distribution date to the holders of Units on the record date for that succeeding distribution.

Unless a different business day convention is specified in the applicable prospectus supplement, a “business day” with respect to any Unit is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (A) in the City of New York or in the city where the corporate trust office of the trustee is located or (B) for Units denominated in a specified currency other than U.S. dollars, in the principal financial center of the country of the specified currency.

Interest on Units

General. Each class of Units (other than certain classes of strip Units) of a particular series may have a different interest rate, as described below. In the case of strip Units with no or, in certain cases, a nominal principal balance, distributions of interest will be in an amount described in the applicable prospectus supplement. For purposes of the following description, “notional amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on strip Units with no or, in certain cases, a nominal principal balance will be paid on each distribution date. Reference to the notional amount of a class of strip Units in this prospectus or the applicable prospectus supplement does not indicate that those Units represent the right to receive any principal distribution in that amount, but rather the notional amount is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the prospectus supplement.

Fixed rate Units. Each class of Units of a particular series with a fixed interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date or from the last distribution date on which interest was paid, at the fixed interest rate stated in the applicable prospectus supplement, until the principal amount of the Units is distributed or made available for payment (or in the case of fixed rate Units with no or a

51

nominal principal amount, until the notional amount of the Units is reduced to zero). A prospectus supplement may specify that holders of certain Units will be entitled to receive on specified dates an amount equal to specified portions of the interest received on the underlying securities held by the related Trust.

If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding rate payable to the Trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

If the terms of a related swap agreement or the related underlying securities so provide, the interest rate for a particular series of Units or any class within that series may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies or changes in the portfolio of underlying securities, all as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate Units will be distributable in arrears on each distribution date.

Floating rate Units. As specified in the applicable prospectus supplement, each class of Units of a particular series with a variable interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date to the first interest reset date (as described below) at the initial interest rate indicated in the applicable prospectus supplement. After that date, the interest rate for each interest period will be determined by reference to an interest rate basis, plus or minus any specified spread, or multiplied by any applicable spread multiplier. The “spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be applicable to a particular series or class, and the “spread multiplier” is a specified percentage that may be applicable to that series or class, all as specified in the applicable prospectus supplement. If the terms of a related swap agreement or the related underlying securities so provide, the spread or spread multiplier on a particular series or class may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable prospectus supplement. The applicable prospectus supplement may designate one or more of the following interest rate bases as a reference for the calculation of payments under the related swap agreement, which will determine the interest rate to be payable on the Units: LIBOR, the “commercial paper rate”, the “Treasury rate”, the “federal funds rate”, the “CD rate” or any other similar interest rate basis described in that prospectus supplement. Each of the foregoing rate bases is described in greater detail below. The “index maturity” for any floating rate Unit is the period of maturity of the instrument or obligation from which the rate basis is calculated. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System. “Composite quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

52

If specified in the applicable prospectus supplement, floating rate Units may also have either or both of the following (in each case expressed as an annual rate on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period. Irrespective of any such maximum interest rate, the interest rate applicable to floating rate Units will in no event be higher than the maximum rate permitted by applicable law.

If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding floating rate payable to the Trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

The applicable prospectus supplement will state whether the interest rate on particular floating rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually, or on another periodic basis. The interest reset dates will be specified in the prospectus supplement. If an interest reset date would otherwise be a day that is not a business day, that interest reset date will occur on a prior or succeeding business day, as specified in the prospectus supplement.

Interest payable in respect of floating rate Units will be the accrued interest from and including the original issue date thereof or the last interest reset date (or other period end date specified in the prospectus supplement) to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following interest reset date (or other period end date specified in the prospectus supplement).

With respect to each floating rate Unit, accrued interest will be calculated by multiplying its principal balance (or notional amount, as applicable) by the accrued interest factor of that Unit. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless the applicable prospectus supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day is computed by dividing the interest rate in effect on that day (1) by 360, in the case of Units bearing interest at a rate based on LIBOR, the commercial paper rate, the federal funds rate or the CD rate or (2) by the actual number of days in the year, in the case of the Treasury rate. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

Unless a different rounding convention is specified in the applicable prospectus supplement, the percentages resulting from any calculation of the interest rate on a floating rate Unit will be rounded, if necessary, to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655), and all currency amounts used in or resulting from that calculation will be rounded to the nearest one-hundredth of a Unit (with 0.005 of a Unit rounded upward).

53

Interest on particular floating rate Units will be distributable on the distribution dates and for the interest accrual periods as described in the applicable prospectus supplement.

LIBOR. For each floating rate Unit for which LIBOR is the rate basis and LIBOR is indexed to the offered rates for U.S. dollar deposits, LIBOR for each interest period will be determined by the calculation agent, as follows:

1.

On the second London banking day prior to the interest reset date for that interest period (referred to as the “LIBOR determination date”), the calculation agent will determine (A) if “Reuters” is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the specified index maturity which appear on the Reuters LIBO Page at approximately 11:00 a.m., London time, on that LIBOR determination date, if at least two such offered rates appear on the Reuters Screen LIBOR Page (“LIBOR Reuters”), or (B) if “Telerate” is specified in the applicable prospectus supplement, the rate for deposits in U.S. dollars for the period of the specified index maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date (“LIBOR Telerate”). “Reuters LIBO page” means the display designated as the “LIBO” page on the Reuters Monitor Money Rates Service (or any replacement page). “Telerate page 3750” means the display designated as page “3750” on the Telerate Service (or any replacement page). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, LIBOR in respect of the relevant LIBOR determination date will be determined as described in (2) below.

2.

If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, on a particular LIBOR determination date, the calculation agent will request the principal London offices of four major banks in the London interbank market selected by the calculation agent to provide their offered quotations for deposits in U.S. dollars for the period of the specified index maturity, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date, and in a principal amount of not less than $1 million that is representative of a single transaction in that market at that time. If at least two such quotations are provided, LIBOR for the relevant interest period will be the arithmetic mean of those quotations. If fewer than two such quotations are available, LIBOR for the relevant interest period will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the calculation agent at approximately 11:00 a.m., New York City time, on the relevant LIBOR determination date for loans in U.S. dollars to leading European banks, for the period of the specified index maturity, commencing on the relevant interest reset date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in that market at that time. If fewer than three such banks are quoting rates as

54

described in the previous sentence, LIBOR for the relevant interest period will be the same as LIBOR for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

In the case of any Unit with respect to which LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining U.S. dollar LIBOR varies from that described above, the applicable prospectus supplement will describe the method for determining such rate.

Commercial paper rate. For each floating rate Unit bearing interest at a rate based on the “commercial paper rate”, the “commercial paper rate” for each interest period will be determined by the calculation agent as of the second business day prior to the interest reset date for that interest period (referred to as a “commercial paper rate determination rate”). The “commercial paper rate” is the “money market yield” (as defined below) on the relevant commercial paper rate determination date of the rate for commercial paper having the specified index maturity, as published in H.15(519) under the heading “Commercial Paper”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to the commercial paper rate determination date, then the “commercial paper rate” for the relevant interest period is the money market yield on the commercial paper rate determination date of the rate for commercial paper of the specified index maturity, as published in composite quotations in the H.15 Daily Update under the heading “Commercial Paper”. If by 3:00 p.m., New York City time, on the relevant calculation date that rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “commercial paper rate” for the relevant interest period is the money market yield of the arithmetic mean of the rates offered, as of 11:00 a.m., New York City time, on the commercial paper rate determination date, by three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated AA or the equivalent by a nationally recognized rating agency. If such dealers are not quoting offered rates as described in the previous sentence, the “commercial paper rate” for the relevant interest period will be the same as the “commercial paper rate” for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “money market yield” is a yield calculated in accordance with the following formula:

D x 360 x 100
money market yield	=
360 - (D x M)

where D refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and M refers to the actual number of days in the specified index maturity.

The “calculation date” pertaining to any commercial paper rate determination date is the earlier of (1) the tenth calendar day after that commercial paper rate determination date or, if that

55

day is not a business day, the next succeeding business day and (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

Treasury rate. For each floating rate Unit bearing interest at a rate based on the “Treasury rate”, the “Treasury rate” for each interest period will be the rate for the auction, which we refer to as the “auction”, held on the Treasury rate determination date (as defined below) for that interest period of direct obligations of the United States (referred to as “Treasury securities”) having the specified index maturity, as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56”, or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57”, or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to that Treasury rate determination date, the bond equivalent yield of the rate for the applicable Treasury securities as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”. In the event that the results of the auction of Treasury securities having the specified index maturity are not published or reported as described above by 3:00 p.m., New York City time, on the relevant calculation date, the bond equivalent yield of the auction rate of the applicable Treasury securities, announced by the United States Department of the Treasury, or if such rate is not announced by the United States Department of the Treasury, or if the auction is not held on that Treasury rate determination date, the bond equivalent yield of the rate on such Treasury rate determination date of Treasury securities having the specified index maturity published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the “Treasury rate” for that interest period will be the rate on such Treasury rate determination date of the applicable Treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the “Treasury rate” for that interest period will be the rate on such Treasury rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury rate determination date, of three primary United States government securities dealers, which may include affiliates of the depositor, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the specified index maturity. If such dealers are not quoting bid rates as described in the previous sentence, then the “Treasury rate” for the relevant interest period will be the same as the Treasury for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “Treasury rate determination date” for each interest period is the day of the week in which the interest reset date for that interest period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury

56

rate determination date pertaining to the interest period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date will fall on any day that would otherwise be an interest reset date, then that interest reset date will instead be the business day immediately following the auction date.

The “calculation date” pertaining to any Treasury rate determination date is the earlier of (1) the tenth calendar day after that Treasury rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

Federal funds rate. For each floating rate Unit bearing interest at a rate based on the “federal funds rate”, the “federal funds rate” for each interest period will be the effective rate on the interest reset date for that interest period (referred to as a “federal funds rate determination date”) for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, Inc., or any successor service, or page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that federal funds rate determination date, the “federal funds rate” for that interest period is the rate on that federal funds rate determination date as published in composite quotations in the H.15 Daily Update under the heading “Federal Funds/Effective Rate”. If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “federal funds rate” for that interest period is the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, prior to 9:00 a.m., New York City time, on that interest determination date. If the brokers selected by the calculation agent are not quoting as set forth above, the “federal funds rate” for that interest period will be the same as the federal funds rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate). Unless a different convention is specified in the applicable prospectus supplement, in the case of a Unit for which the applicable “federal funds rate” resets daily, the interest rate for the period from and including a Monday to but excluding the next succeeding Monday will be reset by the calculation agent on that second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the “federal funds rates” in effect with respect to each day in that week. The “calculation date” pertaining to any federal funds rate determination date is the next succeeding business day.

CD rate. For each floating rate Unit bearing interest at a rate based on the “CD rate”, the “CD rate” for each interest period will be the rate as of the second business day prior to the interest reset date for that interest period (referred to as a “CD rate determination date”) for negotiable certificates of deposit having the specified index maturity, as published in H.15(519), “Selected Interest Rates”, or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market)”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that CD rate determination date, then the “CD rate” for that interest period will be the rate on such CD rate determination date for negotiable certificates of deposit of the specified index maturity, set forth in the daily update of H.15(519), available through the world wide

57

website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market)”. If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “CD rate” for that interest period will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination specified in the applicable prospectus supplement. If such dealers are not quoting offered rates as described in the previous sentence, the “CD rate” for that interest period will be the same as the CD rate for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “calculation date” pertaining to any CD rate determination date is the earlier of (1) the tenth calendar day after that CD rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

If any of the commercial paper rate, Treasury rate, federal funds rate or CD rate is the applicable base rate and is not to be determined as set forth above, the prospectus supplement will describe the method for determining such rate.

Principal of Units

Unless the applicable prospectus supplement specifies a notional amount or other reference amount for a particular Unit, each Unit will have a principal balance equal to the maximum amount that the holder of that Unit will be entitled to receive in respect of principal from the related underlying securities. The initial aggregate principal balance (or notional amount, as applicable) of each class of a particular series of Units will be specified in the applicable prospectus supplement. Distributions of principal of any such class will be made on a ratable basis among all the Units of that class. Strip Units with no principal balance will not receive distributions of principal.

The outstanding principal balance (or notional amount, as applicable) of a Unit will be reduced to the extent of distributions of principal and, if applicable, by the amount of any net losses realized on the related trust property.

Foreign currency Units

If the specified currency of a particular Unit is not the U.S. dollar, the applicable prospectus supplement will describe the denominations, the currency or currencies in which the principal and interest with respect to that Unit are to be paid and any other related terms and conditions applicable to that Unit. If the specified currency or any successor currency for a

58

foreign currency Unit is not available to the related Trust due to exchange controls or other events beyond the control of the depositor or the Trust, the Trust will be entitled to satisfy its obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of an exchange rate determined by the exchange rate agent in its sole discretion.

Multi-currency Units

In the case of multi-currency Units, payments of principal or interest may be made in different currencies, as specified in the applicable prospectus supplement. The exchange rates will be calculated as specified in those Units and as described in the prospectus supplement. Other supplemental terms and conditions with respect to multi-currency Units will also be specified in the relevant Units and described in the prospectus supplement.

Call rights and warrants

If one or more specified persons have the right to purchase all or a portion of the Units of a particular series or to purchase trust property such that the trustee is obligated to redeem all or a portion of the Units of a particular series under specified circumstances, or if optional early redemption or similar provisions with respect to the underlying securities may result in a redemption of all or a portion of the Units of a particular series, the applicable prospectus supplement will designate that series as a “callable series “. The terms and conditions under which a specified person may exercise its right to purchase or cause redemption of all or a portion of the Units of that series will be described in the applicable prospectus supplement. Such terms may include the following:

•	a minimum principal balance (or notional amount, as applicable) with respect to the Units being purchased or redeemed,
•	a requirement that the principal balance (or notional amount, as applicable) of the Units being purchased or redeemed be an integral multiple of a specified amount,
•	if the call right is exercised with respect to less than all of the Units, the manner of selecting the Units being purchased or redeemed,
•	specified dates during which such a purchase or redemption may be effected, and
•	the price at which such a purchase or redemption may be effected, which will be at least 100% of the outstanding principal balance of the relevant Unit.

After receiving notice of the exercise of such a call right or warrant, the trustee will provide notice as specified in the applicable prospectus supplement. After satisfying any conditions applicable to the exercise of that right, each holder of a Unit that has been called will be entitled to receive a distribution of a ratable share of the aggregate price paid in connection with that exercise, in the manner and to the extent described in the applicable prospectus supplement.

59

Optional exchange

If a holder may exchange Units of any given series for a pro rata portion of the trust property (an “exchangeable series”) the terms upon which a holder may exchange Units of any exchangeable series for a pro rata portion of the trust property of the related Trust will be specified in the related prospectus supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the depositor’s and such Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

•	a requirement that the exchanging holder tender to the trustee Units of each class within such exchangeable series,
•	a minimum Unit principal balance or notional amount, as applicable, with respect to each Unit being tendered for exchange,
•	a requirement that the Unit principal balance or notional amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the prospectus supplement,
•	specified dates during which a holder may effect such an exchange,
•	limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-underlying securities deposited in the applicable Trust,
•

adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated extraordinary trust expenses as set forth in the applicable prospectus supplement, and

•

a requirement that the exchanging holder obtain the consent of any swap counterparty to such exchange and tender to the swap counterparty a termination payment in respect of termination of any portion of the swap agreement corresponding to the portion of the underlying securities to be distributed by the trustee.

Unless the prospectus supplement states that “depositor optional exchange” is not applicable to the Units of a given series, any Units held by the depositor or its affiliates from time to time will be subject to optional exchange by the depositor or such affiliates for a pro rata portion of the trust property of the related Trust, subject to one or more of the conditions similar to those set forth above.

Unless the underlying securities distributable to the holders of the Units upon an optional exchange have been registered concurrently with the Units and the exchange otherwise satisfies the registration requirements of the Securities Act, no optional exchange will be provided for except where such optional exchange is eligible for an exemption from registration under the Securities Act.

60

Unless supplemental or modified terms for an optional exchange are set forth in the related prospectus supplement, in order for a Unit of a given exchangeable series (or class within such exchangeable series) to be exchanged by the applicable Unitholder, the trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an optional exchange date (i) such Unit with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Unit, the Unit principal balance or notional amount of such Unit to be exchanged, the Unit number or a description of the tenor and terms of such Unit, a statement that the option to elect exchange is being exercised thereby and a guaranty that the Unit to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Unit duly completed will be received by such trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Unit and form duly completed must be received by such trustee by such fifth business day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit principal balance of such Unit provided that the Unit Principal Balance or notional amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit principal balance thereof shall be issued (which shall be in the name of the holder of such exchanged Unit).

Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related trust property, as described in such prospectus supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the trust property related to the exchangeable series (and class within such exchangeable series) of the Unit being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of such Unitholder, such pro rata share of the trust property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such trustee in facilitating such sale, subject to any additional adjustments set forth in the prospectus supplement.

Prior to any optional exchange, only the trustee is a holder of the underlying securities and only the trustee will have the ability to enforce the obligations of the underlying security issuer under the underlying securities. After an optional exchange, the Unitholders will be holders of the underlying securities and can enforce such obligations directly.

Any holder of call rights or warrants shall be entitled to exchange Units acquired upon exercise of the call rights or warrants for a corresponding portion of trust property.

You should note that any optional exchange will have the effect of reducing the outstanding amount of Units available for trading in the secondary markets. Optional exchanges

61

may occur with respect to significant amounts of the Units and may disrupt secondary market trading in the Units, reduce the liquidity of the Units, increase the spread between bid and ask prices or have other adverse effects on any secondary market for the Units.

Ratings

At the time of issue, the Units of a particular series (or class within that series) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. Unless an additional basis for that rating is described in the applicable prospectus supplement, the rating of any series or class will be based primarily on the related trust property and the relative priorities of the Unitholders of the relevant series or class to receive collections from, and to assert claims against, the Trust with respect to that trust property. There can be no assurance that any such rating will remain in effect for any given period of time or that it will not be lowered or withdrawn entirely by the relevant rating agency. If any class of a particular series of Units is not offered pursuant to this prospectus and the applicable prospectus supplement, that class will not necessarily be rated in an investment grade category by a rating agency.

Prospective purchasers of the Units should be aware that a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating also does not comment as to market price or suitability for a particular investor. In addition, a rating is limited in scope to its terms. Prospective purchasers of particular Units are urged to review in its entirety any disclosure relating to any rating of those Units that is contained in the applicable prospectus supplement, including the text of any rating letter or letters, if provided.

Form

Each series and class of Units may be issued (1) in fully registered form without interest coupons with or without coupons attached and (2) as one or more global securities or as individual securities in definitive form with or without coupons. Units will be transferable on the records of the Unit register maintained by the trustee. For each series of Units, the trustee will maintain a register in which, subject to any reasonable regulations as it may prescribe, the trustee will provide for the registration of transfers of those Units. No service charge will be payable with respect to any transfer of Units, but the trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

All Units of a particular series (or class within that series) offered hereby and by the applicable prospectus supplement will, after they are issued, be represented by one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company (“DTC”) (only for Units denominated and payable in U.S. dollars), the Euroclear System (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream”), or another entity specified in the applicable prospectus supplement. All of the foregoing entities are referred to as “depositaries “. Global securities may be issued in registered form and in either temporary or permanent form or other form specified by the depositary. Global securities will be registered in the name of a nominee of the depositary, and will clear and settle in book-entry form only through the facilities of one or more depositaries. Unless and until it is exchanged in whole or in

62

part for the individual Units it represents, a global security may only be transferred in its entirety, by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

After a Unit is issued as a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, as applicable, of the individual Units represented by that global security to the accounts of its participants. The accounts to be credited will be designated by the underwriter of the Units, or if the Units are offered and sold directly through one or more agents, by the depositor or those agents. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. Because holders will acquire, hold and transfer security entitlements with respect to a global security through accounts with the depository and its participants, a beneficial holder’s rights with respect to a global security will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder’s relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary between it and the underlying security issuer. Unless and until it is exchanged in whole for securities in definitive registered form under the limited circumstances described below, a global security cannot be transferred except as a whole by and among the depository, its nominees and any successors of the depository or those nominees. Ownership of beneficial interests in a global security will be shown on, and transfers of ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants. The laws of some states require that certain purchasers of a security take physical delivery of the security. Such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of that security, that depositary or nominee will be considered the sole holder of the individual Units represented by that global security for all purposes under the trust agreement governing the Units. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the individual Units represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered Unitholders under the trust agreement governing those Units. Because the depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the depositary’s system, or to otherwise act with respect to that Unit, may be limited due to the lack of a physical certificate for that Unit.

Distributions of principal of (and premium, if any) and any interest on individual Units represented by a global security will be made to the depositary or its nominee, as the Unitholder of record. None of the depositor, the trustee, any paying agent or the registrar for those Units will have responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The depositor expects that the depositary for Units of a particular series (or class within that series), after receiving any distribution of principal, premium or interest in respect of a definitive global security representing those Units, will credit immediately its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that

63

global security, as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in registered in a “street name”.

Beneficial owners of global securities should consult their banks or brokers for information on how to receive payments on those Units, including (in the case of Units denominated in a currency other than U.S. dollars) on how to request payment in the specified currency for those Units.

As long as the Units of a particular series are represented by a global security, the depositary’s nominee will be the record holder of those Units and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the depositary’s nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of that Unit must instruct the broker or other direct or indirect participant through which it holds an interest in that Unit to notify the depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

If the depositary for Units of a particular series (or class within that series) is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 30 days, the related Trust will issue individual definitive Units in exchange for the global security or securities representing those Units. In addition, the depositor may at any time and in its sole discretion determine not to have any Units of a particular series or class represented by one or more global securities of that series or class in exchange for the global security or securities representing those Units. Further, if specified in the applicable prospectus supplement, an owner of a beneficial interest in a global security representing Units of a particular series or class may, on terms acceptable to the depositor and the depositary, receive individual definitive Units in exchange for its beneficial interest. In each of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled (1) to receive individual definitive Units of the series or class represented by that global security equal in principal amount or notional amount, as applicable, to that beneficial interest and (2) to have those definitive Units registered in its name. Individual definitive Units will be issued in denominations specified by the depositor or in the applicable prospectus supplement.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies,

64

clearing corporations and certain other organizations. DTC is owned by a number of those participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (“direct participants”). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with any of the participants mentioned in the preceding sentence, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The applicable prospectus supplement will describe any specific terms of the depositary arrangement with respect to any particular class or series of Units to the extent not described or different from the above description above.

Voting of securities, modification of underlying security issuance agreements

As promptly as possible, but in any event, within three business days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of underlying securities related to particular Units, the trustee will give notice to the holders of those Units, setting forth the following: (1) the information contained in the notice to owners of those underlying securities, (2) a statement that the Unitholders are entitled, subject to applicable law, any applicable provisions of those underlying securities and the trust agreement (and to the extent of the voting rights allocated to the Unitholders), to instruct the trustee as to the exercise of any voting right pertaining to those underlying securities, and (3) a statement as to the manner in which instructions may be given to the trustee to grant any discretionary proxy to a person designated in the notice received by the trustee. The trustee will give its notice to the Unitholders of record on the relevant record date.

Unless a different allocation of voting rights is described in the applicable prospectus supplement, the voting rights of owners of the relevant underlying securities pursuant to their terms will be allocated among the Unitholders ratably, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units. At the written request of any Unitholder, which must be received on or before the date established by the trustee for that purpose, the trustee will endeavor, to the extent practicable and permitted under applicable law and any applicable provision of the underlying securities, to vote in accordance with any nondiscretionary instruction contained in that written request. If the aggregate principal balance (or notional amount, as applicable) held by all Unitholders instructing the trustee to vote in a specified manner does not correspond to an even number of underlying securities, the trustee will vote the number of underlying securities most closely corresponding to that principal balance (or notional amount, as applicable), as instructed. Any portion of the principal balance (or notional amount, as applicable) representing less than half of an underlying security will not be voted, but any such portion representing half or more of an underlying security will be voted as instructed.

65

Notwithstanding the foregoing, the trustee must reject any vote to (1) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the underlying securities, (2) consent to any redemption or prepayment of the underlying securities or (3) consent to the issuance of new obligations in exchange or substitution for any of the underlying securities. The foregoing prohibition does not apply if the trustee is directed by the affirmative vote of all holders of the related Units to accept the amendment or offer in question and receives advice of nationally recognized independent tax counsel, designated by the depositor, that the changes to the terms of the underlying securities to which the vote relates would not result in a “sale or other disposition” of the underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986 or alter the classification of the Trust for U.S. federal income tax purposes. The trustee must also reject any vote to alter any other terms of the securities unless it receives advice of tax counsel to the effect described in the preceding sentence.

The trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the underlying securities underlying the Units with respect to the foregoing matters in (1), (2) and (3) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early distribution of trust property

Upon the occurrence of a trust wind-up event (as defined under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”), the applicable trust agreement and any related swap agreement will terminate, subject to payment of swap termination payments, if any, and the trustee shall deliver notice to each of the Unitholders of the occurrence of a trust wind-up event, the termination of such swap agreement (and payment of swap termination payments, if any) and the termination of such trust agreement and related Trust, and such notice shall state that holders should surrender their Units to the trustee or give, to the trustee’s reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the underlying securities or cash if the trust property is liquidated, as specified in the applicable trust agreement. Such notice to the Unitholders shall also specify: (1) the cause of the trust wind-up event, (2) the location and hours of the office or agency of the trustee at which Units should be presented and surrendered, (3) that each holder must supply transfer instructions in writing with respect to the related underlying securities, and (4) any other information required to be set forth by such trust agreement, as set forth in the applicable prospectus supplement.

Unless the prospectus supplement specifies that the underlying securities will be distributed in kind, all underlying securities will be liquidated following a trust wind-up event, either through the selling agent as described under “Description of Trust Agreements—Sale of trust property, secured party rights” or through other procedures described in the prospectus supplement, and the cash proceeds of such liquidation will be distributed to the Unitholders after satisfaction of all other expenses and liabilities of the Trust.

Upon receipt by the trustee of (1) appropriate transfer instructions in writing from a holder with respect to such underlying securities and (2) such holder’s Units, or appropriate and satisfactory indemnity or security, the trustee shall promptly deliver to such holder its pro rata

66

share of such underlying securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such underlying securities to credit such underlying securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

Reports in relation to the Units

For so long as the depositor is subject to the reporting requirements of the Exchange Act, the depositor will file distribution reports on Form 10-D in relation to the applicable trusts following each distribution date for the Units, will file an annual report of Form 10-K in relation to the Units, and may file additional public reports in relation to the trusts and the Units from time to time. Each annual report on Form 10-K will be signed by the depositor and will include a certification required by Section 302 of the Sarbanes-Oxley Act of 2002, in the form prescribed by Item 601 of Regulation S-K under the Securities Act. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov). The trustee may make reports available through its website at (http://www.etrustee.net) Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any web site of the depositor. However, the depositor or Morgan Stanley will provide electronic or paper copies of such reports free of charge upon request.

UNITED STATES FEDERAL INCOME TAXATION

The discussion under the heading “United States Federal Income Taxation” herein represents the opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the closing date.

This discussion applies only to:

•

Units purchased by those initial holders who purchase such Units on the date on which the net proceeds of an offering of the Units of a particular series are received by the depositor, also referred to as the closing date, at the offering price provided for the Units in the applicable prospectus supplement, and

•	Units and trust property held as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	banks, savings and loan associations, and similar financial institutions,
•	insurance companies,

67

•	dealers in securities, including notional principal contracts, or foreign currencies,
•	traders in securities electing to mark to market,
•	persons holding Units as part of a hedge, straddle, conversion or similar transaction,
•	U.S. Unitholders (as defined below) whose functional currency is not the U.S. dollar,
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or
•	persons subject to the alternative minimum tax.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Internal Revenue Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein and may be applied retroactively.

Units of a particular series may have special features that produce tax consequences different from those described below. In cases where the related prospectus supplement contains additional tax information, prospective Unitholders should review such information together with this tax discussion.

Persons considering the purchase of Units are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the Trust

Unless otherwise stated in the applicable prospectus supplement, the Trust will not be classified as a corporation or as an association taxable as a corporation. The trustee shall in no event cause the Trust, and each holder of a Unit by its purchase thereof shall be deemed to have agreed not to make any election to cause the Trust, to be treated as a corporation for U.S. federal income tax purposes. The prospectus supplement for each series of Units will include a discussion regarding the classification of the Trust as a grantor trust, partnership or financial asset securitization investment trust (“FASIT”), as defined in Section 860L of the Internal Revenue Code.

In every case in which the Trust intends to treat itself as a partnership or FASIT, the applicable prospectus supplement will discuss the material U.S. federal income tax consequences of such classification. In a case where the appropriate classification of the Trust is uncertain, the applicable prospectus supplement generally will describe potential alternative characterizations of the Trust and the material U.S. federal income tax consequences thereof.

The remainder of this discussion assumes that the Trust will be a grantor trust for U.S. federal income tax purposes.

68

Taxation under grantor trust rules

The trustee will report income, gain, loss and deductions to the Internal Revenue Service (the “IRS”) in accordance with the grantor trust provisions of the Internal Revenue Code. Under the U.S. federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the Trust and as having entered into any swap agreement that is included in trust property, both to the extent of such Unitholder’s proportionate interest in the Trust. The sale of a Unit will be considered a sale of a Unitholder’s interest in the assets of the Trust and a termination of any swap agreement with respect to that Unitholder. In the case of Units of an exchangeable series, a Unitholder’s withdrawal of the Unitholder’s proportionate share of the underlying securities will not constitute a taxable event, but gain or loss may be recognized upon any related termination of a swap agreement. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the Trust. See “Trust expenses”, below.

Allocation of basis and sales proceeds

A Unitholder will be considered to have purchased its interest in the underlying securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the fair market value of such underlying securities and the denominator of which is the sum of the fair market value of the underlying securities and the fair market value of any swap agreement (which may be negative, zero or positive), if any, in each case at the time of purchase. The Unitholder’s initial tax basis in the underlying securities will equal such allocated purchase price. The Unitholder’s tax basis in the underlying securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized bond premium with respect thereto.

If the fair market value to the Trust of the swap agreement, if any, is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the swap agreement (“swap premium”). If such fair market value is negative, a swap premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the underlying securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a swap premium will be treated as paid by such Unitholder in an amount equal to the excess of the cost of the Unit over the amount allocated to the underlying securities.

Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the underlying securities and the swap agreement using fair market values at the time of sale. The amount allocated to the swap agreement would be considered a swap termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the Trust.

If the Trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

69

Tax consequences to U.S. Unitholders

As used herein, the term “U.S. Unitholder” means a beneficial owner of a Unit that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, or
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•

a trust if (i) a U.S. court is able to exercise primary supervision over the Trust’s administration and (ii) one or more U.S. persons have the authority to control all of the Trust’s substantial decisions. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as a domestic trust prior to such date, may also be treated as U.S. Unitholders.

The term U.S. Unitholder also includes certain former citizens and residents of the United States.

The discussion below, up to the heading “Tax consequences to non-U.S. Unitholders”, applies only to U.S. Unitholders.

Taxation of underlying securities

If the trust property includes a swap agreement, the tax treatment of the underlying securities and such swap agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. The following discussion assumes that the underlying securities are not part of an integrated transaction, so that a U.S. Unitholder must take into account its pro rata share of the income from the underlying securities and the swap agreement, if any, as determined under the separate tax rules applicable to those instruments. In some cases, the trust property may be subject to rules providing for integration for tax purposes. Such rules, and the consequences of integrated treatment, are discussed below.

The following discussion also assumes that the underlying securities are considered to be owned by the Trust for U.S. federal income tax purposes. In some circumstances, the underlying securities and swap agreements may be treated together as a loan to the swap counterparty. See “Other characterizations of the underlying securities and swap agreements”.

Furthermore, the following discussion assumes that the underlying securities will constitute debt instruments in their entirety. If the underlying securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under “Foreign currency rules” will also apply. See also the discussion below under “Straddle Rules”.

70

Payments of interest. Interest on an underlying security will be taxable to a U.S. Unitholder as ordinary interest income at the time it accrues or is received by the Trust in accordance with the U.S. Unitholder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

Original issue discount. An underlying security that was issued at an issue price less than its stated redemption price at maturity will be considered to have original issue discount for U.S. federal income tax purposes (and will be referred to as an “original issue discount underlying security”) unless the discount is de minimis (as described below). The stated redemption price at maturity of an underlying security equals the sum of all payments required to be made on the underlying security other than payments of “qualified stated interest”. “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or property (other than in debt instruments of the underlying security issuer) at least annually during the entire term of the underlying security at a single fixed rate or, subject to certain conditions, at a variable rate.

If the difference between an underlying security’s stated redemption price at maturity and its issue price is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the underlying security will not be considered to have original issue discount.

If the Trust holds original issue discount underlying securities that mature more than one year from their date of issuance, U.S. Unitholders will be required to include their share of the original issue discount in ordinary gross income as it accrues, in accordance with a constant yield method based on a compounding of interest and regardless of whether the U.S. Unitholder uses the cash or accrual method of accounting. Under this method, U.S. Unitholders generally will be required to include in income increasing amounts of original issue discount in successive accrual periods. In some cases, original issue discount may be includible in income prior to the receipt of any cash attributable to such income.

A U.S. Unitholder may make an election to include in gross income all interest that accrues on any underlying security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”), as if such underlying security were newly issued on the date of purchase of the Units by the U.S. Unitholder and the issue price of such underlying security equaled the purchase price allocated thereto. An election made by a taxpayer with respect to one obligation can affect other obligations held by the taxpayer. U.S. Unitholders should consult with their tax advisors regarding the merits of making this election.

Contingent debt obligations. Special rules govern the tax treatment of debt obligations that are treated under applicable Treasury regulations as providing for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis at an assumed yield determined at the time of issuance of the obligation. Adjustments will be required to these accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. Any gain on the sale, exchange, retirement or other disposition of a contingent debt obligation will be ordinary income. Loss, up

71

to the amount of interest included in income with respect to the contingent debt obligation by the U.S. Unitholder in the current or prior taxable years, will be characterized as ordinary loss; any loss in excess of that amount will be capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the U.S. Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

Market discount. If the purchase price allocated to an underlying security is less than its stated redemption price at maturity or, in the case of an original issue discount underlying security, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount. The adjusted issue price is the issue price of the underlying security plus previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

A U.S. Unitholder that makes a constant yield election or a separate election under market discount rules will be required to include market discount in income as it accrues. Absent such election, a U.S. Unitholder will be required to treat any principal payment (or, in the case of an original issue discount underlying security, any payment that does not constitute qualified stated interest) on, and any gain on the sale, exchange, retirement or other disposition of an underlying security as ordinary income to the extent of the market discount accrued on the underlying security at the time of the payment or disposition. If the underlying security is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Unitholder as if such U.S. Unitholder had sold the underlying security at its then fair market value. In addition, the U.S. Unitholder may be required to defer, until the maturity of the underlying security or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Unit.

Acquisition premium and amortizable bond premium. If the purchase price allocated to an underlying security exceeds the underlying security’s adjusted issue price but is less than or equal to its stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the U.S. Unitholder must include in its gross income with respect to the underlying security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If the purchase price allocated to an underlying security exceeds the underlying security’s stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity (exclusive of any portion of such excess attributable to a conversion feature). A U.S. Unitholder may elect under Section 171 of the Internal Revenue Code to amortize this premium, using a constant yield method, over the remaining term of the underlying security (where the underlying security is not optionally redeemable prior to its maturity date). If the underlying security may be optionally redeemed prior to maturity after the Trust has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller

72

premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date. A U.S. Unitholder who elects to amortize bond premium must reduce its tax basis in the underlying security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Unitholder and may be revoked only with the consent of the IRS.

If a U.S. Unitholder makes a constant yield election (as described under “Original Issue Discount” above) for an underlying security with amortizable bond premium, such election is treated as an election to amortize bond premium under Section 171, with the consequences described above.

Stripped bond rules. Some Units may be entitled to either (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions (such Units will be referred to as “strip Units”). A U.S. Unitholder that holds a strip Unit will be taxed under the “stripped bond” rules of the Internal Revenue Code. The U.S. Unitholder will be treated, for purposes of applying the original issue discount rules of the Internal Revenue Code, as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the underlying securities allocable to the Unit. The issue price is the price at which the U.S. Unitholder is considered to have purchased its right to payments on the underlying securities. As described above under “Original Issue Discount”, if such newly issued debt instrument has more than a de minimis amount of original issue discount, the U.S. Unitholder will be required to include the original issue discount in income as it accrues in accordance with the constant yield method.

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that a Trust will, for information reporting purposes, account for original issue discount reportable by holders of strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of original issue discount will differ for subsequent purchasers. U.S. Unitholders should consult their tax advisors regarding the proper calculation of original issue discount.

Sale, exchange or retirement of an underlying security. Upon the sale, exchange or retirement of an underlying security (including a sale resulting from a sale of Units), a U.S. Unitholder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Unitholder’s adjusted tax basis in the underlying security. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

Except as described herein, gain or loss realized on the sale, exchange or retirement of an underlying security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the underlying security has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount not previously included in the U.S. Unitholder’s taxable income. See “Market discount” above. See also the discussions under “Contingent debt obligations”, “Straddle rules”, and “Foreign currency rules”.

73

Taxation of the swap agreement

The following discussion assumes that the swap agreement is not part of an integrated transaction for tax purposes. For the treatment of a swap agreement if it is part of an integrated transaction, see the discussion under “Taxation of Underlying Securities and Swap Agreement as an Integrated Transaction” below. Furthermore, it is assumed for purposes of the following discussion that a swap agreement is a “notional principal contract” in its entirety. Alternative characterizations of a swap agreement are discussed below under “Other characterizations of the underlying securities and swap agreement”. If payments under a swap agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under “Foreign currency rules” will also apply.

Periodic payments and nonperiodic payments (including swap premium). Income or deductions with respect to a swap agreement may be attributable to periodic payments, nonperiodic payments (including swap premium) or swap termination payments.

Periodic payments under a swap agreement are payments made or received by the Trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party’s payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

All U.S. Unitholders must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a swap agreement are set in arrears, and the payment relating to a period during a taxable year of a U.S. Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the taxable year in which the payment is fixed.

Payments under a swap agreement that are not periodic payments or Swap Termination Payments are “nonperiodic payments”. (Accordingly, any swap premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the swap agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

74

Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. For certain taxpayers, including individuals, such deductions will generally be subject to the 2% floor applicable to miscellaneous itemized deductions.

Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under Section 1234A of the Internal Revenue Code (subject to the discussion below under “Straddle rules” and “Foreign currency rules”).

As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a “significant” nonperiodic payment is divided into two parts for U.S. federal income tax purposes: a notional principal contract with periodic payments and a loan.

Where relevant for purposes of tax information reporting, the trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial swap premium) under the level payment method described above. U.S. Unitholders that purchase a Unit and are deemed either to receive or to pay swap premium should consult with their tax advisors regarding the appropriate methods for amortizing such swap premium.

Swap termination payments. As described above under “Allocations of basis and sales proceeds”, a U.S. Unitholder may be considered to pay or receive a swap termination payment under a swap agreement in connection with the sale of a Unit. In such a case, a U.S. Unitholder would have gain or loss from termination of a swap agreement equal to (i) the sum of the unamortized portion of any nonperiodic payments received by the U.S. Unitholder and any swap termination payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the U.S. Unitholder and any swap termination payment it pays or is deemed to have paid.

A termination of a swap agreement generally will be considered to involve a “sale or exchange” of the swap agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under “Straddle rules” and “Foreign currency rules”). A U.S. Unitholder that recognizes capital loss upon termination of the swap agreement generally will be able to offset that loss against any gain recognized with respect to the underlying securities to the extent such gain is capital gain.

Other characterizations of the underlying securities and swap agreement

Depending on its terms, a swap agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a swap agreement will be treated for U.S. federal income tax purposes in accordance with its economic substance. Consequently, if a swap agreement is an option, a U.S. Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as swap premiums in respect of a swap

75

agreement, as described under “Allocation of basis and sales proceeds”) generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the Trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under “Straddle rules” and “Foreign currency rules”). An option generally will not be subject to the mark-to-market rules under Section 1256 of the Internal Revenue Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the underlying securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the next section.

In some cases, underlying securities and a related swap agreement may represent economically a loan to the swap counterparty secured by the underlying securities. In that case, the Trust may be considered to have made a loan providing for cash flows equal to the cash flows of the underlying securities and the swap agreement combined. Such a loan would be subject to the rules governing debt instruments described above under “Taxation of underlying securities”.

Other characterizations may be possible, depending on the particular terms of the swap agreement. U.S. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the swap agreement.

Straddle rules

The underlying securities and the swap agreement may be considered offsetting positions in a “straddle” subject to the straddle rules of Section 1092 of the Internal Revenue Code. Under Section 1092, a selling U.S. Unitholder’s capital gain or loss, if any, with respect to underlying securities that are positions in a straddle will be short-term unless such underlying securities have been held for the long term capital gain holding period after termination of the swap agreement. Similarly, if the swap agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under Section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the underlying securities. Further, if the underlying securities and the swap agreement are positions in a straddle, any interest or carrying charges incurred by a U.S. Unitholder with respect to its Units may have to be capitalized to the extent they exceed the U.S. Unitholder’s interest income from the underlying securities, under Section 263(g) of the Internal Revenue Code. Under proposed regulations, payments made under a swap agreement may be treated as carrying charges for this purpose.

Finally, if the underlying securities and the swap agreement are positions in a straddle and as a result are considered to be held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income.

76

Foreign currency rules

If the underlying securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of Section 988 of the Internal Revenue Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the underlying securities. The amount of interest income realized by a U.S. Unitholder that uses the cash method of tax accounting will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date the payment is received, regardless of whether the payment is converted into U.S. dollars. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will accrue interest income in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. Unitholder’s taxable year) or, at the accrual basis U.S. Unitholder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment made with respect to an underlying security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Foreign currency gain or loss will be treated as ordinary income or loss that is generally not treated as an adjustment to interest income received on the underlying security and is sourced based on the residence of the taxpayer. Similarly, foreign currency gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the underlying securities were acquired and the rate when the payment is made.

Upon a sale, exchange or retirement of the underlying securities, gain or loss generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates over the period that the U.S. Unitholder is considered to have held the underlying securities.

Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency underlying security are to be determined in the relevant foreign currency. Where the U.S. Unitholder must include original issue discount, or elects to include market discount, in income currently, the amount of original issue or market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period (or portion thereof within a U.S. Unitholder’s taxable year). Alternatively, the U.S. Unitholder may elect to translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes

77

such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. Exchange gain or loss realized with respect to such accrued original issue or market discount shall be determined in accordance with the rules relating to accrued interest described above. If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in a given period in units of the relevant foreign currency. Exchange gain or loss will be realized with respect to amortized bond premium based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments and the exchange rate on the date the U.S. Unitholder acquired the underlying security. If an election to amortize bond premium is not made, any loss realized on the sale, exchange or retirement of an underlying security with amortizable bond premium will generally be capital loss to the extent of the bond premium.

The principles described above would also apply to any synthetic debt instrument created by integrating the underlying securities and swap agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

The rules governing a swap agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the underlying securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in “Taxation of the swap agreement” and any income, loss or deduction (including any gain or loss from a termination of a swap agreement) would be characterized as foreign exchange gain or loss. In the case of a swap agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the Trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Taxation of underlying securities and swap agreement as an integrated transaction

If the underlying securities and swap agreement qualify for integration under Treasury Regulations Section 1.1275-6 (the “integration regulations”) or Section 1.988-5 (the “Foreign currency integration regulations”), the U.S. Unitholder may elect, or in some cases the IRS may require, integrated treatment. If the transaction is integrated, the U.S. Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration.

In general, under the Integration Regulations, an underlying security and a swap agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Internal Revenue Code and Treasury Regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the U.S. Unitholder’s books and records on the date of purchase of the Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain underlying securities, such as pay-through bonds that are subject

78

to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. In certain cases, the IRS may require integration where a U.S. Unitholder could have but did not make the appropriate identification and in certain other cases.

The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount, which a U.S. Unitholder must include in income as it accrues. See the discussion of original issue discount and other income from a debt instrument under “Taxation of underlying securities” above. The issue date of the synthetic debt instrument will be the date on which the U.S. Unitholder purchases the Unit, and the term of the instrument will be the period from the issue date to the maturity date of the underlying securities. The issue price will be the adjusted issue price of the underlying securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of swap premium (as defined above under “Allocation of basis and sales proceeds”) by or to the U.S. Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the underlying securities. Income from the underlying securities and swap agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See “Tax consequences to non-U.S. Unitholders”, below.

If a swap agreement hedges currency risk, then integration of the swap agreement and underlying security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of underlying securities and swap agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the underlying security and swap agreement must be substantially equivalent to the cash flows on a debt instrument for which a yield can be calculated under the original issue discount rules. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular underlying securities and swap agreements.

The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the underlying securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date of the synthetic debt instrument. If the synthetic debt instrument is payable in U.S. dollars, U.S. Unitholders will not recognize any foreign exchange gain or loss (as defined above under “Foreign currency rules”) with respect to the instrument.

Credit support

The applicable prospectus supplement will discuss the U.S. federal income tax treatment of any credit support that is part of trust property or that otherwise benefits Unitholders.

Trust expenses

Generally, for U.S. federal income tax purposes, U.S. Unitholders must take into account their full pro rata share of the Trust’s income, even if some of that income is used to pay trust

79

expenses. A U.S. Unitholder may deduct its pro rata share of each expense paid by the Trust to the same extent as if it directly paid the expense. However, some or all of the expenses of the Trust may be miscellaneous itemized deductions. Individuals may only deduct certain miscellaneous itemized deductions to the extent they exceed 2% of adjusted gross income.

Tax-exempt organizations

A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to Section 501 of the Internal Revenue Code (such an entity, a “Tax-exempt investor”) nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of Section 512 of the Internal Revenue Code. Interest on the underlying securities (or synthetic debt instrument, if the underlying securities and swap agreement are integrated), income from a swap agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are “debt-financed property” within the meaning of Section 514 of the Internal Revenue Code. A portion of any income or gain from the underlying securities would be unrelated business taxable income if, because of the existence of a significant swap premium or other nonperiodic payment under the swap agreement, the swap counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See “Taxation of the swap agreement”.

Tax consequences to non-U.S. Unitholders

The following discussion applies to Unitholders that hold registered Units. The applicable prospectus supplement will discuss the rules applicable to non-U.S. holders of bearer Units.

A beneficial owner of a Unit that is not a U.S. Unitholder and that is not subject to U.S. federal income tax with respect to the Units as a result of any direct or indirect connection to the United States (other than its ownership of a Unit) will not be subject to United States income or withholding tax, except as described below and under “Information reporting and backup withholding”, in respect of interest income or gain on the underlying securities or income from the swap agreement if:

•	in the case of underlying securities, the underlying securities were issued after July 18, 1984,
•

the non-U.S. Unitholder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, through stock ownership to, the underlying security issuer (or the swap counterparty, if the swap agreement is considered to involve a significant nonperiodic payment to the swap counterparty that is treated as a loan or is otherwise considered part of a loan to the swap counterparty) and is not a bank extending credit under a loan entered into in the ordinary course of its trade or business,

•

interest on the underlying securities (or, to the extent the swap agreement is considered to involve a loan to the swap counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity

80

payments by, the issuer of the underlying securities (or, in the case of a loan to the swap counterparty, the swap counterparty), except that this clause will not apply to underlying securities that are debt instruments with a fixed term issued on or before April 7, 1993, and
•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Certification requirement. Interest and original issue discount will not be exempt from withholding tax unless the beneficial owner provides an appropriate statement (generally on IRS Form W-8BEN), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person, or satisfies certain documentary evidence requirements for establishing that it is not a U.S. person.

If a non-U.S. Unitholder is engaged in a trade or business in the United States, and if income or gain with respect to the Units is effectively connected with the conduct of this trade or business, the non-U.S. Unitholder, although exempt from withholding tax, will generally be taxed in the same manner as a U.S. Unitholder (see “Tax consequences to U.S. Unitholders” above), except that the Unitholder will be required to provide to the trustee a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Unitholders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Units including the possible imposition of a 30% branch profits tax.

If the underlying securities or swap agreement provide for payments relating to a “United States real property interest” within the meaning of Section 897 of the Internal Revenue Code, then gain from the underlying securities or swap agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

A Unitholder that is not a U.S. Unitholder may also be subject to U.S. federal income taxation with respect to a Unit if the Unitholder is a personal holding company, a corporation that accumulates earnings to avoid U.S. taxes on shareholders or a private foundation under the Internal Revenue Code.

Information reporting and backup withholding

Information returns may be filed with the IRS in connection with payments on the Units and the proceeds from a sale or other disposition of the Units or the trust property. A U.S. Unitholder will be subject to U.S. backup withholding tax on these payments if the U.S. Unitholder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. Unitholder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. Unitholder complies with certification procedures to establish that it is not a U.S. person. For a non-U.S. Unitholder, the certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Unitholder will be allowed as a credit against the Unitholder’s United States

81

federal income tax liability and may entitle the Unitholder to a refund, provided that the required information is furnished to the IRS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general and separate accounts in which those plans, accounts or arrangements are invested) subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively, referred to as “plans”) and on persons who are fiduciaries with respect to those plans. Among other things, ERISA requires that the assets of a plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving plan assets and persons (referred to as “parties in interest”) having specified relationships to a plan and impose additional prohibitions where parties in interest are fiduciaries with respect to a plan. A fiduciary who causes or allows a prohibited transaction to occur may be subject to civil liability under ERISA, and the Internal Revenue Code imposes an excise tax on any party in interest who participated in the prohibited transaction. The relevant underlying security issuer, the depositor, any credit support provider, any swap counterparty or guarantor, the trustee and their affiliates may be parties in interest with respect to plans.

The United States Department of Labor (“DOL”) has issued regulations (referred to as the “plan asset regulations”) concerning what constitutes assets of a plan when a plan invests in another entity. The Units would constitute equity interests in the Trust for purposes of the plan asset regulations. Under the plan asset regulations, the underlying assets and properties of corporations, partnerships and specified other entities in which a plan makes an “equity” investment could be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing plan in certain circumstances, unless the ownership by “benefit plan investors” of equity interests in the entity is not “significant”. In general, ownership by benefit plan investors of equity interests in an entity is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in that entity is held by benefit plan investors. For purposes of the plan asset regulations, the term “benefit plan investor” includes (1) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (2) any plan described in Section 4975(e)(1) of the Internal Revenue Code and (3) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Certain other exceptions from such treatment under the plan asset regulations may apply to an entity in which a plan makes an equity investment. Under one such exception, the assets of such an entity are not considered to be plan assets where a plan makes an investment in an equity interest that is a “publicly-offered security”. A “publicly-offered security” is a security that is (a)

“freely transferable”, (b) part of a class of securities that is “widely held” and (c) part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the

82

Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Unless otherwise specified in the prospectus supplement, it is anticipated that the Units will be publicly-offered securities and the assets of the Trust will not be considered to be assets of any plan investing in the Units pursuant to the plan asset regulations.

In the event that delisting of the Units occurs as described under “The Trust—Delisting of Units”, the Unitholders will be given notice of any application to delist the Units and any Unitholder which would constitute a “plan” as described above (or a governmental plan or church plan subject to Similar Law) may be given the right to elect a partial sale of the trust property and termination of the swap transactions solely as to the portion of the trust property represented by its holding of Units. Each Unitholder which is given notice of such a right and does not make such election, and each fiduciary who makes such determination on its behalf, shall be deemed to have represented and warranted, for so long as it holds the Unit or a beneficial interest therein, that by reason of the application of one or more of the exemptions from the prohibited transactions rules of Section 406 of ERISA and Section 4975 of the Code provided under prohibited transaction class exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 or an exemption from a Similar Law prohibition, its holding and subsequent disposition of such Units (and the transactions of the underlying trust (including the holding of the underlying securities and each swap transaction) shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of Similar Law. Any plan (or governmental or church plan subject to Similar Law) acquiring Units after delisting will be deemed to have made the representations and warranties set forth in the immediately preceding sentence with respect to its acquisition, holding and disposition of Units for so long as it holds the Units or any beneficial interest therein.

If specified in the applicable prospectus supplement, Units may not be purchased, held by or transferred to any person unless that person is not a plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and is not acquiring the Units with the assets of any such plan or other plan. The related trust agreement will provide that any purported transfer in violation of this restriction (referred to as the “no plan restriction”) shall be void from the beginning. If the no plan restriction applies, each person who acquires a Unit, and each fiduciary which causes any such person to acquire any Unit, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Unit is held by such person, to have represented that it is not a plan or any governmental or other plan subject to requirements substantially similar Title I of ERISA or Section 4975 of the Internal Revenue Code and is not using the assets of any such plan to purchase that Unit. The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

83

However, if the applicable prospectus supplement specifies that the “25% test” shall apply, Units will be issued only as definitive Units in registered form and only after a definitive purchase agreement has been executed and delivered. A definitive purchase agreement will also be required to be obtained from any proposed transferee of a Unit to which the 25% test applies. That agreement will contain additional representations regarding whether the purchaser or proposed transferee is a benefit plan investor (within the meaning of the plan asset regulations) or plan or is acquiring the Units with assets of a benefit plan investor or plan. No such purchase or proposed transfer will be permitted to the extent that it would cause the ownership of Units by benefit plan investors to be “significant” within the meaning of the plan asset regulations immediately after the purchase or proposed transfer, unless no Units are held by plans. In addition, the depositor and the trustee will agree that, after the initial distribution of a particular series of Units subject to the 25% test, if any Units are held by plans, neither they nor their affiliates will acquire any Units of that series, unless that acquisition would not cause the ownership by benefit plan investors immediately following the acquisition to be “significant”. The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

Alternatively, if the applicable prospectus supplement specifies that the “prohibited transaction exemption restriction” shall apply, Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code which may be applicable, depending in part on the type of plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. If the prohibited transaction exemption restriction applies, by its purchase of any Unit, the purchaser will be deemed to have represented and warranted that for so long as it holds the Unit either that:

•

It is not a plan, an entity whose underlying assets include the assets of any such plan, or an governmental plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or

•

Its purchase, holding and disposition of a Unit will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) unless an exemption is available (all of the conditions of which have been satisfied) or in any other violations of an applicable requirement of ERISA, the Internal Revenue Code or other law.

84

The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

The applicable prospectus supplement may also modify or supplement the treatment with respect to ERISA and plan investors described in the foregoing.

The underlying security issuance agreement may also contain considerations under ERISA and the Internal Revenue Code in connection with purchases of the underlying securities that a plan proposing to invest in the Units should note.

Each plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the plan, an investment in the Units is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. Any plan proposing to invest in Units should consult with its counsel to confirm that such an investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Internal Revenue Code.

THE SALE OF ANY UNITS TO A PLAN OR A GOVERNMENTAL OR OTHER PLAN IS IN NO RESPECT A REPRESENTATION BY THE TRUST OR MS&CO. THAT SUCH AN INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN, OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN.

PLAN OF DISTRIBUTION

The Units may be offered and sold to or through MS&Co. as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable prospectus supplement will describe the terms of the offering of any series of Units, which may include the names of any underwriters or initial purchasers, the purchase price of the Units and the proceeds to the depositor from that sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the Units may be listed, and the place and time of delivery of the Units offered by that prospectus supplement. Additional dealers in relation to any offering of the Units may include affiliates of Morgan Stanley other than MS&Co.

If underwriters are used in a sale of Units, the Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. Such Units may be offered to the public either

85

through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include MS&Co., an affiliate of the depositor. The obligations of the underwriters to purchase Units will be subject to specified conditions precedent, and the underwriters will be obligated to purchase all Units of a particular series, if any such Units are purchased. The initial public offering price for particular Units and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the Units, the certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Units or any other securities the prices of which may be used to determine payments on the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Units in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of the Units compared to the price available under the overallotment option. The underwriters may also sell Units or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Units or any other securities in the open market to stabilize the price of the Units or of any other securities. Finally, in any offering of Units through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Units in the offering, if the syndicate repurchases previously distributed Units to cover syndicate short positions or to stabilize the price of Units. Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Units may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the depositor to that agent will be described, in the applicable prospectus supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard described in the prospectus supplement.

If specified in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Units at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Such contracts will be subject only to the conditions described in the prospectus supplement and the prospectus supplement will specify the commissions payable for solicitation of such contracts.

86

Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of any such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of their businesses.

As to each series of Units, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers.

The depositor and MS&Co. may be indemnified by the Trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

From time to time, MS&Co. or one of its affiliates may be engaged by underlying security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, MS&Co. or its affiliates may make a market in securities of any underlying security issuer, including underlying securities that may constitute part of the trust property of a particular Trust. Each Unitholder will be deemed to have acknowledged and agreed that MS&Co. or its affiliates may engage in any kind of business with, or have an investment in, any underlying security issuer or related persons, and in that connection, may obtain or be in possession of non-public information regarding particular underlying securities or related persons which may not be made available to Unitholders.

Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any such affiliate will be named, and its affiliation with the underwriters described, in the applicable prospectus supplement. Also, MS&Co., affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units. Neither MS&Co, nor its affiliates is obligated to do so, however, and the agents may discontinue making a market at any time without notice. The underwriters, their affiliates or agents may use this prospectus in connection with any of those transactions. No assurance can be given as to the liquidity of any trading market for the Units.

VALIDITY OF UNITS

Cleary Gottlieb Steen & Hamilton LLP or other counsel identified in the applicable prospectus supplement will pass upon certain legal matters relating to the offering of the Units, including the validity of the Units.

87

INDEX OF DEFINED TERMS

25% test	83	integration regulations	78
benefit plan investor	82	ISDA	40
business day	50	ISDA Definitions	40
calculation date	55	ISDA Master Agreement	40
callable series	58	LIBOR determination date	53
CD rate	57	LIBOR Reuters	53
Clearstream	62	LIBOR Telerate	53
commercial paper rate	54	liquidation event	22
commercial paper rate determination rate	54	money market yield	55
composite quotations	52	no plan restriction	83
concentrated underlying security	21	notional amount	51
corporate debt	30	parties in interest	81
depositaries	62	plan asset regulations	82
depositor optional exchange	60	plans	81
direct participants	64	prohibited transaction exemption restriction	84
disqualification event	21	PTCE	84
disqualified credit support	22	qualified professional asset manager	84
disqualified swap transaction	21	repo counterparty	45
DOL	82	Reuters LIBO page	53
DTC	62	Rule 3a-7	48
early termination date	43	SEC	10
eligible underlying securities	32	spread	52
eligible underlying security issuer	32	spread multiplier	52
ERISA	81	swap premium	69
Euroclear	62	Telerate page 3750	53
excess expense event	24	Treasury rate	55
Exchange Act	10	trust wind-up event	24
exchangeable series	59	underlying security default	22
extraordinary trust expenses	28	underlying security disclosure document	33
FASIT	68	underlying security issuance agreement	35
federal funds rate	56	underlying security registration statement	33
GTC Notes	31	United States real property interest	81
indirect participants	64

88

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the registrant. Other than the registration fee, all of these expenses are estimated.

Filing Fee for Registration Statement	$ 460,000
Legal Fees and Expenses	500,000
Accounting Fees and Expenses	120,000
Trustee’s Fees and Expenses (including counsel fees)	150,000
Listing Fees and Expenses	50,000
Printing and Engraving Fees	200,000
Rating Agency Fees	200,000
Miscellaneous	100,000

Total	$ 1,780,000

Item 15. Indemnification of Officers and Directors

The Bylaws of MS Structured Asset Corp. (the “Corporation”) provide that the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person (1) is or was a director or officer of the Corporation or a Subsidiary or (2) is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

Section 145 of the Delaware General Corporation Law (the “GCL”) provides as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses of indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

The Certificate of Incorporation of the Corporation also limits the personal liability of directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty. The Certificate of Incorporation provides as follows:

“A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.”

The form of Underwriting Agreement filed as Exhibit 1.1, and incorporated herein by reference, contains some provisions relating to the indemnification of the Corporation’s directors, officers and controlling persons.

Item 16. Exhibits

Exhibit Number		Description
1.1	—	Form of Underwriting Agreement(1)
3.1	—	Certificate of Incorporation(1) and Certificate of Amendment(2)
3.2	—	By-Laws(2)
4.1	—	Standard Terms for Trust Agreements
5.1	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to legality(4)
8.1	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to certain tax matters(4)
10.1	—	Form of ISDA Master Agreement(1)
23.1	—	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibits 5.1 and 8.1) (4)
24.1*		Power of Attorney, dated 12 November 2002
25.1*	—	Statement of Eligibility of Trustee(3)

______________

*	Previously filed.

(1)

Previously filed as part of the registration statement of MS Structured Asset Corp. (filed under the name MSDW Structured Asset Corp.) on Form S-3 No. 333-64879, pre-effective amendment number 3, dated July 7, 1999.

(2)	Previously filed as part of a current report of MS Structured Asset Corp. on Form 8-K Exchange Act File No. 001-16443 dated November 12, 2002.

(3)	Previously filed as part of the registration statement of MS Structured Asset Corp. on Form S-3 No. 333-101155, pre-effective amendment number 2, dated February 20, 2003.

(4)	Previously filed as part of the registration statement of MS Structured Asset Corp. on Form S-3 No. 333-101155, pre-effective amendment number 3, dated March 4, 2003.

Item 17. Undertakings

A. Undertakings Pursuant to Rule 415.

The undersigned registrant hereby undertakes:

(a)    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (subject to the last sentence of Item 512(a)(1)(ii) of Regulation S-K);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that (A) the foregoing paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or (B) the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S–T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S–T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act of 1933 as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act of 1933 for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(f) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;
(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Undertaking in Respect of Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 13th day of April, 2006.

MS STRUCTURED ASSET CORP.

By:	/s/ Matthew J. Zola
Name:	Matthew J. Zola
Title:	Director

Signature	Title	Date

/s/ Matthew J. Zola

Matthew J. Zola	Director, President and Chief Executive	April 13, 2006
Officer
(Principal Executive Officer)

*

Michael B. Pohly	Director, Treasurer, Vice President and	April 13, 2006
Chief Financial Officer
(Principal Financial
Officer and Principal Accounting Officer)

*

Donald J. Puglisi	Director	April 13, 2006

*

Matthew J. Zola, by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission.

/s/ Matthew J. Zola
Matthew J. Zola